Section 1: DEF 14A (DEFINITIVE PROXY STATEMENT)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                          Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

Bryn Mawr Bank Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1.	Amount previously paid:
	2.	Form, Schedule or Registration Statement No.:
	3.	Filing Party:
	4.	Date Filed:

Dear Fellow Shareholders:

You are cordially invited to attend the 2015 annual meeting of shareholders of Bryn Mawr Bank Corporation, which will be held at St. Davids Golf Club, 845 Radnor Street Road, Wayne, PA 19087 on Thursday, April 30, 2015, at 11:00 A.M. At the annual meeting, shareholders will be asked to elect directors, approve our 2014 executive officer compensation in an advisory capacity, approve and adopt the Amended and Restated Bryn Mawr Bank Corporation 2010 Long-Term Incentive Plan, ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2015, and act upon such other business as may properly come before the meeting. This year, we will again be using the “Notice and Access” method of providing proxy materials to you via the Internet. We believe that this process provides you with a convenient and quick way to access the proxy materials while allowing us to conserve natural resources and reduce the costs of printing and distributing.

On or about March 20, 2015, we mailed to our shareholders an Important Notice Regarding the Availability of Proxy Materials, which we refer to as the Notice and Access card, containing instructions on how to access our proxy statement and our 2014 annual report to shareholders on Form 10-K and authorize a proxy to vote electronically via the Internet. The Notice and Access card also contains instructions as to how you can receive a paper or email copy of our proxy materials. It is important that your shares be represented at the annual meeting and voted in accordance with your wishes. Whether or not you plan to attend the meeting, we urge you to complete a proxy as promptly as possible—by Internet, telephone or mail—so that your shares will be voted at the annual meeting. This will not limit your right to vote in person or to attend the meeting.

2014 was a transformational year for Bryn Mawr Bank Corporation and The Bryn Mawr Trust Company with record earnings, the completion of two mergers and the successful transition of our leadership. In addition, a new five year Strategic Plan was finalized along with the implementation of the infrastructure projects to support the Plan and our future growth. Following four years of record earnings, 2014 saw our diversified revenue increase by 3%, net income increased by over 13% and diluted earnings per share increased to $2.01. Return on average assets finished the year at 1.32% and return on average equity was an outstanding 11.56%. The Corporation remains well capitalized.

In May, we announced that we were acquiring Continental Bank Holdings, Inc. Continental brings to Bryn Mawr not only $675 million in assets but also a seasoned lending team, a small business administration (SBA) lending group and strategically important branch locations, including our first branch in the City of Philadelphia. This acquisition closed on January 1, 2015. In October, we acquired the insurance advisory and brokerage firm of Powers Craft Parker & Beard, Inc. With over 92 years of successfully advising generations of families and business owners throughout our market area, Powers Craft provides an important foundation upon which we will be able to build our insurance services not only for our commercial banking clients but also, for our wealth management clients.

Last year also saw the important transition in leadership of the Corporation and the Bank. Ted Peters, who led Bryn Mawr for 14 years, retired as Chairman and CEO. We are very fortunate in having a smooth and orderly transition and we feel well positioned for the future. We want to thank Ted for his years of service and leadership as well as for our extraordinary growth during his tenure. In addition, we would like to thank Don Guthrie, who has been a Director since 2010, for his years of service. Don had previously served as the Chairman of First Keystone Financial, Inc. and First Keystone Bank. His sage advice was instrumental in the successful merger and integration of First Keystone into Bryn Mawr Trust.

Looking forward, 2015 will be the year of integrating our acquisitions, continuing to invest in the infrastructure of the Corporation for future growth, starting to implement the new Strategic Plan and continuing to look for strategic opportunities that are in the best long term interests of the Corporation, its clients and its shareholders.

We thank you for your continued interest in the Corporation and the Bank.

Very truly yours,

Britton H. Murdoch Chairman	Francis J. Leto President & CEO

BRYN MAWR BANK CORPORATION

801 Lancaster Avenue

Bryn Mawr, PA 19010-3396

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, APRIL 30, 2015

TO OUR SHAREHOLDERS:

Notice is hereby given that the Annual Meeting of Shareholders of Bryn Mawr Bank Corporation (the “Corporation”) will be held at St. Davids Golf Club, 845 Radnor Street Road, Wayne, PA 19087 on Thursday, April 30, 2015, at 11:00 A.M., for the following purposes:

1. To elect four Class I directors;

2. To approve a non-binding advisory vote on executive officer compensation;

3. To approve and adopt the Amended and Restated Bryn Mawr Bank Corporation 2010 Long-Term Incentive Plan;

4. To ratify the appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2015; and

Such other business as may properly come before the meeting or any adjournment thereof.

Shareholders, whether or not they expect to be present at the meeting, are requested to authorize a proxy to vote their shares electronically via the Internet or by telephone or by completing and returning the proxy card accompanying this notice. Voting instructions are provided in the Important Notice Regarding the Availability of Proxy Materials, or, if you requested paper copies, the instructions are printed on your proxy card and included in the accompanying proxy statement. Any person giving a proxy has the power to revoke it at any time prior to the meeting and shareholders who are present at the meeting may withdraw their proxies and vote in person.

In their discretion, the proxies are authorized to act upon such other matters as may properly come before the meeting. See the Corporation’s Proxy Statement for details about these proposals. Only shareholders of record at the close of business on March 12, 2015, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement of the meeting.

By Order of the Board of Directors of

   Bryn Mawr Bank Corporation

Geoffrey L. Halberstadt

Corporate Secretary

Bryn Mawr, PA

March 20, 2015

IMPORTANT NOTICE

To assure your representation at the Annual Meeting, please complete, date, sign, and promptly mail the enclosed proxy card in the return envelope, or submit your proxy by telephone or over the Internet by following the instructions found on the proxy card, so that your shares may be voted in accordance with your wishes and so that enough shares are represented to allow us to conduct the business of the Annual Meeting. If you mail your proxy card, no postage is necessary if mailed in the United States. Submitting your proxy by mail, telephone or over the Internet does not affect your right to vote in person if you attend the Annual Meeting, or to revoke your proxy at any time prior to its use for any purpose. Any shareholder who is present at the meeting may withdraw its proxy prior to use for any purpose and vote in person.

PROXY STATEMENT

PROXY STATEMENT

BRYN MAWR BANK CORPORATION

801 Lancaster Avenue

Bryn Mawr, PA 19010-3396

First Furnished to Shareholders on March 20, 2015

INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS

Matters to be considered at the Annual Meeting of Shareholders

This Proxy Statement is being furnished to shareholders of Bryn Mawr Bank Corporation (“we,” “us,” “our” or the “Corporation”) in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the Corporation’s Annual Meeting of Shareholders to be held on Thursday, April 30, 2015, at 11:00 A.M. at St. Davids Golf Club, 845 Radnor Street Road, Wayne, PA 19087, or any adjournment or postponement of the meeting (the “Annual Meeting”). At the Annual Meeting, the shareholders will consider and vote upon the election of four Class I directors, a non-binding advisory vote on executive officer compensation, to approve and adopt the Amended and Restated Bryn Mawr Bank Corporation 2010 Long-Term Incentive Plan; and the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2015, and such other business as may properly come before the meeting or any adjournment thereof. The proxies are authorized to transact such other business as may properly come before the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders to be Held on April 30, 2015

This proxy statement and the Corporation’s annual report to security holders are available at www.bmtc.com by clicking on “About Us” followed by “Investor Relations” and “SEC Filings,” or by going directly to www.snl.com/irweblinkx/docs.aspx?iid=100154.

Notice and Access

This year, we are using the “Notice and Access” method of providing proxy materials to you via the Internet instead of mailing printed copies. We believe that this process will provide you with a convenient and quick way to access the proxy materials, including our proxy statement and 2014 annual report to shareholders, and authorize a proxy to vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials.

Most shareholders will not receive paper copies of the proxy materials unless they request them. Instead, the Important Notice Regarding Availability of Proxy Materials, which we refer to as the Notice and Access card, which has been mailed to our shareholders, provides instructions regarding how you may access and review all of the proxy materials on the Internet. The Notice and Access card also instructs you how to submit your proxy via the Internet or telephone. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials printed on the Notice and Access card.

If your shares are held by a brokerage house or other custodian, nominee or fiduciary in “street name,” you will receive a Notice and Access card intended for their beneficial holders with instructions for providing to such intermediary voting instructions for your shares. You may also request paper copies of the proxy materials and provide voting instructions by completing and returning the enclosed voting instruction form in the addressed, postage paid envelope provided. Alternatively, if you receive paper copies, many intermediaries provide instructions for their beneficial holders to provide voting instructions via the Internet or by telephone. If your shares are held in “street name” and you would like to vote your shares in person at the Annual Meeting, you must contact your broker, custodian, nominee or fiduciary to obtain a legal proxy form from the record holder of your shares and present it to the inspector of election with your ballot.

Record Date, Voting and Voting Procedures

Our Board has fixed the close of business on March 12, 2015, as the date for determining holders of record of our common stock, entitled to notice of, and to vote at, the Annual Meeting. Each shareholder is entitled to one vote per share on the matters to be considered at the Annual Meeting.

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our bylaws. The holders of a majority of the outstanding shares of our common stock, present either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. As of March 12, 2015, there were 17,707,987 shares of our common stock outstanding. The shares for which shareholders abstain on one or more matters will be counted as present at the meeting for purposes of determining a quorum if the shareholder is physically present or if the shareholder has submitted a valid proxy for the shares, whether by Internet, telephone or executed paper proxy card. Broker non-votes will be counted as present at the meeting for purposes of determining a quorum so long as the shares are voted by the broker on at least one matter.

Shares represented by properly submitted proxies will be voted in accordance with the directions indicated in the proxies, unless those proxies have previously been revoked. If a properly submitted proxy does not give any voting directions, then that proxy will be voted in favor of the adoption of the proposals recommended by the Board, and in the discretion of the proxy agents on any other matters which may properly come before the Annual Meeting.

For purposes of the Annual Meeting, if a quorum is present, the Corporation’s articles provide that each director shall be elected by a majority of the votes cast in person or by proxy for that position. Cumulative voting is not permitted. “Withhold” votes and broker non-votes will not count in determining the number of votes required to elect a director, and they will not count in favor of or against a director’s election.

For the other proposals to be presented at the Annual Meeting, if a quorum is present, the Corporation’s bylaws require the affirmative vote of a majority of the shares having voting powers and present in person or represented by proxy to approve the proposals. Abstentions and broker non-votes are not deemed to constitute “votes cast” and, therefore, do not count either for or against approval of a given proposal.

A shareholder may revoke a proxy at any time prior to its use for any purpose by giving written notice of revocation to our Corporate Secretary, Geoffrey L. Halberstadt, at our principal executive offices at 801 Lancaster Avenue, Bryn Mawr, PA 19010-3396. A shareholder may also appear in person at the Annual Meeting and ask to withdraw the proxy prior to its use for any purpose and can vote in person. A later dated proxy revokes an earlier dated proxy.

We do not know at this time of any business, other than that stated in this Proxy Statement, which will be presented for consideration at the Annual Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting or with respect to any amendments or variations to the proposals described in this proxy statement.

Other Matters

We will bear the entire cost of soliciting proxies for the Annual Meeting. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telefax and e-mail, by our directors, officers and employees and those of our wholly-owned subsidiary, The Bryn Mawr Trust Company (which we refer to as the “Bank”). Arrangements have been made with brokerage houses and other custodians, nominees and fiduciaries for forwarding paper copies of our proxy materials, to beneficial holders of our common stock held of record by such persons, and we will reimburse such persons for their expenses in doing so.

PROPOSAL 1—ELECTION OF DIRECTORS

One of the purposes of the Annual Meeting is the election of directors to our Board. The following directors have been nominated by our Board for election as a director to serve as follows:

Class I—Term to Expire in 2019:

Michael J. Clement

Scott M. Jenkins

Jerry L. Johnson

A. John May

The persons named as proxies in the accompanying form of proxy have advised us that, unless otherwise instructed, they intend at the Annual Meeting to vote the shares covered by proxies for the election of the nominees named in this Proxy Statement. The proxies cannot be voted for a greater number of persons than the number of nominees named above. If a nominee should, at the time of the Annual Meeting, be unavailable or unable to serve as a director, the shares represented by the proxies shall be voted for such substitute as the Board may recommend. The Board knows of no reason why any nominee will be unavailable or unable to serve as director. We expect the nominees to be willing and able to serve as directors.

For director elections, a majority of the votes cast in person or by proxy for each such position is required to elect the applicable nominee. Proxies solicited by the Board will be voted FOR the nominees listed above, unless the shareholders specify a contrary choice in their proxies.

THE BOARD RECOMMENDS A VOTE FOR THE NOMINEES LISTED ABOVE.

INFORMATION ABOUT OUR DIRECTORS

Our Directors

The following table sets forth certain information for each of our directors. Except as indicated below, each of the persons named below has been employed in their present principal occupation for the past five years.

Name, Principal Occupation and Business Experience For Past Five Years

NOMINEES FOR DIRECTOR—CLASS I

If elected, the terms of the following directors expires in 2019:

Michael J. Clement—Age 65

Board Committee Membership: Audit, Compensation, and Risk Management

Mr. Clement has been a partner with the law firm of Wisler, Pearlstine, Talone, Garrity, & Potash, LLP, where he has been practicing law for over 30 years. He has represented financial institutions in connection with complex commercial and real estate lending transactions, real estate acquisitions, land planning and approval for branch banks, joint ventures and participations, as well as in commercial litigation. Mr. Clement also represents land developers and business entities in connection with land development, lending transactions and provides general legal services to these business entities and their officers, directors and managers. In addition to practicing law, Mr. Clement is a principal in a real estate development company and has participated in the development and management of housing projects, office buildings and general land development.

Mr. Clement was a director of Continental Bank Holdings, Inc. and Continental Bank until the Corporation acquired those institutions in early 2015. In addition to Mr. Clement’s legal skills in the real estate, business and finance realm, he brings to the Board significant insight and relationships with the Bank’s former Continental Bank customers and commercial real estate prospects in the new and existing communities served by the Bank.

Scott M. Jenkins—Age 60

Board Committee membership: Audit (Chair and financial expert), Nominating and Corporate Governance, Risk Management

President, S. M. Jenkins & Co., a financial and management consulting firm since 1991; Director and Chairman of the Board of The Philadelphia Contributionship since 2002; Director of The Reinvestment Fund since 2000.

Mr. Jenkins has over 20 years of experience as President of his own financial management and consulting firm which provides services to publicly and privately held corporations, family groups and high net worth individuals. Mr. Jenkins’ extensive accounting and finance experience, coupled with his investment advisory experience, are valuable resources for our Board and Wealth Management Division.

Jerry L. Johnson—Age 67

Board Committee membership: Audit, Risk Management (Chair), Wealth Management

Since February 2013, Mr. Johnson has served as the President and CEO of Heffler Advisors, LLC, an business consulting firm, and leads the consulting and business development initiatives of the company. From October 2010 to February 2013, Mr. Johnson was a Principal Partner at the accounting firm of Heffler, Radetich & Saitta, LLP, and a member of their Executive Committee from January 2012 to February 2013. From 2008 to August

Name, Principal Occupation and Business Experience For Past Five Years

2010, Mr. Johnson was the Vice Chairman, responsible for mergers and acquisitions, activities and growth initiatives for PRWT Services, Inc., a business services company. Prior to that, he was the Chairman of Radnor Trust from 2002 to 2006, and Chairman of RTC Holding from 2006 to 2009.

Mr. Johnson is executive partner and chairman of Axum Partners, LLC a business advisory firm, serves on the boards of Coriell Institute, a non-profit medical research center and NewDay USA, a mortgage company serving the Nation’s Veterans. Mr. Johnson was a member of the board of directors of the Union League of Philadelphia from 2011 to 2013.

Mr. Johnson brings to the Board significant public company, corporate and business related experience. His background in the financial services and telecommunications industries, as well as his activities and business contacts, provide valuable insight and networks within the local and regional business communities.

A. John May—Age 59

Board Committee Membership: Wealth Management, Risk Management, Nominating and Corporate Governance

Mr. May has been a partner in the commercial lending department of the law firm of Pepper Hamilton, LLP, since 1981. The practice is concentrated primarily in mergers and acquisitions, corporate finance, and corporate/partnership governance issues. The corporate finance practice includes representing issuers in public and private equity and debt offerings, including venture capital, mezzanine, traditional secured and unsecured financings, and municipal financings.

Mr. May was a director of Continental Bank Holdings, Inc. and Continental Bank until the Corporation acquired those institutions in early 2015. In addition to Mr. May’s legal skills in the business and finance realm, he brings to the Board significant insight and relationships with the Bank’s former Continental Bank customers and lending prospects in the new and existing communities served by the Bank.

CONTINUING DIRECTORS—CLASS II
The terms of the following directors will expire in 2016:

Andrea F. Gilbert—Age 62

Board Committee membership: Compensation (Chair), Executive, Nominating and Corporate Governance

President, Bryn Mawr Hospital since 2002.

As President of Bryn Mawr Hospital, Ms. Gilbert has responsibility for the day-to-day operations, strategic planning, fundraising, recruitment of leadership personnel and physicians, and hospital clinical outcomes of a $300 million organization which employs approximately 2,000 people. With 35 years of experience in health care management, Ms. Gilbert brings to the Board an extensive background and experience level in governance, risk management, compensation and benefits, marketing, organizational management and financial planning.

Name, Principal Occupation and Business Experience For Past Five Years
Lynn B. McKee—Age 59

Board Committee membership: Compensation, Risk Management, Nominating and Corporate Governance

Lynn McKee is Executive Vice President, Human Resources for ARAMARK (a national leader in food, facilities and uniform services), a position she has held since 2004, currently has Board level responsibilities for all human resources issues at ARAMARK, including compensation, benefits, talent management and labor and employee relations, and is the point person for all matters related to ARAMARK’s Executive Leadership Council. Since joining ARAMARK in 1980, Ms. McKee has served in a number of key positions at the corporate level including Director of Employee Relations, Vice President Executive Development and Compensation and Senior Vice President Human Resources, ARAMARK Global Food, Hospitality and Facility Services. Ms. McKee is a member of the HR 50 and the Conference Board’s Advisory Council of Human Resources Management. Ms. McKee also serves on the Board of Trustees for Saint Joseph’s University. Ms. McKee was appointed by Philadelphia’s Mayor Michael Nutter to the Board of Philadelphia Works.

Ms. McKee brings to the Board extensive corporate level and day-to-day experience in employment, compensation and benefits matters at the regional, national and international levels.

CONTINUING DIRECTORS—CLASS III

The terms of the following directors will expire in 2017:

Wendell F. Holland—Age 63

Board Committee membership: Compensation, Executive, Nominating and Corporate Governance (Chair), Audit

Partner at CFDS Group, LLC a financial advisory firm to the public utility industry, since September 2013. From September 2008 to September 2013, a Partner with Saul Ewing LLP; Chairman & Commissioner, Pennsylvania Public Utility Commission September 2003 to June 2008; and Director of Aqua America, Inc. since August 2012.

Mr. Holland has more than 30 years of national and international experience as a business and energy lawyer and is currently a partner at CFSD Group, LLC. He has previously served as both the Chairman and the Commissioner of the Pennsylvania Public Utility Commission. Mr. Holland has been on our Board since 1997, and provides a unique perspective on legal and regulatory matters, as well as issues in the public arena at the local, state and regional levels.

Frederick C. Peters II—Age 65

Board Committee membership: Executive, Wealth Management

Chairman and Chief Executive Officer of Bluestone Financial Institutions Fund since January 2015; Chairman, President and Chief Executive Officer of the Corporation and the Bank from 2001 through December 2014; Director of Paycom Software, Inc., a New York Stock Exchange listed human resources technology provider, since February 2014; Principal Partner Lowry’s Lane Capital LLC; Director of Bryn Mawr Film Institute.

Mr. Peters has over 38 years of experience in the banking industry. His role as former Chief Executive Officer of Bryn Mawr Bank Corporation and The Bryn Mawr Trust Company brings to the Board comprehensive insight and knowledge of our history and operations.

Name, Principal Occupation and Business Experience For Past Five Years
David E. Lees—Age 54

Board Committee membership: Compensation, Executive, Wealth Management (Chair)

Senior Partner, my CIO Wealth Partners, LLC, a wealth advisory firm, since July 2005; Partner and National Director of Ernst & Young’s Wealth Advisory Service Practice from December 1996 to June 2005; Partner, Renaissance Equity Fund since August 2005; Adjunct Professor of Finance & Portfolio Management in Villanova University’s Commerce & Finance Department from January 2000 to May 2005.

Mr. Lees has significant experience in the financial services and wealth management arena as a Senior Partner of my CIO Wealth Partners, and a former partner and National Director of Ernst & Young’s Wealth Advisory Service Practice. Mr. Lees’ experience as a nationally recognized wealth and investment advisor provides valuable insight for the wealth management and financial sectors for our Board and our Wealth Management Division.

CONTINUING DIRECTORS—CLASS IV

The terms of the following directors will expire in 2018:

Francis J. Leto—Age 55

Board Committee membership: Executive, Risk Management, Wealth Management

President since May 1, 2014, and Chief Executive Officer since January 1, 2015. Chief Operating Officer from May 1, 2014 through December 31, 2014. Executive Vice President and head of the Bank’s Wealth Management Division from January 2009 through April 2014; General Counsel of the Bank from April 2012 to April 2014.

As the Corporation’s and the Bank’s President and Chief Executive Officer, Mr. Leto brings to the Board comprehensive knowledge of our operations. Mr. Leto’s background as a lawyer, his many years of experience in real estate matters, title insurance, and business development, along with his service to several local foundations and non-profits, has allowed him to develop many relationships in the greater Philadelphia area which foster good relations between the Bank and the community in general.

Britton H. Murdoch—Age 57

Board Committee membership: Audit (financial expert), Executive (Chair), Wealth Management

Chairman of the Boards of Directors of the Corporation and the Bank since January 1, 2015. Lead director of the Boards of Directors of the Corporation and the Bank from 2009 through 2014. Managing Director of Strattech Partners, LLC, a business consulting and venture capital firm since January 2000; Principal and Senior Adviser of Rittenhouse Ventures II, LP; Chief Executive Officer, BMW of the Main Line from July 2006 to December 2012; member of the Board of Trustees since 2008 and head of Finance Committee for Thomas Jefferson University; principal of Bala Properties West LLC, a dealership real estate holding company, since July 2010.

Mr. Murdoch’s years of experience as chief financial officer of Airgas, Inc., a New York Stock Exchange publicly traded company, from 1990 to 1996, provide the Board with the perspective of someone with direct responsibility for financial and accounting issues. Mr. Murdoch has been a Trustee of Thomas Jefferson University since 2008, and is chairman of their Finance Committee. Mr. Murdoch also served as a director of Susquehanna Patriot Bank for eight years, and as a bank commercial lender and Vice President at the former Corestates Bank. He also manages his own companies and is the founder and managing director of a business consulting and venture capital firm. Mr. Murdoch has extensive experience in the field of mergers and acquisitions, and his finance experience and leadership skills make him a valuable resource to our Board.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Below is certain information with respect to the non-director executive officers of the Corporation and Bank as of March 20, 2015:

Alison E. Gers, 57, Chief Operating Officer. Ms. Gers was employed by the Bank in 1998 as Senior Vice President of Marketing. Ms. Gers was appointed Executive Vice President of the Bank in 2001. Since joining the Bank, Ms. Gers has held various positions. As of September 2005, Ms. Gers became responsible for the Community Banking Division, marketing, technology and information services and operations, in 2013, assumed responsibilities for Human Resources, and in 2014 assumed responsibilities for Facilities. On February 25, 2015, Ms. Gers was appointed to the position of Chief Operating Officer of the Bank.

Geoffrey L. Halberstadt, 58, Secretary of Corporation and Executive Vice President, Secretary and Chief Risk Officer of the Bank. Mr. Halberstadt was employed by the Bank in 1991 as Vice President in the Construction Loan department and has held many positions over the years including Senior Vice President and Risk Management Officer of the Bank, Vice President of the Corporation and Chief Credit Policy Officer of the Bank. In April 2010, Mr. Halberstadt was appointed to his current position of Executive Vice President and Chief Risk Officer of the Bank and Secretary of the Corporation and the Bank.

Joseph G. Keefer, 56, Executive Vice President of Bank—Chief Lending Officer. Mr. Keefer was employed by the Bank in 1991 as Vice President and Commercial Lending manager. Mr. Keefer was named the Bank’s Chief Lending Officer in December 1997. In February 2001, Mr. Keefer was appointed Executive Vice President and Chief Lending Officer of the Bank.

Harry R. (“Gary”) Madeira, 60, Executive Vice President of the Bank—Wealth Management. Mr. Madeira became an Executive Vice President of the Bank and head of the Bank’s Wealth Management Division on September 2, 2014. Prior to joining the Bank, since 1984, Mr. Madeira was with Brown Brothers Harriman & Co., most recently serving as a Senior Vice President with responsibility for managing client relationships and new business development.

J. Duncan Smith, CPA, 56, Treasurer and Chief Financial Officer of Corporation and Executive Vice President, Treasurer & Chief Financial Officer of Bank. Mr. Smith has been employed by the Corporation since April 2005 as Treasurer and Chief Financial Officer of the Corporation and as Executive Vice President, Treasurer and Chief Financial Officer of the Bank. Mr. Smith is a Certified Public Accountant, licensed in the Commonwealth of Pennsylvania.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists the beneficial ownership of shares of our common stock as of March 12, 2015 (except as otherwise indicated), for each of our directors, director nominees, certain executive officers and the persons known to us who may be beneficial owners of more than 5% of our common stock. The table also shows the total number of shares owned by the directors, director nominees and executive officers as a group.

Name	Common Stock(1)		Exercisable Stock Options(2)	Percent of Outstanding Stock
Current Directors and Nominees(3)
Michael J. Clement	25,770		—	*
Andrea F. Gilbert	13,147		18,475	*
Donald S. Guthrie(9)	81,484		—	*
Wendell F. Holland	10,352		11,475	*
Scott M. Jenkins	6,563		14,100	*
Jerry L. Johnson	4,710		—	*
David Lees	20,321		11,475	*
A. John May	12,048		—	*
Lynn B. McKee	1,227		—	*
Britton H. Murdoch	22,221		10,832	*
Frederick C. Peters II	41,336		83,000	*

Named Executive Officers(3)
Alison E. Gers	16,095	(5)	41,500	*
Joseph G. Keefer	15,171	(6)	41,500	*
Francis J. Leto	25,044		23,764	*
J. Duncan Smith	12,906	(4)	9,000	*
All Directors and Executive Officers as a Group (17 persons)	323,528		284,796	3.44%

5% Owners
Fulton Financial Corporation One Penn Square Lancaster, PA 17602	970,062	(7)	—	5.48%

Blackrock, Inc. 40 East 52nd Street New York, NY 10022	916,294	(8)	—	5.17%

Ameriprise Financial, Inc. as parent of Columbia Management Investment Advisers, LLC 145 Ameriprise Financial Center Minneapolis, MN 55474	896,837	(8)	—	5.06%

Champlain Investment Partners, LLC 180 Battery Street Burlington, VT 05401	939,425	(8)	—	5.31%

*	Less than one percent.
(1)

Certain of our directors have elected to defer their fees and stock awards through our Deferred Payment Plans for Directors. Among other options, under these plans, a director may elect to earn a yield on the deferred compensation based on changes in the price of our common stock (including dividends). Making this election creates phantom stock. Deferred fees which would otherwise be paid in the form of shares of our common stock are automatically converted to phantom stock units under the plans for at least one year.

A share of phantom stock is economically equivalent to one share of common stock, but the directors do not have the present right to receive an actual share of stock or to vote the phantom stock unit. At such time as a director is entitled to receive a distribution of his account balance under the plan, he can elect to receive a distribution either in cash or shares of stock, as he directs. The below chart shows the number of shares of phantom stock outstanding for our directors as of March 12, 2015. Taking the number of shares of phantom stock held by directors into account together with the total security ownership of such persons as represented in the beneficial ownership table above, the applicable directors hold the economic equivalent of 3.60% of the Corporation’s stock (including exercisable stock options).

Name	Phantom Stock Held
Michael J. Clement	99
Wendell F. Holland	986
Scott M. Jenkins	21,463
David E. Lees	6,640
A. John May	99

For additional information, see the section entitled “DIRECTOR COMPENSATION—Directors’ Deferred Payment Plans” at page 20, and EXECUTIVE COMPENSATION— “Nonqualified Deferred Compensation—Deferred Bonus Plan for Executives” at page 42.

(2)	Stock ownership information includes shares that the individual has the right to acquire within sixty days of April 1, 2015. Each executive officer holds sole investment power over shares held for such executive officer in our 401(k) Plan. Unless otherwise indicated, each person has sole voting and investment power over the shares listed. There are no pledged shares.
(3)	The address for our directors and named executive officers is c/o Bryn Mawr Bank Corporation, 801 Lancaster Avenue, Bryn Mawr, PA 19010-3396.
(4)	Includes 4,051 shares held for Mr. Smith in the 401(k) Plan, determined as of March 12, 2015.
(5)	Includes 7,875 shares held for Ms. Gers in the 401(k) Plan, determined as of March 12, 2015.
(6)	Includes 11,446 shares held for Mr. Keefer in the 401(k) Plan, determined as of March 12, 2015.
(7)	Share total as of October 31, 2012, as reported on Schedule 13G by such shareholder.
(8)	Share total as of December 31, 2014, as reported on Schedule 13G by such shareholder.
(9)	Mr. Guthrie will retire as a director of the Corporation and the Bank upon the expiration of his term immediately following the Annual Meeting.

CORPORATE GOVERNANCE

Introduction

All of our directors serve as directors of our subsidiary, The Bryn Mawr Trust Company, and serve on the same committees of each organization. Five of our directors also serve on the Bank’s Wealth Management Committee.

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics (“Code of Ethics”). The Code of Ethics is available on our website at www.bmtc.com on the Investor Relations—Governance Documents page under the Code of Business Conduct and Ethics heading. Amendments to and waivers from the Code of Ethics will also be disclosed on our website. Printed copies are available to any shareholder upon request. The Code of Ethics meets the requirements for a code of ethics for our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions under Item 406 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”).

Under our Code of Ethics, the Board is responsible for resolving any conflict of interest involving the directors, executive officers and senior financial officers. The President and the Corporate Secretary are responsible for resolving any conflict of interest involving any other officer or employee.

Director Independence

The Board has determined that all of its members during 2014 were independent and met the independence requirements of the Nasdaq Stock Market, including the independence requirements for any committee on which such director served, except for Frederick C. Peters II, Francis J. Leto and Donald S. Guthrie. In determining the independence of its directors other than Mr. Peters, Mr. Leto and Mr. Guthrie during 2014, the Board of Directors considered routine banking transactions between the Bank or its affiliates and each of the directors, their family members and businesses with whom they are associated, such as loans, deposit accounts, wealth management and fiduciary accounts, routine purchases of insurance or securities brokerage products, any overdrafts that may have occurred on deposit accounts, any payments made to companies with which they are associated, any contributions the Corporation made to non-profit organizations with whom any of the directors are associated, and any transactions described below in the section of this Proxy Statement under the heading “TRANSACTIONS WITH RELATED PERSONS” at page 50. In each case, the Board of Directors determined that none of the transactions, relationships or arrangements impaired the independence of the director.

Board Leadership Structure

As of January 1, 2015, the positions of Chairman of the Board and Chief Executive Officer (“CEO”) were separated, and as such, the position of Lead Director was eliminated. Britton H. Murdoch, the former Lead Director, is the Chairman of the Board of Directors, and Francis J. Leto is the President and CEO. The CEO is responsible for setting the strategic direction, day-to-day leadership and performance for the Corporation and the Bank while the Chairman maintains frequent contact with and provides guidance to the CEO, sets the agenda for Board meetings and presides over meetings, acts as a liaison between management and non-management directors, and facilitates teamwork and communication between non-management directors and management. By maintaining the separate positions of Chairman and CEO, the Board believes it enhances its ability to provide strong, independent oversight of the Corporation’s and the Bank’s management and affairs. In addition, the separation of the Chairman of the Board and CEO positions allows the CEO to better focus his efforts on strengthening our franchise and increasing shareholder value.

Risk Oversight

The Board believes that establishing the right “tone at the top” and full and open communication between management and the Board of Directors are essential for effective risk management and oversight. Our President and CEO meets regularly with other executive officers to discuss strategy and risks facing the Corporation. Executive management attends the quarterly Board meetings and is available to address any questions or concerns raised by the Board on risk management-related and other matters. Each quarter, the Board of Directors receives presentations from executive management on strategic matters, key challenges, and risks and opportunities for the Corporation.

The Board plays an active role, as a whole and also at the committee level, in overseeing management of the Corporation’s risks. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to areas of financial reporting, internal controls and compliance with accounting regulatory requirements. In accordance with Nasdaq Stock Market requirements, the Audit Committee discusses policies with respect to risk assessment and risk management with the Board. Reports addressing these responsibilities are regularly provided by management to the Audit Committee. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to our compensation policies and incentive programs. The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization and membership, succession planning for our directors, and corporate governance. The Risk Management Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks related to the Bank’s credit portfolio, asset and liability management, investment portfolio, information technology, various consumer regulatory matters, insurance coverage, and associated risks. The Wealth Management Committee assists the Board in fulfilling its risk oversight responsibilities with respect to the management of the risk associated with the Wealth Management Division’s fiduciary, investment, custodial and brokerage activities.

Communications with Directors

Our Board of Directors provides a process for shareholders to send communications to the Board. Shareholders may communicate directly with any member or committee of our Board in writing by mailing the communication, first class mail, postage prepaid, to Bryn Mawr Bank Corporation, Board of Directors, P.O. Box 351, Bryn Mawr, PA, 19010-3396. A member of the audit department routinely checks and distributes mail sent to this post office box directly to the intended recipient(s).

Policy for Attendance at Annual Meeting

We have adopted a policy requiring all of our directors to attend our annual meeting. All of our directors attended our 2014 annual meeting.

Executive Sessions of Independent Directors

The independent members of our Board have in the past held, and will continue their practice in 2015 of holding, scheduled executive sessions on a regular basis but, in any event, not less than twice a year. Executive sessions were held at the conclusion of each meeting of the Board of Directors in 2014.

Director Retirement Guideline

The Board has adopted, at the recommendation of the Nominating and Corporate Governance Committee, a governance guideline that requires directors to retire from the Board on the eve of the annual meeting in the calendar year following the year in which the director turns seventy (70) years of age.

Nominations for Directors

The Nominating and Corporate Governance Committee considers candidates for director nominations from various sources including other directors, our clients and other relevant constituencies, and may also engage, if it deems appropriate, a professional search firm. For incumbent directors whose terms of office are set to expire, it reviews the directors’ overall service to the Corporation during their terms, including the number of meetings attended, level of participation, quality of performance and their respective contributions towards advancing our interests and enhancing shareholder value. For a new director candidate, the committee reviews the candidate’s biographical information and qualifications and may check the candidate’s references, if applicable. The committee may obtain any additional information which it deems necessary. A qualified nominee will be interviewed by all members of the committee, if practicable. Serious candidates may meet with all members of the Board. Using the input from the interviews and information obtained, the committee evaluates whether a prospective candidate is qualified to serve as a director and whether it should recommend to the Board that the Board nominates (or select to fill a vacancy) the prospective candidate.

The Nominating and Corporate Governance Committee will use a similar process to evaluate nominees recommended by shareholders, provided that the shareholder complies with the procedures set forth below. The committee will consider written proposals from shareholders for nominees for director. Any nomination should be addressed to the Chairman, Nominating and Corporate Governance Committee, Board of Directors, Bryn Mawr Bank Corporation, P.O. Box 351, Bryn Mawr, PA 19010-3396 and must include the following information: (a) the name and address, as they appear on our books, of the shareholder nominating a candidate; (b) the number of our shares which are beneficially owned by the shareholder (and if the shares are held in street name, the name of the brokerage firm holding the shares); (c) the name, age, business address and residence address of each proposed nominee; (d) the principal occupation or employment of the proposed nominee; (e) the number of shares of our stock beneficially owned by the proposed nominee, if any; (f) a description of all arrangements or understandings between the shareholder and each proposed nominee and any other persons pursuant to which the shareholder is making the nomination, and (g) any other information required to be disclosed in solicitation of proxies for election of directors or other information required pursuant to Regulation 14A under the Exchange Act, relating to any person that the shareholder proposes to nominate for election or re-election as a director, including the proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected.

All shareholder nominations must be received not less than 120 days before the date our proxy statement was released to shareholders in connection with the previous year’s annual meeting.

In evaluating candidates for nominees for director, the committee considers:

•	our need for particular talents and experience;

•	that at least a majority of the directors be independent under the Nasdaq Stock Market rules; and

•	the requirement that our Audit Committee meet the financial literacy requirements under the Nasdaq Stock Market rules and that at least one of them qualifies as an Audit Committee financial expert under the rules of the Securities and Exchange Commission (the “SEC”).

In addition, members of the Board should also:

•	be of the highest ethical character;

•	share our values;

•	have reputations, both personal and professional, consistent with our image and our reputation;

•	be active in or former leaders of organizations;

•	possess knowledge in the fields of financial services and wealth management;

•	have an understanding of the Bank’s marketplace;

•	have relevant expertise and experience which will be useful in offering advice and guidance to the CEO;

•	be independent of any particular constituency; and

•	be able to represent all of our shareholders.

Nominees for director must also be willing to commit the necessary time to devote to Board activities and to enhance their knowledge of the financial services industry and be willing to assume broad fiduciary responsibility. Nominees for director should have a commitment to enhancing shareholder value, including assisting in business development activities where appropriate. A nominee for director must be or become a shareholder upon joining the Board. Application of the above criteria may vary according to the particular areas of expertise desired to complement the existing composition of the Board.

In considering nominees for director, the committee also considers the Board’s desire to be a diverse body with diversity reflecting gender, ethnic background and professional experience. The Bank’s diversity policy is designed to create and foster a supportive and understanding environment in which all individuals realize their maximum potential, regardless of their differences. Our goal is to ensure that in carrying out our activities, we promote equality of opportunity across all activities, promote good relations between people of diverse backgrounds, and avoid unlawful discrimination.

OUR BOARD OF DIRECTORS

Our bylaws provide that our business will be managed by a Board of Directors of not less than eight and not more than twelve directors, as fixed from time to time by the Board of Directors. Our Board, as provided in the bylaws, is divided into four classes of directors, with each class being as nearly equal in number as possible. Assuming the nominees for director are elected at the Annual Meeting, immediately following the Annual Meeting there will be eleven (11) directors with four (4) members in Class I, two (2) members in Class II, three (3) members in Class III, and two (2) members in Class IV. The Corporation and the Bank have the same Board members.

Under our bylaws, persons selected by the Board to fill a vacancy serve as directors for a term expiring with the next annual meeting of shareholders. If a director is selected by the Board on or after the record date for an annual meeting, then the new director serves as a director until the subsequent annual meeting of shareholders. Each class of directors serves a four year term. Directors remain in their positions until their successors are elected and take office.

In 2014, our Board of Directors met six (6) times. Each director attended at least 75% of the Board meetings held during 2014 and at least 75% of the committee meetings that were held by the committees on which he or she served during 2014.

Information about Committees of our Board of Directors

Our Board had five standing committees during 2014. They are the Executive, Nominating and Corporate Governance, Risk Management, Audit and Compensation Committees. Effective in January 2015, an IT Steering Committee was officially formed. The Corporation and the Bank have the same committees with the same members for each committee, except that the Bank also has a Wealth Management Committee.

Executive Committee

The Executive Committee meets to discuss and act upon matters which require action during periods between meetings of our Board. The Executive Committee exercises the authority and powers of the Board at intervals between meetings of the full Board as permitted by law. During 2014, the committee held eight (8) meetings. The Bank’s Executive Committee also meets to ratify and approve certain of the Bank’s loans to customers.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee has responsibility for identifying and evaluating candidates for director and recommending the nomination of directors to the full Board. The committee also assists the Board in interpreting and applying corporate governance guidelines, reviews and assesses the adequacy of our corporate governance guidelines, our personal codes of conduct and related internal policies and guidelines, and recommends any proposed changes to the Board for approval. The committee has a charter which is available on our website at www.bmtc.com on the Investor Relations—Governance Documents page under the heading Nominating and Corporate Governance Committee Charter. Each member of the committee is independent as defined by Nasdaq Stock Market rules. During 2014, the committee held six (6) meetings.

Risk Management Committee

The Risk Management Committee meets to review and manage the material business risks which confront us. The committee establishes and monitors policies and procedures designed to lead to an understanding of, and to identify, control, monitor and measure, our material business risks. Those risks include loan quality and concentration, interest rate and market risk, information technology risk, compliance risk, and liquidity risk. During 2014, the committee held eight (8) meetings.

Audit Committee

The Audit Committee meets at least quarterly. It has general oversight responsibilities regarding our financial reporting process and internal controls. The committee selects and evaluates the qualifications and performance of the independent registered public accounting firm. The committee meets with the internal auditor to review audit programs and the results of audits of specific areas, as well as other accounting regulatory compliance issues. In addition, the committee meets with the independent registered public accountant to review the results of the annual audit and other related matters. Further, the committee meets with the Chief Financial Officer to review accounting regulatory compliance issues. Each member of the committee is independent and financially literate as those terms are defined by the Nasdaq Stock Market for Audit Committee members. The committee held five (5) meetings in 2014. Our Board has determined that Scott M. Jenkins and Britton H. Murdoch, each independent directors, are financial experts as defined by the regulations of the SEC. The Audit Committee has a charter which is available on our website at www.bmtc.com on the Investor Relations—Governance Documents page under the heading Audit Committee Charter.

Compensation Committee

The Compensation Committee is responsible for recommending to the full Board our compensation practices and for administering those practices. Each member of the committee is independent as defined by the Nasdaq Stock Market for Compensation Committee members. During 2014, the committee held five (5) meetings. The committee has a charter which is available on our website at www.bmtc.com on the Investor Relations—Governance Documents page under the heading Compensation Committee Charter.

The Compensation Committee determines the salary and bonuses for our executive officers, and is responsible for setting and administering the policies for our equity incentive programs. Among other responsibilities discussed in the Compensation Committee Charter, the committee has the responsibility to:

•	annually review and approve corporate goals and objectives for the compensation of the CEO; evaluate the CEO’s performance; and determine and approve the compensation and benefits to be paid to the CEO;

•	annually review and discuss with the CEO the performance of all other executive officers; evaluate their performance; and determine and approve the compensation and benefits to be paid to them;

•	review and recommend to the full Board the compensation for non-employee directors;

•	administer equity incentive award programs and determine the awards to be granted under those programs; and

•	review and provide, if appropriate, recommendations to the full Board regarding compensation and benefit policies, plans and programs.

Unless subject to an established schedule in accordance with past practice, the Compensation Committee will not generally grant equity incentive awards except during a period when trading is open (not blacked-out) in the Corporation’s common stock by our executive officers and directors under our Securities Trading Policy. Under our current policies, that period generally begins on the third business day after quarterly earnings are released and ends fifteen days prior to the close of the next fiscal quarter. Only the committee, not management, determines the timing of equity incentive awards. The Compensation Committee issued equity awards to the named executive officers in the first quarter of 2015 and expects to continue this practice in subsequent years as part of the annual executive compensation review and determination process.

The Compensation Committee has the authority to hire third party consultants for compensation matters and the authority to review and approve any third party consultants recommended or hired by management. For more information regarding the Compensation Committee’s use of consultants, see “COMPENSATION DISCUSSION AND ANALYSIS—Benchmarking Data and Use of Compensation Consultants” on page 30 of this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee was an officer or employee of the Corporation or any of its subsidiaries during the year 2014 or during prior years. None of the members of the Compensation Committee had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K under the Exchange Act nor any other interlocking relationships as defined by the SEC.

DIRECTOR COMPENSATION

The table below summarizes the compensation paid to non-employee directors for the fiscal year ended December 31, 2014.

Name(1)	Fees Earned or Paid in Cash ($)(7)	Stock Awards ($)(2)(3)	All Other Compensation ($)(4)	Total ($)
Andrea F. Gilbert	35,500	35,069	3,336	73,905
Donald Guthrie	31,000	35,069	3,336	69,405
Wendell F. Holland(5)	44,000	35,069	3,336	82,405
Scott M. Jenkins(5)(6)	45,750	35,069	3,336	84,155
Jerry L. Johnson	41,250	35,069	3,336	79,655
David R Lees(5)	40,250	35,069	3,336	78,655
Lynn B. McKee	27,000	35,069	1,401	63,470
Britton H. Murdoch	65,250	45,062	5,188	115,500

(1)	Frederick C. Peters II and Francis J. Leto are not included in this table as they were employees of the Corporation and the Bank in 2014 and thus received no compensation for their service as directors. Compensation information for each of Messrs. Peters and Leto can be found in “COMPENSATION DISCUSSION AND ANALYSIS” and “EXECUTIVE COMPENSATION” beginning at pages 22 and 35, respectively.
(2)	The dollar amount represents the grant date fair value computed in accordance with FASB ASC Topic 718 of 439 shares of common stock granted to each of the directors as part of their annual retainer and the fair value of the 1,500 Performance Awards granted to each director as part of their Board compensation and, with respect to Mr. Murdoch, 664 additional Performance Awards granted for his services as Lead Director during 2014.
(3)	Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of both the unrestricted common stock granted to the directors in connection with their annual retainers, as well as restricted common stock underlying the Performance Awards granted to directors in 2014. The 439 shares of common stock granted to each of the directors as part of their annual retainer was issued at the market price of $28.46, as of the closing price on May 8, 2014. We do not issue fractional shares, but instead issue cash in lieu of fractional shares. See “Compensation Discussion and Analysis—Emphasis on Long-Term Incentives—Equity Grants and Deferred Bonus Plans” at page 31 for more information regarding Performance Awards.
(4)	Includes the dividends that are accrued on the Performance Stock Awards and Units granted in August 2011, August 2012, August 2013 and August 2014. Dividends were paid in 2014 for the Performance Stock Awards granted in 2011 that vested in August, 2014. Dividends will also be paid at vesting (subject to vesting requirements) of the awards in 2015, 2016 and 2017, respectively. Also included is the cash paid in lieu of fractional shares for the Directors’ retainers described in Note (3) above.
(5)	Each of these directors elected to defer their fees and stock awards through our Deferred Payment Plans for Directors.
(6)	Mr. Jenkins serves as an independent director for the Corporation’s subsidiary, The Bryn Mawr Trust Company of Delaware, and was paid a fee of $1,000 for attending each of that entity’s four meetings in 2014.
(7)	Includes cash paid to Committee Chairs in 2014 as compensation for their additional services.

The below chart indicates the aggregate number of shares underlying outstanding stock and option awards for each of our directors as of December 31, 2014:

Director	Number of Unvested Shares and Units Underlying Stock Awards	Number of Shares Underlying Option Awards	Options Vested
Andrea F. Gilbert	4,500	18,475	18,475
Donald Guthrie	4,500	—	—
Wendell F. Holland	4,500	11,475	11,475
Scott M. Jenkins	4,500	14,100	14,100
Jerry L. Johnson	4,500	—	—
David R. Lees	4,500	11,475	11,475
Lynne B. McKee	3,000	—	—
Britton H. Murdoch	6,758	10,832	10,832

Directors’ Fees

At its first meeting after each annual meeting, the Compensation Committee reviews the components of director compensation and makes recommendations to the full Board of Directors regarding any changes that the Compensation Committee believes should be made to director compensation.

We have agreed to pay, and our non-employee directors have agreed to accept payment of, their annual $12,500 retainer compensation in the form of our common stock, payable at the Board’s organizational meeting, generally held in April of each year at the market value of the stock on the day prior to the day of payment. This stock is issued under the Bryn Mawr Bank Corporation Retainer Stock Plan for Outside Directors (the “Retainer Plan”), which was approved by the Corporation’s shareholders with an effective date of January 1, 2012. The purpose of Retainer Plan is to provide competitive compensation for board service and strengthen the commonality of interest between directors and shareholders by allowing the Corporation to pay all or a portion of each outside director’s compensation for services as a director in the form of BMBC common stock.

In addition to the annual retainer, each non-employee director was paid a fee of $1,500 for each Board meeting attended (except for meetings for special purpose sub-committees related to IT Steering and CEO Succession Planning, for which $500 or $1,250 were paid respectively), $1,000 for attending the organization meeting held after the annual meeting each year, and $1,250 for each committee meeting attended. A separate fee is not paid to directors for attending a Corporation Board meeting held on a Bank Board meeting day. From time to time, directors may be reimbursed for travel expenses associated with attendance at Board or committee meetings. A $7,500 fee was paid to the Audit Committee Chair in 2014 and a $2,500 fee was paid to the chair of each of the other committees. We paid the Lead Director additional fees of $20,000 in cash and 664 Performance Awards (as defined in the Section titled “COMPENSATION DISCUSSION AND ANALYSIS—Emphasis on Long-Term Incentives—Equity Grants and Deferred Bonus Plans” at page 31) in 2014.

All of the directors’ fees are paid by the Bank except for the fee for attending the organization meeting held after the annual meeting, which is paid by the Corporation.

Equity Awards

Directors are eligible to participate in our 2010 Long-Term Incentive Plan (“2010 LTIP”). In a given year, each non-employee director serving after our Annual Meeting is eligible to be granted equity awards under our 2010 LTIP, at such number and on such terms as the Board of Directors, in its discretion, decides to grant. In 2014, each of our non-employee directors was granted Performance Awards under our 2010 LTIP. See “COMPENSATION DISCUSSION AND ANALYSIS—Emphasis on Long-Term Incentives—Equity Grants

and Deferred Bonus Plans” on page 31 of this Proxy Statement for additional information regarding Performance Awards. As discussed in Proposal 3 in this proxy statement, the Board of Directors is seeking shareholder approval for the approval and adoption of an Amended and Restated 2010 LTIP at the Annual Meeting. See “PROPOSAL 3—TO APPROVE AND ADOPT THE AMENDED AND RESTATED BRYN MAWR BANK CORPORATION 2010 LONG-TERM INCENTIVE PLAN” beginning at page 51 for more information.

Directors’ Deferred Payment Plans

Under our Deferred Payment Plan for Directors and an identical plan for the Bank’s directors (the “Director Plans”) a director may defer receipt of a portion or all of the fees paid for service as a director. The Director Plans are non-qualified plans and the Director Plans’ funds are held in a trust administered by the Bank’s Wealth Management Division. Under the Director Plans, a participating director may earn a yield on the deferred director’s fees based on the yield on one or more different investment funds. The investment options include fourteen outside independent mutual funds, a Bryn Mawr Trust brokerage account through which the director may freely select his or her own investments, and an investment in our common stock. A director may change his or her investment options quarterly, except that any fees deferred which would otherwise have been paid in the form of shares of our common stock must remain invested under the Director Plans in units of phantom stock for one year following the deferral date. All distributions from the deferred account must be in cash or shares of our common stock (or equivalent phantom stock), as selected by the director. The director may choose to have the deferred account distributed to him or her on: (a) the date he or she ceases to serve as a director; (b) his or her 65th birthday; or (c) any date in the three year period after the director ceases to serve as a member of the Board. Payments to the director may be made in annual installments payable for up to ten years or in a single lump sum payment. Upon a director’s death prior to the distribution date, his or her beneficiary will be paid the balance in the director’s account in a single lump sum payment. The Board may amend or terminate the Director Plans, in whole or in part, without the consent of any director who has deferred compensation into the Director Plans, but an amendment may not adversely affect the amounts credited to a director’s account before the amendment. The right to receive future payments under the Director Plans is an unsecured claim against our general assets.

PROPOSAL 2 – A NON-BINDING ADVISORY VOTE ON EXECUTIVE OFFICER COMPENSATION

Section 14A of the Exchange Act requires that we include in this Proxy Statement the opportunity for our shareholders to vote on an advisory (non-binding) resolution to approve the compensation of our named executive officers (sometimes referred to as “Say-on-Pay”). Accordingly, the following resolution will be submitted for shareholder approval at the Annual Meeting:

“RESOLVED, that the compensation paid to the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion in this Proxy Statement, is hereby approved.”

While this vote is non-binding, the Board and the Compensation Committee expect to take into account the outcome of this vote in considering future executive compensation arrangements. It is our practice, based on Board recommendation and shareholder approval in 2011 of a yearly frequency, to submit a Say-on Pay resolution to shareholders on a yearly basis. We will submit another non-binding vote to shareholders with respect to the frequency of the Say-on-Pay vote no later than our annual meeting in 2017.

As described in detail under “Compensation Discussion and Analysis,” the Board believes that the talents of our employees have a significant influence on our long-term success. Our compensation system plays a significant role in our ability to attract, retain and motivate a quality workforce. The Board believes that our current compensation program links executive compensation to performance, aligning the interests of our executive officers with those of our shareholders and encourages you to review carefully the Compensation Discussion and Analysis beginning on page 22 and the tabular and other disclosures on Executive Compensation beginning on page 35 of this Proxy Statement.

Proxies solicited by the Board will be voted FOR the above resolution, unless the shareholders specify a contrary choice in their proxies.

THE BOARD RECOMMENDS A VOTE FOR THE SAY-ON-PAY RESOLUTION.

COMPENSATION DISCUSSION AND ANALYSIS

At the 2014 annual meeting, the Corporation’s shareholders approved the non-binding advisory vote on our 2013 named executive officer compensation by over 98% of the votes cast. Due to the overwhelming shareholder approval, the Compensation Committee reviewed and recommended compensation in a manner consistent with past practices in 2014.

Our Goal

The goal of our executive compensation methodology is to retain and reward leaders who create long-term value for our shareholders. This goal affects the compensation elements we use and our compensation decisions. Our compensation methods reward sustained financial and operating performance and leadership excellence, align the executives’ long-term interests with those of our shareholders and motivate executives to build on their expertise and remain with the Corporation for long and productive careers.

The following is a summary of key considerations affecting the Compensation Committee’s determination of compensation for the named executives.

Emphasis on Consistent and Relative Performance

Our compensation methods provide competitive pay opportunity for executives who demonstrate superior performance for sustained periods of time. The amount of compensation paid to each named executive officer reflects the fact that he or she has consistently contributed, and is expected to continue to contribute, to the Corporation’s success. In evaluating consistent performance, we also weigh heavily relative performance of each executive in his or her division.

Our emphasis on consistent performance affects our discretionary annual cash bonus and equity incentive compensation, which are determined with the prior year’s award or grant serving as an initial basis for consideration. After an assessment of a named executive’s past performance and expected future contribution to the Corporation’s results, as well as the performance of any business or function he or she leads, the Compensation Committee uses its judgment in determining the amount of bonus or equity award and the resulting percentage change from the prior year. The Compensation Committee generally incorporates current-year, past and expected performance into its salary decisions. Therefore, percentage increases or decreases in the amount of annual salary tend to be more gradual than in a framework that is focused solely on current-year performance.

Discretion and Judgment

The Compensation Committee does not use set formulas in determining the amount and mix of compensation granted to named executive officers. Thus, the Compensation Committee evaluates a broad range of both quantitative and qualitative factors, including reliability in delivering financial and growth targets, performance in the context of the economic environment relative to other companies, a track record of integrity, good judgment, the vision and ability to create further growth, the ability to lead others, prior period compensation received by the executive, results of competitive surveys, and competitive industry factors and budgetary considerations. The evaluation of a named executive’s performance against his or her performance objectives plays a significant role in awarding the discretionary annual cash bonus and also contributes to a determination of overall compensation.

Significance of Company and Divisional Results

The Compensation Committee primarily evaluates the named executives’ contributions to their individual business divisions or functions and their impact on the Corporation’s overall performance. The Compensation Committee believes that the named executives share the responsibility to support the goals and performance of the Corporation as key members of the Corporation’s leadership team.

Consideration of Risk

Our compensation methods are discretionary and balance short and long-term goals for the named executive officers and the Corporation. Under this structure, the highest amount of compensation can be achieved through consistent achievement-based performance over sustained periods of time. The Compensation Committee strives to provide strong incentives to manage the Corporation for the long-term, while avoiding excessive risk taking in the short-term. Goals and objectives reflect a fair mix of quantitative and qualitative performance measures to avoid excessive weight on a single performance measure. While bonuses are granted to reward executives in the short term, equity awards such as Performance Awards (Restricted Stock Units) are granted to incentivize executives towards long-term goals and sustained shareholder value. Likewise, the elements of compensation are balanced among current cash payments, equity awards and optional deferred bonus plans. With limited exceptions, the Compensation Committee retains a large amount of discretion to adjust compensation for quality of performance and adherence to company values.

The Compensation Committee annually reviews the relationship between our risk management practices and the incentive compensation we provide to our named executives to confirm that our incentive compensation does not encourage unnecessary and excessive risks. The Compensation Committee also reviews the relationship between risk management practices, corporate strategy and senior executive compensation.

Compensation Actions for 2014

The Compensation Committee, together with Mr. Peters, evaluated and approved 2014 executive salary and equity compensation in the context of the Corporation’s performance, market competition, acquisition activities, the achievement of the Company’s strategic initiatives and the economic issues facing the financial services industry. Mr. Leto worked with the Committee to evaluate performance and determine 2014 Bonus award compensation.

The Compensation Committee focuses largely on CEO compensation to assure that it reflects operating and stock performance and demonstrates awareness of investor sentiment. Together with Mr. Peters, the Compensation Committee also considers compensation of the other executive officers to achieve the right balance of incentives to appropriately reward and retain executives and maximize their performance over the long-term.

Although the Corporation’s compensation methods are subject to adjustment as conditions change, the Compensation Committee strives to maintain consistency in its philosophy and approach, making periodic improvements that are consistent therewith. The Compensation Committee recognizes that value-creating performance by an executive or group does not necessarily translate immediately into appreciation of the Corporation’s stock price, however, the Compensation Committee intends to continue to reward management performance based on its belief that, over time, strong operating performance and earnings growth will be reflected through level or increased stock prices.

In 2014, a year in which the Corporation achieved record earnings and substantial growth in wealth assets under management, the Corporation delivered $27.8 million in net income.

In addition, the Corporation continued to progress on several of its initiatives and performance points in 2014 including:

•	increasing the Corporation’s stock price from $30.18 at December 31, 2013, to $31.30 at December 31, 2014;

•	increasing the Wealth Management Division assets under management, administration, supervision and brokerage from $7.3 billion at December 31, 2013 to $7.7 billion at December 31, 2014;

•	increasing the Wealth Management Division’s revenue from $35.2 to $37.5 million;

•	increasing loan balances to $1.652 billion at December 31, 2014, a 6.8% increase from December 31, 2013, while maintaining an overall high level of credit quality in the Bank’s loan and lease portfolio;

•	continued reduction in non-performing loans and reduction of yearly charge-offs to 11 basis points of the loan portfolio;

•	a 12.8% increase in new transaction accounts;

•	the January 1, 2015 acquisition of Continental Bank Holdings, Inc. and Continental Bank (collectively, “Continental”); and

•	the October 1, 2014 acquisition of Powers Craft Parker & Beard, Inc. (“Powers Craft”), an insurance brokerage business.

Determining Compensation for Named Executive Officers

Each year, members of the Corporation’s executive management and Board of Directors develop corporate objectives that they believe should be achieved for the Corporation’s continued success. The CEO then reviews those objectives with the Compensation Committee for the purpose of establishing individual performance goals for himself. The CEO also develops objectives that each named executive officer is expected to achieve, and which are used to assess his or her performance. These objectives are reviewed with the Compensation Committee at the beginning of each year. The CEO leads the assessment of each named executive officer’s individual performance against the objectives, the Corporation’s overall performance and the performance of the division or function of the business for which the executive is responsible. Also included in the discussion are deliberations about compensation matters such as past compensation, compensation practices and guidelines, current industry compensation practices and competitive market information. In most years, the CEO then makes an initial compensation recommendation to the Compensation Committee for each named executive officer. The named executive officers do not play a role in their compensation determination, other than discussing with the CEO their individual performance against their predetermined objectives.

In early 2014, the Compensation Committee determined to make salary increases based on the merits and achievements of the performance objectives of the individual executive officers during 2013.

The 2014 performance objectives for the named executive officers were reviewed and considered in connection with determining the 2014 bonuses that were paid in early 2015. In addition to the factors taken into account each year (see “COMPENSATION DISCUSSION AND ANALYSIS – Compensation Elements We Use to Achieve Our Goal – Base Salary and Discretionary Bonus” on page 31 of this Proxy Statement), the Compensation Committee placed particular emphasis on the following factors in connection with its bonus decisions for 2014:

•	the Corporation’s net income, exclusive of merger related expenses, of $29.4 million;

•	the significant increase in Wealth Management Division assets from $7.3 billion to $7.7 billion;

•	the growth of the Wealth Management Division’s margin to 46.7%;

•	the increase of the Corporation’s stock price from $30.18 at December 31, 2013, to $31.30 at December 31, 2014;

•	maintaining a very competitive net interest margin of 3.93% for 2014 in a climate of historically low interest rates and shrinking margins in the financial services industry;

•	the Continental acquisition;

•	the Powers Craft acquisition; and

•	the establishment of a new strategic plan.

The Corporation also granted restricted stock award units called Performance Awards to each named executive officer in 2014. See the section titled “COMPENSATION DISCUSSION AND ANALYSIS – Emphasis on Long-Term Incentives – Equity Grants and Deferred Bonus Plans” and “EXECUTIVE COMPENSATION – Grants of Plan Based Awards Table” on pages 31 and 38, respectively, of this Proxy Statement for more information regarding such grants.

Mr. Peters

In 2014, Mr. Peters’ salary was $400,000 which represented no increase over his 2013 compensation. In 2013, the Compensation Committee adopted the 2013 Executive Plan and terminated the Second Supplemental Plan for executive and other officers, except for Mr. Peters. Mr. Peters was grandfathered into the Second Supplemental Plan with an agreement that his base salary would be frozen at $400,000 until the time of his retirement which took place on December 31, 2014. Mr. Peters’ 2014 bonus was $210,000 which is a decrease of $25,000 from his 2013 bonus. Mr. Peters was awarded the bonus in recognition of achieving his goals as the CEO during 2014 and also his leadership of an orderly transition of his responsibilities upon retirement. No performance goals were considered in connection with Mr. Peters’ 2014 salary since it had been frozen as described above. The Compensation Committee considered the factors described in “COMPENSATION DISCUSSION AND ANALYSIS – Determining Compensation For Named Executive Officers” on page 24 of this Proxy Statement including the individual performance goals described below in connection with determining Mr. Peters’ 2014 bonus.

Mr. Peters’ 2014 individual goals and performance applicable to the Compensation Committee’s determination of his 2014 bonus included:

Financial Objectives	Goal	Actual Performance
Net Income (exclusive of merger related expenses*)	Increase to $28.2 million	Increased to $29.4 million
Increase Earnings Per Share (exclusive of merger related expenses*)	EPS to $2.04	EPS to $2.12
Increase Wealth Revenue	Increase to $37.7 million	Increased to $37.5 million
Pre-Tax Wealth Margin	40% or greater	46.7%

*	tax-effected

Mr. Peters’ 2014 strategic and operational goals included completing the acquisitions of Continental and Powers Craft, actively pursuing banking and wealth acquisition opportunities, ensuring implementation of the Corporation’s information technology (“IT”) strategic plan, working with the Lead Director to implement the Corporation’s strategic plan, continuing to advocate and support diversity, and working with the Board of Directors on the CEO succession process including hiring a successor and identification and implementation of associated transition needs.

Mr. Peters was successful in meeting substantially all of the goals set for him in 2014. Mr. Peters ensured the continued and successful implementation of the IT plan and was integrally important to the finalization of the agreements to acquire Continental and Powers Craft. Additionally, Mr. Peters participated ex officio in the search for a new CEO for the Bank and led the efforts for a successful and orderly transition of leadership responsibilities. Mr. Peters worked to identify new opportunities to attract and hire diverse candidates in continued support of the organization’s diversity focus. Mr. Peters also continued to pursue both banking and wealth acquisition opportunities by reviewing possible transactions with numerous other entities. Mr. Peters successfully led the effort in completing the 3-8-3 Strategic Plan.

Mr. Leto

Mr. Leto’s beginning 2014 salary was set in consideration of his results against his 2013 goals and overall relative performance. In 2014, Mr. Leto’s salary for his role as Executive Vice President of Wealth was $316,200 which represented an increase of $6,200 based on his achievement of his 2013 goals and overall contributions to the organization. Effective May 1, 2014, the Bank announced that Mr. Leto had been named the Bank’s President and Chief Operating Officer (“COO”) with an anticipated promotion to CEO effective on January 1, 2015 upon Mr. Peters’ retirement. The Compensation Committee engaged the McLagan group to define a peer group and complete an analysis for CEO compensation. As a result of the data reviewed by the Committee, Mr. Leto’s salary was increased on May 1, 2014 to $385,000. Mr. Leto was also granted 7,500 restricted stock units in connection with his promotion. Mr. Leto’s 2014 bonus was $210,000 which is an increase of $36,500 over his 2013 bonus and reflective of the contributions Mr. Leto made as Executive Vice President of Wealth Management and his increased responsibilities as President & COO. In addition to the other factors described herein, the Compensation Committee considered the factors described in “COMPENSATION DISCUSSION AND ANALYSIS – Determining Compensation For Named Executive Officers” on page 24 of this Proxy Statement including the individual performance goals described below in connection with determining Mr. Leto’s 2014 salary and bonus.

Mr. Leto’s 2013 individual goals and performance applicable to the Compensation Committee’s determination of his 2014 base salary included:

Financial Objectives	Goal	Actual Performance
Assets Under Management, Administration, Supervision and Brokerage	Increase 5%	Increased 9.0%
Wealth Management Division Revenue	Increase 12%	Increased 18.1%
Pre-Tax Wealth Management Margin	Increase to 40%	Increased to 43.2%

Mr. Leto’s 2013 strategic and operational goals included completing the IT conversion of DTC, continuing to work with the CEO to define, pursue and perform due diligence on additional acquisition opportunities, proactively foster and increase referrals from the Wealth Management Division to other strategic areas of business for the Bank resulting in a material number of referrals, and continued implementation of diversity programs for the Bank, its partners and affiliates.

Mr. Leto was successful in achieving all of his performance goals in 2013. When determining Mr. Leto’s 2014 salary, the Compensation Committee took into account Mr. Leto’s role in Bryn Mawr Trust of Delaware achieving profitability, the Wealth Management Division attaining Assets Under Management of $7.27 billion, and his role in assessing and advising on merger and acquisition activity. Additionally, the Compensation Committee considered the duties performed by Mr. Leto as General Counsel, and the significant and continuing contribution the Wealth Management Division makes to the Bank’s overall success, specifically with respect to revenue and profitability.

Mr. Leto’s 2014 individual goals and performance applicable to the Compensation Committee’s determination of his 2014 bonus were amended upon his promotion to President & COO to include goals specific to Wealth Management as well as overall corporate performance:

Financial Objectives	Goal	Actual Performance
Net Income (exclusive of merger related expenses*)	Increase to $28.2 million	Increased to $29.4 million
Increase Earnings Per Share (exclusive of merger related expenses*)	EPS to $2.04	EPS to $2.12
Increase Wealth Revenue	Increase to $37.7 million	Increased to $37.5 million
Grow year end Wealth Assets	Grow by 5.4%	Grew 5.9%
Pre-Tax Wealth Margin	40% or greater	46.7%

During 2014, Mr. Leto assumed a number of new responsibilities and goals with his promotion to President and COO. Mr. Leto was instrumental in the negotiation and finalization of the acquisitions of both Continental and Powers Craft. Mr. Leto fully assumed his new leadership role and worked with Mr. Peters to transition into the CEO role upon Mr. Peters’ retirement. Mr. Leto also participated in the establishment of the IT Steering Committee to continue overseeing the implementation of the IT strategic plan, emphasized referrals to all areas of the bank from Wealth Management and was an advocate for diversity throughout the organization including engaging minority interns, partnering with the Hispanic Chamber of Commerce on business development and supporting participation in a number of community recruiting events.

Mr. Smith

In 2014, Mr. Smith’s salary was increased to $241,976 which represented an increase of $4,977 based on his merits and achievements during 2013. Mr. Smith’s 2014 bonus was $60,000 a decrease of $58,000 compared to his 2013 bonus. The Compensation Committee considered the factors described in “COMPENSATION DISCUSSION AND ANALYSIS – Determining Compensation For Named Executive Officers” on page 24 of this Proxy Statement including the individual performance goals described below in connection with determining Mr. Smith’s 2014 salary and bonus.

Mr. Smith’s 2013 and 2014 goals included no specific financial objectives, but instead related to strategic and operational goals in connection with his role as Chief Financial Officer and head of the Finance Division.

Mr. Smith’s 2013 individual goals and performance applicable to the Compensation Committee’s determination of his 2014 base salary included:

•	Assisting with various acquisition projects by performing financial due diligence, regulatory applications, and pre- and post-merger integration;

•	Balance sheet administration including maintaining liquidity, managing the investment portfolio in accordance with the Corporation’s Investment and ALCO policies; and implementing an integrated hedging program;

•	Actively participating in investor conferences and calls;

•	Meeting all internal, external and regulatory reporting deadlines, improving the overall efficiency; and

•	Managing corporate strategy around EPS goals, capital and liquidity levels and appropriately mitigating the Corporation’s numerous tax exposures.

Mr. Smith was successful in achieving and exceeding the objectives set for him in 2013. Particular credits include supporting various merger related activities, meeting the strategic objectives of the company’s sensitivity to market risk, maintaining the liquidity plans, aggressively working to protect the net interest margin, actively participating in investor conferences, meeting all internal and external reporting deadlines, managing the Corporation’s investment portfolio with no other-than-temporary impairment charges and promoting diversity within the Finance Division.

Mr. Smith’s 2014 individual goals and performance applicable to the Compensation Committee’s determination of his 2014 bonus included: assisting with various acquisition projects by performing financial due diligence, regulatory applications, and pre- and post-merger integration; balance sheet administration including maintaining liquidity, managing the investment portfolio in accordance with the Corporation’s Investment and ALCO policies; and implementing an integrated hedging program; actively participating in investor conferences and calls; meeting all internal, external and regulatory reporting deadlines, improving the overall efficiency; and managing corporate strategy around EPS goals, capital and liquidity levels and appropriately mitigating the Corporation’s numerous tax exposures. Mr. Smith received a bonus because he substantially achieved the objectives set for him in 2014.

Ms. Gers

In 2014, Ms. Gers’ salary was increased to $254,999 which represented an increase of $5,000 based on her merits and achievements during 2013 and her overall contribution to the organization. Ms. Gers’ 2014 bonus was $180,000, which is an increase of $16,000 over her 2013 bonus. The Compensation Committee considered the factors described in “COMPENSATION DISCUSSION AND ANALYSIS—Determining Compensation For Named Executive Officers” on page 24 of this Proxy Statement including the individual performance goals described below in connection with determining Ms. Gers’ 2014 salary and bonus.

Ms. Gers’ 2013 individual goals and performance applicable to the Compensation Committee’s determination of her 2014 base salary included:

Financial Objectives	Goal	Actual Performance
New Transaction Accounts	Increase 5%	Increased 8.5%
Retail Banking Fee Income	Increase 6%	Increased 5.34%
Organic Deposit Funding Cost	Bottom 1/3 of regional competition	3rd lowest cost of funds compared to regional competition including wholesale sources

Ms. Gers’ 2013 strategic and operational goals included the introduction of a mobile banking product, implementing the company’s IT Strategic Plan and staffing plan, completion of the disaster recovery co-location, achieving core level application up-time at or above 98%, continuing to implement the company’s diversity program, and maintaining 2012 cost and direct expense levels in her areas of responsibility. The Compensation Committee took into account when determining Ms. Gers’ bonus the facts that the majority of her objectives were met, as fee income increased substantially, and organic funding rates were properly managed according to plan. Additionally, Ms. Gers continued her leadership role in the assessment, development and implementation of strategic initiatives to improve the Bank’s information technology platforms, and supported the Bank in connection with due diligence efforts it conducted on several potential acquisition transactions. Additionally, Ms. Gers expanded her leadership responsibilities as the Human Resources function was added to her Division and Ms. Gers established strategic goals for the group.

Ms. Gers’ 2014 individual goals and performance applicable to the Compensation Committee’s determination of her 2014 bonus included:

Financial Objectives	Goal	Actual Performance
New Transaction Accounts	Increase 5%	Increased 12.8%
Organic Deposit Funding Cost	Bottom 1/3 of regional competition	Lowest organic funding rate compared to regional peers

Ms. Gers’ 2014 strategic and operational goals included continuation of execution related to the IT strategic plan. Accomplishments included maintaining core up time of 99% or better on designated applications versus a goal of 98%, the completion of the Outlook conversion and desktop standardization and installation of video phones for ready SME access at the branches. Ms. Gers oversaw the Operational Assessment for the core applications and organizational design resulting in the development of an approved strategy to improve the core applications and significant improvement in contracts with core vendors. Ms. Gers oversaw the continued transformation of the HR function with noted improvements in compensation support, training and HR consultation. Ms. Gers also led diversity awareness through her support of training for her direct managers and participation in deeper community involvement to hiring and employee development. Additionally, Ms. Gers played a critical leadership role in the assessment, development, organization and approval of a new Strategic Plan. Ms. Gers continued to demonstrate her keen leadership though her support of the Bank in connection with due diligence efforts it conducted on several potential acquisition transactions and on the Continental acquisition including overall project oversight. Additionally, Ms. Gers expanded her leadership responsibilities in 2014 with the addition of the Bank’s facilities group under her supervision.

Mr. Keefer

In 2014, Mr. Keefer’s salary was $243,508 which represented an increase of $5,008 based on his merits and achievements during 2013 and his overall contribution to the organization. Mr. Keefer’s 2014 bonus was $135,000, which is an increase of $13,000 over his 2013 bonus. The Compensation Committee considered the factors described in “COMPENSATION DISCUSSION AND ANALYSIS—Determining Compensation For Named Executive Officers” on page 24 of this Proxy Statement including the individual performance goals described below in connection with determining Mr. Keefer’s 2014 salary and bonus.

Mr. Keefer’s 2013 individual goals and performance applicable to the Compensation Committee’s determination of his 2014 base salary included:

Financial Objectives	Goal	Actual Performance
Achievement of Year-end Loan Balances	$1.438 billion	$1.547 billion
Net Charge-Offs for “Traditional Bank”*	Maintain below $4.5 million or 35 basis points of average loans	Decreased to $2.485 million or 17 basis points
BMT Leasing Company—net income	Increase to $1.0 million	Increased to $1.062 million
BMT Leasing Company—delinquencies	Decrease to less than 1.0%	Decreased to 0.34%
BMT Leasing Company—charge-offs	Decrease to less than $1.0 million	Decreased to $376 thousand
BMT Leasing Company—Year-end assets	$38 million	$40.24 million
Integration & growth of FBD loan portfolio	$92 million	$105.5 million
Residential Mortgage Originations	$150 million	$203.5 million

*	“Traditional Bank” excludes leasing portfolio activity.

Mr. Keefer’s strategic and operational goals in 2013 included proactively generating referrals into the Wealth Management Division, successfully integrating FBD’s lending staff into the Bank, meeting residential loan production targets, continuing to provide leadership and supervise staffing in the credit division, direction and solutions with respect to the Bank’s problem loans, and continued implementation of the Bank’s diversity program.

Mr. Keefer met all of the goals established for him in 2013. The Compensation Committee took into account when determining his 2014 base salary, the facts that Mr. Keefer’s objectives were attained, as well as Mr. Keefer’s other significant contributions which included his leadership role in maintaining high credit quality standards and results which resulted in the level of classified and criticized loans decreasing significantly, participation and presentation at investor conferences and analyst earnings calls, and successfully supporting the analysis and credit due diligence associated with merger and acquisition transactions.

Mr. Keefer’s 2014 individual goals and performance applicable to the Compensation Committee’s determination of his 2014 bonus included:

Financial Objectives	Goal	Actual Performance
Achievement of Year-end Loan and Lease Balances	$1.623 billion	$1.656 billion
Loan and Lease chargeoffs	Not to exceed 30 basis points and be less than $4.776 million	11.27 basis points and a total of $1.813
BMT Leasing Company – net income	In excess of $1.150	$1.245 million
Referrals to the Wealth Group	35 referrals	34 referrals

Mr. Keefer’s strategic and operational goals in 2014 included providing support and guidance for problem credits. His leadership contributed to the significant achievements related to credit including a reduction in loans rated 7 and 8. Mr. Keefer also promoted the importance of diversity throughout the bank through hiring, development and promotions in Lending as well as his continued support of the Fair Lending initiatives established by the Bank.

Mr. Keefer substantially met or exceeded all of the goals established for him in 2014. The Compensation Committee took into account when determining his bonus, the facts that Mr. Keefer’s objectives were substantially attained, as well as Mr. Keefer’s other significant contributions which included his leadership role in maintaining high credit quality standards and results which resulted in the level of classified and criticized loans decreasing significantly, participation and presentation at investor conferences and analyst earnings calls, and successfully supporting the analysis and credit due diligence associated with merger and acquisition transactions.

Benchmarking Data and Use of Compensation Consultants

While the Compensation Committee considered the results of comparative surveys performed with respect to executive compensation as one of many factors it used to determine overall executive compensation in prior years, in 2014, the Compensation Committee used peer data comparison to make compensation decisions related to Mr. Leto’s promotion into the President and COO, and ultimately CEO, role.

In 2014, the Compensation Committee engaged two consultants, Radford Consulting, an Aon Hewitt company (Radford) and McLagan, an AON Hewitt company (McLagan), to support Compensation related activities. Neither consultant nor their affiliates were engaged to provide additional services to the Corporation or the Bank. A Compensation Committee Adviser Independence Assessment, including evaluation of conflicts of interest, was completed as required under the SEC and NASDAQ rules for compensation advisors. Both compensation consultants were deemed independent, without conflicts of interest.

The Compensation Committee engaged Radford to provide consulting services relative to the design of the Stock Award programs for 2014. In 2014, the Compensation Committee determined to grant restricted stock units as part of the performance awards under the 2010 LTIP.

The Committee engaged McLagan to develop a Peer Group for use with compensation related decisions. McLagan developed peer groups with a Regional, National and Combined focus. After review, the Committee agreed to adopt the Combined Peer Group for named executive compensation related decisions which consisted of Tompkins Financial Corporation, WSFS Financial Corp., First Merchants Corp., S&T Bancorp, Inc., City Holding Co., Sandy Spring Bancorp Inc., Washington Trust Bancorp Inc., First Financial Corp., Univest Corp. of Pennsylvania, S.Y. Bancorp Inc., OceanFirst Financial Corp., Horizon Bancorp, Arrow Financial Corp., Bank of Kentucky Financial Corp., Enterprise Bancorp Inc., Peapack-Gladstone Financial, Chemung Financial Corp., Middleburg Financial Corp., and Citizens & Northern Corp. Following the adoption of the Peer Group, the Committee further engaged McLagan to evaluate compensation in connection with the promotion of Mr. Leto to the positions of President & COO and eventual CEO in 2015. The study evaluated the mix of base salary, equity compensation, and incentive compensation for peer CEO’s. Late in 2014, the Committee engaged McLagan to expand the compensation review to include all other named executives. The results were shared with the Committee in late 2014 and will be considered in compensation recommendations for 2015. The evaluation included a review of base salary, equity compensation and incentive compensation.

Compensation Elements We Use to Achieve Our Goal

The following summarizes the compensation elements we use as tools to reward, align and retain our named executives in addition to the base salaries and discretionary bonuses described above.

Emphasis on Long-Term Incentives—Equity Grants and Deferred Bonus Plans

The Compensation Committee strives to provide an appropriate mix of different compensation elements, including finding a balance among current versus long-term compensation and cash versus equity incentive compensation. Cash payments primarily reward more recent performance, and equity awards align the interests of our executives with those of our shareholders, encourage our named executives to continue to deliver results over a longer period of time and also serve as a retention tool.

The Compensation Committee believes that a portion of the named executive officers’ compensation should be tied to the Corporation’s operating and stock price performance over the long-term period. The Compensation Committee reviews long-term incentive compensation strategy and vehicles annually. The Corporation’s current long-term incentive plans applicable to named executive officers are the 2004 Stock Option Plan (“2004 Plan”), 2007 Long-Term Incentive Plan (“2007 LTIP”) and the 2010 LTIP, which allow the Compensation Committee flexibility to issue equity incentive awards such as stock options, stock grants, performance units, performance shares, restricted stock and restricted stock units.

When determining the amount of equity granted to executive officers, the Compensation Committee takes into consideration share usage, dilution and shares available under the equity plan. In prior years, the Committee has granted the same number of shares to each named executive with the exception of the CEO. The Committee changed this approach with the 2014 grants. For 2014, the Committee again granted a larger number to the CEO and also to Mr. Leto as the President & COO, a new role in the organization. The Committee also varied the number of shares granted to each named executive based on the strategic importance of each role and its incumbent leader. In anticipation of Mr. Peters’ retirement as Chairman and CEO but continued role as a director of the Corporation, the Committee decided to grant Mr. Peters an equity award in 2014 consistent in size and terms with the equity awards granted to the Corporation’s outside directors instead of the equity awards granted to the Corporation’s executives.

In 2014, long-term performance-based compensation of executive officers was paid using performance-based restricted stock units (the “Performance Awards”) as reflected in “EXECUTIVE COMPENSATION—Equity Based Compensation—Grants of Plan Based Awards Table” on page 38 of this Proxy Statement.

The Performance Awards issued in 2014 are subject to 3-year cliff vesting where the final payout is based on the Corporation’s total shareholder return (“TSR”) compared to the TSR of the Nasdaq Community Bank Index (the “Index”). TSR is calculated using the average stock price for the 20 trading days preceding the beginning and end of the 3-year performance period and assuming dividends are reinvested on the ex-dividend date over the performance period. Upon the expiration of the performance period, the TSR of the Corporation will be compared against the TSR of the Index. If the Corporation’s TSR is greater than zero and also greater than that of the Index, 100% of the Performance Awards will vest and shares of the Corporation’s common stock will be delivered to participants accordingly. For every 100 basis points that the Corporation’s TSR is behind the Index’s TSR, the vesting amount will decrease by 3.33%. If the Corporation’s TSR is negative at the end of the performance period, there will be no payout. Dividends will accrue over the vesting period and participants will receive those dividends (in shares or cash) based upon the final amount of the shares that vest according to the TSR performance.

In August 2014, the Performance Awards granted in August 2011 vested. The Corporation’s TSR for the three year period yielded 63.34% and the Index’s TSR yielded 51.107% which resulted in a 100% vesting and payout of awards.

To attract and retain qualified executive officers, in 2014 we also offered our executive officers and other employees, who earned in excess of the Internal Revenue Code Section 401(a)(17) compensation limit, participation in the Deferred Bonus Plan for Executives which allows payment of any bonus received to be deferred.

The Compensation Committee does not believe that any of the current incentive plans pose an excessive risk to the Corporation’s short- or long-term financial stability. Controls are in place at the management level, and overseen by the Compensation Committee, to annually evaluate and revise incentive plans as necessary. The Compensation Committee believes that these controls effectively mitigate risks that may arise under incentive plans.

Retirement Benefits and Pension Plans

The Corporation provides retirement benefits to the named executive officers under the same 401(k) Plan (“401(k) Plan”) and supplemental employee retirement plan (the “First Supplemental Plan”) in which the other executives and employees participate. Messrs. Peters, Keefer, Smith and Ms. Gers also participate in our defined benefit pension plan (the “Pension Plan”). Both our Pension Plan and our First Supplemental Plan were frozen effective March 31, 2008. As of December 31, 2013, all of the named executive officers, except Mr. Leto, participated in the Second Supplemental Plan and together with the First Supplemental Plan, the (“Supplemental Plans”). The Second Supplemental Plan was frozen effective March 31, 2013.

Following the freezing of the Second Supplemental Plan in 2013, the Compensation Committee adopted the 2013 Executive Deferred Compensation Plan (the “2013 Executive Plan”), which is a non-qualified defined-contribution plan. The 2013 Executive Plan’s primary purpose is to provide performance-based deferred compensation to a select group of employees, including each of the named executive officers other than Mr. Peters. Under the 2013 Executive Plan, the Corporation will allocate amounts to the deferred compensation account of each participant. The amounts to be allocated to participants’ accounts consists of three distinct parts:

•	A fixed 1.5% of the participant’s then-current base annual salary, contributed quarterly;

•	Interest credited at the rate of 120% of the long-term applicable federal rate prescribed by the Internal Revenue Service on the previous quarters balance;

•	A variable allocation based on achievement of certain performance goals, contributed annually. Goals under the performance-based portion of the plan are established by the Compensation Committee at the beginning of each year.

Because of the robust performance goals associated with a significant portion of the award potential, we view the 2013 Executive Plan as part of our long-term incentive strategy, rather than a traditional retirement plan.

Each participant was eligible to receive a performance-based allocation ranging from 6% of base salary at target performance to 9% of salary at maximum performance. Performance-based allocations are prorated on a straight line basis for performance between target and maximum levels, and no performance-based allocations are made for performance below target. The Maximum goal must be attained in each ROA, ROE and EPS growth target to receive the additional performance allocation.

Based on actual performance in 2014, the Compensation Committee determined that the maximum goals were achieved, and each participant was therefore allocated an award of 15% of his or her salary.

See the sections entitled “401(k) Plan” and “Pension Plan” at page 41, and “Supplemental Employee Retirement Plans” at page 42 of this Proxy Statement for more information.

Change in Control and Severance Arrangements

In order to recruit qualified employees, the Corporation provides severance benefits to our executive officers and other employees if their positions are eliminated or if they are terminated involuntarily without cause. To protect the Corporation from potential liability arising from termination of employment, a terminated employee must execute a release of all claims against the Corporation in order to receive severance benefits.

We also have change of control agreements with each of our named executive officers which are designed to be competitive with the market and the Compensation Committee believes that the amount of the benefits is appropriate. The agreements contain a double trigger for payments. A change of control must occur and the executive officer must be terminated either (a) without cause by us, or (b) by the executive officer for good reason at any time during the two years following the change of control. “Change of control” is defined under the agreements as (a) the acquisition by any person or group of twenty-five percent or more of our outstanding common stock, or (b) incumbent members of our Board cease to be at least a majority of the Board. The agreements provide for a cash payment of three times the executive’s base salary at the time they are triggered. The agreements also provide for an additional cash payment equal to the difference between the price of our common stock on the date of the change of control and the exercise price of all options held by the executive officer. Upon a trigger event, an executive officer is entitled to his or her discretionary bonus, and other benefits. See “EXECUTIVE COMPENSATION—Potential Payments upon Termination or Change of Control” beginning on page 43 of this Proxy Statement for more information.

Perquisites and Other Benefit Compensation

Other than reimbursement for expenses where spouses accompany executives in connection with business entertainment and travel, it is our general policy not to provide perquisites to executive officers. In isolated cases, and where appropriate to achieve our corporate goals, we may also agree to give limited perquisites to specific executive officers. An example of such a perquisite could include the payment or reimbursement of moving expenses where required in connection with employment.

In order to attract and retain executive talent, we provide term life, health, disability and dental insurance to our named executive officers on terms similar to those we provide other employees generally, except with respect to payments upon change of control, death or disability. See “Potential Payments upon Termination or Change in of Control” beginning on page 43 of this Proxy Statement.

Other Compensation Practices

Tax Deductibility of Compensation

Internal Revenue Code of 1986, as amended (the “Code”) Section 162(m) of the Code imposes a $1 million limit on the amount that a public company may deduct for compensation paid to its chief executive officer or any of its three other most highly compensated executive officers who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by shareholders). For 2014, the Corporation’s grants of Performance Awards, and the payments of discretionary annual cash bonuses were designed to satisfy the requirements for deductible compensation. Generally, the Compensation Committee intends to structure our compensation methods, where feasible, to minimize or eliminate the impact of limitations or penalties such as those in Section 162(m). The Compensation Committee did not otherwise consider accounting or tax treatments of particular forms of compensation in making compensation decisions in 2014.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2014.

Respectfully submitted:

Andrea F. Gilbert, Chair

Wendell F. Holland

David E. Lees

Lynn B. McKee

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of the named executive officers for each of the years ended December 31, 2014, 2013 and 2012:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)		Non-equity Incentive Plan Compensation Earnings ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)		Total ($)
Frederick C. Peters II,	2014	400,000	210,000	22,575		—	601,908	58,055		1,292,538
Chief Executive Officer(6)	2013	400,000	235,000	132,061		—	133,720	57,204		957,985
	2012	400,000	200,000	116,466		—	184,877	48,724		950,067

Francis J. Leto,	2014	358,300	210,000	368,593	(x)	56,318	—	60,181	(8)	1,053,392
President & Chief Operating Officer(7)	2013	310,000	173,500	177,238	(6)	46,768	—	47,066		754,572
	2012	285,000	135,000	59,000	(2)	—	—	38,218		517,218

J. Duncan Smith,	2014	241,977	60,000	72,250		37,816	72,311	38,959		523,313
Chief Financial Officer	2013	237,000	118,000	66,900		37,755	(25,134)	42,821		475,342
	2012	230,600	100,000	59,000		—	56,427	35,449		481,476

Alison E. Gers,	2014	255,000	180,000	90,300		39,853	192,674	44,140		801,967
Executive Vice President of the Bank	2013	250,000	164,000	66,900		37,716	(64,233)	44,518		498,901
	2012	234,293	136,000	59,000	(2)	—	143,405	37,039		609,737

Joseph G. Keefer,	2014	243,508	135,000	72,250		38,055	252,325	44,217		785,355
Executive Vice President of the Bank	2013	238,500	122,000	66,900		35,981	(84,421)	44,874		423,834
	2012	232,723	100,000	59,000	(2)	—	116,633	37,721		546,077

(1)	Bonuses were awarded to the named executive officers during the first quarter of the following year.
(2)	Reflects the dollar amount recognized for financial statement reporting purposes for each fiscal year indicated in accordance with FASB ASC Topic 718.
(3)	Reflects the dollar amount awarded as part of the 2013 Executive Plan as described on page 31.
(4)	The amounts shown in this column are the changes in the pension value for each of the named executive officers. Pension values increased in 2014 as a result of a decrease in the rate used in the calculation of pension values and the use of the new mortality tables.
(5)	The amount shown in this column for each named executive officer includes our matching and discretionary contributions under our 401(k) Plan, our contributions to life, health, dental and disability insurance benefits and flex benefits, and accrued but unpaid dividends relating to the Performance Awards. Additionally, the disclosure for Messrs. Peters and Leto includes certain reimbursements for spousal expenses in connection with business travel and entertainment. This column also includes the dividends accrued on the Performance Stock Awards granted in August, 2012, 2013 and 2014. The dividends will be paid at vesting (subject to vesting requirements) of the awards in 2015, 2016 and 2017, respectively. For 2014, accrued dividends were as follows: $20,321 for Mr. Peters; $13,450 for Mr. Leto; $11,100 for Mr. Smith; $11,290 for Ms. Gers; and $11,100 for Mr. Keefer.
(6)	Mr. Peters retired from his position as Chief Executive Officer on December 31, 2014.
(7)	Mr. Leto was appointed Chief Executive Officer as of January 1, 2015.
(8)	Includes the reimbursement of $15,000 in legal fees in connection with the negotiation of Mr. Leto’s employment contract.

Executive Employment Agreement

The Bank had an employment agreement with Frederick C. Peters II, our former President and CEO, which was in effect until Mr. Peters turned sixty-five. The employment agreement provided for a minimum annual base salary of $225,000, and entitled Mr. Peters to participate in all employee benefit plans and arrangements made generally available to our executives and key management employees.

The employment agreement also contained non-disclosure, non-solicitation and non-competition provisions under which Mr. Peters agreed not to disclose any confidential information, not to solicit our employees or our clients, and not to compete with us within a 100 mile radius of Bryn Mawr, PA, subject to certain conditions, for a period of two years following his termination of employment.

In 2014, the Bank entered into an employment agreement with Mr. Leto upon his promotion into the President & COO position. The employment agreement provided that Mr. Leto’s annual salary would be $385,000 during his tenure as President and COO, and would increase to $425,000 upon his appointment as CEO. The agreement also provided for equity awards to be granted in connection with Mr. Leto’s promotion, and entitles Mr. Leto to participate in all Bank employee benefit plans and arrangements made generally available to our executives and key management employees.

The Bank may terminate the employment agreement upon Mr. Leto’s death, Disability (as defined in the employment agreement) or for Cause (as defined in the employment agreement.) If the Bank terminates Mr. Leto’s employment due to Disability, the Bank must continue to pay his full salary for a period equal to the applicable “elimination period” under any group long-term disability insurance provided by us (currently 180 days), or, if the Bank ceases to provide group long-term disability insurance, we must pay his full salary through the last day of the month after he receives a notice of termination in accordance with the agreement. If we terminate Mr. Leto’s employment for reasons other than his disability and other than for Cause, Mr. Leto is entitled to receive payment of an amount equal to the sum of two times his annual salary at the rate in effect on the date of the Notice of Termination in substantially equal biweekly installments over a two year period provided he signs and does not revoke a waiver and release. In addition, the Bank will be responsible to pay 100% of the applicable premiums for COBRA continuation for Mr. Leto and his eligible dependents for a period of 18 months following the Date of Termination (or until such time that Mr. Leto or his dependents are no longer eligible.) Lastly, Mr. Leto’s unvested equity awards will automatically vest in such a case of termination.

The employment agreement also contains non-disclosure, non-solicitation and non-competition provisions under which Mr. Leto agrees not to disclose any confidential information, not to solicit our employees or our clients, and not to compete with us within a 100 mile radius of Bryn Mawr, PA, subject to certain conditions, for a period of two years following his termination of employment.

No other named executive officers have employment agreements with the Corporation or the Bank.

Equity Based Compensation

Some or all of the named executives have equity awards outstanding under each of the 2007 LTIP and 2010 LTIP.

2004 Plan

Under the 2004 Plan, the Compensation Committee is authorized to grant either incentive stock options or non-qualified stock options to our key employees, including our executive officers and our non-employee directors. The Compensation Committee determines when an option is exercisable in whole or in part. The maximum term of an option is ten years from the date of grant. The exercise price is the last sales price as reported by the Nasdaq Stock Market on the day preceding the date of the grant. Payment for an option may be made in cash or by the delivery of shares of our common stock with a fair market value as of the exercise date equal to the exercise price of the option being exercised. In the event of a change in control, as defined therein, all options granted under the 2004 Plan will immediately vest and become exercisable.

2007 Plan

The 2007 LTIP broadened the types of awards available to stock options, stock grants, performance units, performance shares, restricted stock and restricted stock units. Under the 2007 LTIP, options become immediately exercisable in full if any of the following happen within two (2) years after a change in control:

•	the participant’s employment is terminated without cause;

•	the participant terminates employment with good reason; or

•	the participant’s employment terminates under circumstances that entitle the participant to benefit under the participant’s change in control agreement (more fully described in the section entitled “EXECUTIVE COMPENSATION—Potential Payments Upon Termination Or Change of Control—Payments Upon Change of Control—Change of Control Agreements” on page 48 of this Proxy Statement).

Under the 2007 LTIP, outstanding stock options or stock appreciation rights also become immediately exercisable in full:

•	if we are the surviving entity in a merger and do not make any adjustments necessary to preserve the value of participants’ outstanding stock options or stock appreciation rights; or

•	if we are not the survivor and the surviving entity does not assume the obligations under the 2007 LTIP.

The Compensation Committee may, in its sole discretion, determine that, upon a change in control, a cash payment may be made for any outstanding stock options or stock appreciation rights granted under the 2007 LTIP. The amount payable would be equal to the excess of the fair market value of a share of common stock prior to the change in control over the exercise price of the stock option or stock appreciation right. If a cash payment is made, each related stock option or stock appreciation right would terminate and the participant would have no further rights except the right to receive the cash payment.

2010 Plan

The 2010 LTIP provides for the grant of certain awards to employees, including our officers, officers of our subsidiaries and our directors. The 2010 LTIP further broadened the types of awards available to participants to: incentive stock options, non-qualified stock options (incentive stock options and non-qualified stock options are collectively called “options”), stock appreciation rights (“SAR”), dividend equivalents, performance awards which may be either a number of shares of common stock (“performance shares”) or a cash amount (“performance units”), restricted stock, and restricted stock units.

In 2014, the only type of awards granted under the 2010 LTIP were Performance Units. The Compensation Committee has broad discretion with respect to the terms of performance awards that it grants, including setting objective performance goals that must be met for performance awards. For more information regarding the Performance Awards that were granted in 2014, see “COMPENSATION DISCUSSION AND ANALYSIS—Emphasis on Long-Term Incentives—Equity Grants and Deferred Bonus Plans” at page 31.

As discussed in Proposal 3 in this proxy statement, the Board of Directors is seeking shareholder approval for the approval and adoption of an Amended and Restated 2010 LTIP at the Annual Meeting. See “PROPOSAL 3—TO APPROVE AND ADOPT THE AMENDED AND RESTATED BRYN MAWR BANK CORPORATION 2010 LONG-TERM INCENTIVE PLAN” beginning at page 51 for more information.

As of December 31, 2014, an aggregate maximum of 182,863 shares of common stock remains available for grant under the 2010 LTIP. No shares remain available for grant under the 2004 Plan or 2007 LTIP.

Grants Of Plan Based Awards

The Compensation Committee awarded Performance Awards in 2014 as set forth in the table below:

		Estimated future payouts under equity incentive plan awards		Maximum (#)	All other stock awards: Number of shares of stock or units (#)		Grant date fair value of stock and option awards ($)
Name and Principal Position	Grant Date	Threshold (#)(1)	Target (#)
Frederick C. Peters II,	8/15/14	—	1,500	—	—		22,575
Chief Executive Officer

Francis J. Leto, President and Chief Operating Officer	8/15/14 9/15/14	— —	9,870 —	— —	— 7,500	(2)	148,544 220,050

J. Duncan Smith,	8/15/14	—	5,000	—	—		72,250
Chief Financial Officer

Alison E. Gers,	8/15/14	—	6,000	—	—		90,300
Executive Vice President of the Bank

Joseph G. Keefer,	8/15/14	—	5,000	—	—		72,250
Executive Vice President of the Bank

(1)	With respect to Performance Award, for every 100 basis points that the Corporation’s TSR is behind the Index’s TSR upon the expiration of the 3 year performance period, the amount that will vest will be decreased by 3.33%. As a result, no units will vest if the Corporation’s TSR is 70% or less than the Index’s TSR. See “COMPENSATION DISCUSSION AND ANALYSIS—Emphasis on Long-Term Incentives—Equity Grants and Deferred Bonus Plans” on page 31 of this Proxy Statement.
(2)	Represents 7,500 restricted stock units granted on September 15, 2014 in connection with Mr. Leto’s promotion. (see page 26)

Outstanding Equity Awards At Fiscal Year-End

The following table summarizes the outstanding equity compensation awards of the named executive officers at December 31, 2014:

	Option awards				Stock awards
Name and Principal Position	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Frederick C. Peters II,							21,240	664,812
Chief Executive Officer	30,000	—	18.91	5/12/2015	—	—	—	—
	24,000	—	21.21	12/12/2015	—	—	—	—
	18,000	—	22.00	8/29/2017	—	—	—	—
	18,000	—	24.27	8/18/2018	—	—	—	—
	23,000	—	18.27	8/21/2019	—	—	—	—

	113,000	—

Francis J. Leto,					7,500	234,750	19,870	621,931
President & Chief Operating Officer	3,500	—	21.21	12/12/2015	—	—	—	—
	3,500	—	22.00	8/29/2017	—	—	—	—
	5,264	—	24.27	8/18/2018	—	—	—	—
	11,500	—	18.27	8/21/2019	—	—	—	—

	23,764	—

J. Duncan Smith,							15,000	469,500
Chief Financial Officer	9,000	—	24.27	8/18/2018	—	—	—	—

	9,000	—

Alison E. Gers,							16,000	500,800
Executive Vice President of the Bank	12,000	—	21.21	12/12/2015	—	—	—	—
	9,000	—	22.00	8/29/2017	—	—	—	—
	9,000	—	24.27	8/18/2018	—	—	—	—
	11,500	—	18.27	8/21/2019	—	—	—	—

	41,500	—

Joseph G. Keefer,							15,000	469,500
Executive Vice President of the Bank	12,000	—	21.21	12/12/2015	—	—	—	—
	9,000	—	22.00	8/29/2017	—	—	—	—
	9,000	—	24.27	8/18/2018	—	—	—	—
	11,500	—	18.27	8/21/2019	—	—	—	—

	41,500	—

Option Exercises and Stock Vested

The following table summarizes the option awards that have been exercised and Performance Awards that have vested during the fiscal year ended December 31, 2014.

	Option Awards		Stock Awards
Name and Principal Position	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Frederick C. Peters II,	48,000	306,362	9,870	289,783
Chief Executive Officer

Francis J. Leto,	6,500	56,189	5,000	146,800
President & Chief Operating Officer

J. Duncan Smith,	13,600	112,279	5,000	146,800
Chief Financial Officer

Alison E. Gers,	25,000	228,874	5,000	146,800
Executive Vice President of the Bank

Joseph G. Keefer,	15,000	138,214	5,000	146,800
Executive Vice President of the Bank

Retirement Benefits

Pension Benefits Table

The following table shows the present value of accumulated benefits payable to each of the named executive officers as of December 31, 2014, including the number of years of credited service to each named executive officer under our Pension Plan and Supplemental Plans determined using interest and mortality rate assumptions consistent with those used in our financial statements.

Name and Principal Position	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Frederick C. Peters II,	Pension Plan	7.25	360,604	—
Chief Executive Officer	Supplemental Plan I	7.25	353,290	—
	Supplemental Plan II	14	1,163,464	—

Francis J. Leto,	Pension Plan	—	—	—
President & Chief Operating Officer	Supplemental Plan I	—	—	—
	Supplemental Plan II	—	—	—

J. Duncan Smith,	Pension Plan	3.25	116,781	—
Chief Financial Officer	Supplemental Plan I	3.25	7,084	—
	Supplemental Plan II	8	136,423	—

Alison E. Gers,	Pension Plan	10.25	358,475	—
Executive Vice President of the Bank	Supplemental Plan I	10.25	15,401	—
	Supplemental Plan II	15	308,637	—

Joseph G. Keefer,	Pension Plan	17.25	561,053	—
Executive Vice President of the Bank	Supplemental Plan I	17.25	31,476	—
	Supplemental Plan II	22	342,953	—

401(k) Plan

We maintain a 401(k) Plan for all eligible employees. An employee becomes eligible to participate in our 401(k) Plan at the date of hire. A participant may elect to have his/her compensation reduced and contribute the amount of the reduction on his/her behalf to the 401(k) Plan in an amount not to exceed the applicable yearly dollar limitations (catch up contributions are also permitted). Quarterly, we make a dollar-for-dollar matching contribution of up to 3% of each participant’s base compensation. In any 401(k) Plan year we may make contributions to the participants’ discretionary accounts in the 401(k) Plan from our net profits. Employees may invest their account balances in up to thirty-one outside independent mutual funds, and in our common stock.

As of December 31, 2014, the 401(k) Plan’s related trust held 184,294 shares of our common stock for the benefit of 224 participants (including both active and retired employees). Each participant may elect to receive payment in cash or our common stock.

The Corporation may, in its discretion, make a special class of quarterly, immediately-vested, nonforfeitable, non-matching contributions as a uniform percentage of each plan participant’s Plan Compensation (as defined in the plan). These are called special contributions and management is permitted, in its discretion, to determine the amount of special contributions, if any, from time to time, up to 3% of employees’ gross compensation. A special contribution of 3% was made to the 401(k) plan for all eligible officers and employees on a quarterly basis throughout 2014.

Pension Plan

Certain of our employees have participated in our Pension Plan, which is a defined benefit, qualified, non-contributory pension plan. The Pension Plan was frozen effective March 31, 2008. No new employees have been eligible to participate in the Pension Plan since March 31, 2008, and compensation paid to and service completed by all Pension Plan participants after March 31, 2008, is disregarded in computing accrued benefits under the plan. Benefits under the Pension Plan are paid from a trust and the Bank is the trustee. At retirement, benefits under the Pension Plan are paid monthly. The Pension Plan does not provide for any lump sum payment of benefits unless the present value of accumulated benefits is less than $5,000. The net periodic pension cost is computed on the basis of accepted actuarial methods, which include the current year service cost, and are reported in accordance with Generally Accepted Accounting Principles.

Normal retirement age under the Pension Plan is 65. Each officer’s accrued monthly pension benefit as of March 31, 2008, was calculated as follows: 1.3% of average annual compensation times years of benefit service (with no maximum number of years), plus 0.5% of average annual compensation in excess of covered compensation times years of benefit service (with a maximum of 35 such years). “Average annual compensation” is defined under the Pension Plan to mean the average of the participant’s compensation for the five consecutive plan years in the last 10 years as an eligible employee that produces the highest average, with “compensation” defined as the basic rate of salary paid to the participant, including bonus, overtime and commissions, subject to annual limitations imposed by Section 401(a)(17) of the Internal Revenue Code. “Covered compensation” is the average of the taxable wage bases in effect under Section 230 of the Social Security Act for each calendar year in the thirty-five year period ending with the calendar year in which a participant reached his social security retirement age.

If the participant retires between the ages of 55 and 62 with 15 years of credited service, the amount of the benefit is reduced on a sliding scale. For retirement at age 55, the participant is entitled to 62.3% of the accrued benefits. If a participant retires at age 62 the participant is entitled to 100% of the accrued benefit. Credited years of service under the Pension Plan cannot exceed the participant’s actual years of service. Mr. Keefer and Ms. Gers are is currently eligible for such early retirement benefits.

Supplemental Employee Retirement Plans

We maintain two non-qualified, defined benefit pension plans designed to supplement the benefits earned by certain participants under our qualified Pension Plan. These two plans are our Supplemental Employee Retirement Plan (which we refer to as the First Supplemental Plan) and our Supplemental Employee Retirement Plan for Select Executives (which we refer to as the Second Supplemental Plan).

First Supplemental Plan. In January 1989, we adopted the First Supplemental Plan which we most recently amended effective January 1, 2009. Federal law places certain limitations on the amount of compensation which can be taken into account and the retirement income that can be paid under a pension plan qualified under the Code, such as our Pension Plan. The First Supplemental Plan is a non-qualified plan which was adopted to provide the additional benefit to affected Pension Plan participants which would have been provided under the Pension Plan but for those limitations, as well as to take into account bonuses deferred by Pension Plan participants under the Deferred Bonus Plan for Executives, which amounts are not taken into account as compensation under the Pension Plan’s benefit formula. However, the First Supplemental Plan was frozen effective March 31, 2008, consistent with the freeze of the Pension Plan as of that date.

Second Supplemental Plan. As of January 1, 2014, all of our named executive officers other than Mr. Leto participated in our Second Supplemental Plan. The purpose of the Second Supplemental Plan was to provide its participants with the full level of benefits which would have been provided to them had the qualified Pension Plan not been frozen, and without regard to the limitations on the amount of compensation which could be taken into account and the retirement income which could be provided under a qualified pension plan. The benefit payable to a participant at retirement under the Second Supplemental Plan will be computed under the Pension Plan formula, based on all service and compensation, without regard to the freeze or such limitations, and counting as compensation any bonuses deferred under the Deferred Bonus Plan for Executives, but reduced by the benefits actually accrued by the participant under the frozen Pension Plan and the frozen First Supplemental Plan, and the actuarial equivalent value of the Special Contributions of up to 3% of base salary allocated to the participant under the 401(k) Plan (plus or minus cumulative earnings or losses on those contributions). The Second Supplemental Plan was frozen for all participants other than Mr. Peters as of March 31, 2013.

As of December 31, 2014, Mr. Keefer and Ms. Gers were eligible for early retirement under these Supplemental Plans.

Nonqualified Deferred Compensation

The following table shows information regarding deferred compensation for the named executive officers under our Deferred Bonus Plan for Executives for the year ended December 31, 2014.

Name and Principal Position	Executive Contributions in last FY ($)	Registrant Contributions in last FY ($)(1)	Aggregate Earnings in last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at last FYE ($)
Frederick C. Peters II, Chief Executive Officer	—	—	7,575	—	142,589

Francis J. Leto, President & Chief Operating Officer	—	56,318	—	—	—

J. Duncan Smith, Chief Financial Officer	—	37,816	819	—	16,069

Alison E. Gers, Executive Vice President of the Bank	—	39,853	3,580	—	154,863

Joseph G. Keefer, Executive Vice President of the Bank	—	38,055	—	—	—

(1)	Reflects the dollar amount awarded as part of the 2013 Executive Plan as described on page 32.
(2)	No portion of these earnings were reported on the Summary Compensation Table as they did not result from above-market interest rates.

Deferred Bonus Plan for Executives

Our Deferred Bonus Plan for Executives is a non-qualified plan. The funds are held in a trust administered by the Bank’s Wealth Management Division. Under the plan, the participating executives may earn yields on their deferred compensation based on the yields on one or more different investment funds. As of December 31, 2014, participants were able to select among up to fourteen outside independent mutual funds. The rates of return provided by the mutual funds for the investment options for the year 2014 ranged from 11.38% for the large cap value asset category to (4.15%) for the foreign large blend asset category. The rate of return, positive or negative, on the investment options is based on the actual performance of the mutual funds. Each executive officer who participates in the plan may defer the receipt of his deferred compensation until (a) January of the following year, (b) retirement or other separation from employment, or (c) age 65 if he or she retires at an earlier age under the Pension Plan or the Supplemental Plans. In certain very limited circumstances involving a hardship, as defined in the Deferred Bonus Plan, a participant may request withdrawal of his or her deferred compensation. The right to receive future payments under the plan is an unsecured claim against our general assets.

Potential Payments Upon Termination Or Change Of Control

The information below summarizes the compensation and benefits for each of our named executive officers in the event of a termination of the named executive officer’s employment. Amounts shown are estimates and the actual amounts to be paid can only be determined at the time of the named executive officer’s termination of employment.

Payments upon Termination for Cause or Other Than for Cause—Performance Awards

Under the 2010 LTIP, if we terminate a named executive officer with or without cause as defined in the 2010 LTIP, then the named executive officer forfeits any shares of restricted stock subject to a restricted period or a performance goal.

If, at any time during a restricted period or within two years after the named executive officer ceases employment with the Corporation, the executive officer engages in any activity inimical, contrary or harmful to the interests of the Corporation including, but not limited to the activities set forth below, (i) all unvested shares of restricted stock outstanding pursuant to the Performance Award as of the date on which the activity was engaged in shall be forfeited in their entirety, and (ii) for any restricted stock that has vested pursuant to the Performance Award and been delivered to the executive officer, the executive officer shall pay to the Corporation the market value of the restricted stock on the date of the grant or the day the named executive officer engaged in such activity, whichever is greater. The offending activities may include, but are not limited to:

•	conduct related to the executive officer’s employment for which either criminal or civil penalties against the executive officer may be brought;

•	violations of the Corporation’s policies, including, without limitation, the Corporation’s insider trading policy;

•	solicitation of any customer of the Corporation for business which would result in such customer terminating their relationship with the Corporation;

•	solicitation or inducement of any individual who is an employee or director of the Corporation to leave the Corporation or otherwise terminate their relationship with the Corporation;

•	disclosure or use of any confidential information or material concerning the Corporation in an inappropriate manner; or

•	participation in a hostile takeover attempt.

Payments upon Termination for Cause—Options

If we terminate a named executive officer for cause as defined in the applicable incentive compensation plans, then the named executive officer forfeits all vested and unvested stock option awards. The 2004 Plan and the 2007 LTIP have varied definitions of “Cause,” but common themes include personal dishonesty, willful misconduct, breach of fiduciary duty, failure to perform duties, the willful violation of any law, rule or regulation that results in a loss to us, gross misconduct that is materially and demonstrably injurious to the Corporation or its successor, violation of a judicial order or violation of any confidentiality, non-competition or non-solicitation provision in any agreement with us or any of our subsidiaries. Upon termination for cause, the named executive officer is entitled to receive the following amounts:

•	salary through the date of termination;

•	salary in lieu of unused paid time off; and

•	amounts contributed and accrued under our Deferred Bonus Plan for Executives.

Payment upon Termination Other Than for Cause

Under the 2004 Plan and the 2007 LTIP, if we terminate a named executive officer for reasons other than cause, or the named executive officer voluntarily terminates employment, then in addition to the amounts identified above under “Payments Upon Termination for Cause,” the named executive officer is entitled to:

•	retain all vested stock options (but unvested options become null and void); and

•	severance benefits, if the executive’s position has been eliminated or the executive is terminated without cause. Salary continuation benefits payable to the named executive officers are based on a formula of two weeks’ severance pay for each year of employment, with a minimum of six months’ salary continuation and a maximum of one year salary continuation. We also continue medical benefits during the period when the salary continuation payments are made. The severance pay policy is not based on merit and does not apply if an executive is terminated for lack of performance. We retain discretion whether to pay these benefits.

If we terminate Mr. Peters’ employment for reasons other than cause (absent a change in control), then he is entitled to receive an amount equal to his full salary in effect on the date of termination in bi-weekly installments for two years or until his 65th birthday, whichever occurs first as stipulated in his employment agreement.

If the Bank terminates Mr. Leto’s employment for reasons other than cause (absent a change in control), then he is entitled to receive an amount equal to his full salary in effect on the date of termination in bi-weekly installments for two years as stipulated in his employment agreement.

Payments upon Retirement, Death or Disability—Performance Awards

Under the 2010 LTIP, if a named executive officer’s employment is terminated by reason of normal or late retirement (with the consent of the Compensation Committee), early retirement or a transfer in a spinoff, death, or total and permanent disability (as determined by the Compensation Committee), then the executive officer will receive as vested stock a pro-rated portion of the restricted stock based on the lapse of time since the date of grant, and the remainder of the restricted stock will be forfeited immediately. The pro-rata portion of restricted stock that will vest is determined by a fraction, the numerator of which is the number of calendar months that have elapsed in the restricted period prior to the death, disability or retirement of the named executive officer, and the denominator of which is the number of months in the entire restricted period. The Compensation Committee retains the right to extend the vesting period at their full discretion.

Payments upon Retirement—2004 Plan and 2007 LTIP

Under the 2004 Plan and the 2007 LTIP, when the named executive officer retires, in addition to the items identified above, the named executive officer is entitled to the following:

•	vesting of all outstanding options issued pursuant to the 2004 Plan, which need to be exercised within five years after retirement (or the expiration of the option period, if shorter). Currently, all outstanding options issued under the 2004 Plan are fully vested; and

•	outstanding options issued under the 2007 Long-Term Incentive Plan will vest pursuant to the respective grant and vesting schedule approved by the Compensation Committee.

Payments upon Death

If a named executive officer dies, then in addition to the benefits listed in this “Potential Payments Upon Termination Or Change In Control” section under the headings “Payments upon Termination other than for Cause—Options,” “Payments Upon Retirement, Death or Disability—Performance Awards,” and “Payments Upon Retirement—2004 Plan and 2007 LTIP,” the named executive officer’s beneficiary will receive a benefit payment under our life insurance plan equal to two times the officer’s salary or $200,000, whichever is less.

Payments under Pension Plan and Supplemental Plans

If a named executive officer’s employment is terminated, the named executive officer retains the amounts accrued and vested under our Pension Plan and would receive the same pension benefits as would any other employee. A named executive officer is only eligible for payments under the Supplemental Plans in the event that he or she remains employed by the Bank at the earlier of his or her death or permanent disability, the attainment of his or her normal retirement age under the Pension Plan (age 65), or the attainment of his or her early retirement age (age 55 with fifteen years of credited service). However, the change in control agreements we have entered into with our named executive officers may make the executive officer eligible for increased benefits under the Supplemental Plans if employment is terminated within two years after a change in control of the Corporation. The present value of the accumulated benefits under our Pension Plan and Supplemental Plans for each named executive officer is set forth in the Pension Benefits Table on page 40 of this Proxy Statement.

The following table shows the aggregate dollar amounts that would have been paid to each of the named executive officers if his or her employment were terminated as of December 31, 2014, for each of the following reasons (absent a change in control of the Corporation). The table assumes that each officer was also paid all salary and other benefits through the date of termination of employment.

Name and Principal Position	Termination for Cause ($)	Termination Other than for Cause(1)(2) ($)		Voluntary Termination(2) ($)		Death(3) ($)		Disability(4) ($)
Frederick C. Peters II, Chief Executive Officer	142,589	800,000	(6)	—		360,604	(7)	$200,000	(8)
Francis J. Leto, President and Chief Operating Officer	—	788,123	(9)	788,123	(10)	—		192,500	(11)
J. Duncan Smith, Chief Financial Officer	16,069	127,143	(5)	—		116,741	(7)	—
Alison E. Gers, Executive Vice President of the Bank	154,861	135,954	(5)	—		358,745	(7)	—
Joseph G. Keefer, Executive Vice President of the Bank	—	130,514	(5)	—		561,053	(7)	—

(1)	For cases other than termination due to death or disability.
(2)	Salaries used in calculating the amounts in the table are based on the named executive officer’s base salary at December 31, 2014.
(3)	This column shows only the present value of the accrued benefit for the executive on termination for death. Payments other than insurance would be paid out in the form of a monthly pension payment. Payments under the Supplemental Plans or Pension Plan for participants who have not yet reached normal or early retirement age will be paid in a monthly pension payment at the time the participant would have reached eligibility for normal or early retirement. Each executive is also entitled to a one-time $200,000 death benefit payable by the insurance provider under term life insurance policies we have purchased for each executive, if he or she dies while employed by us.
(4)	This column shows only the cash payments we are obligated to make to an executive on termination for disability. Each executive, other than Mr. Leto, is also covered by a disability insurance policy that will pay a benefit of 70% of base monthly salary to a disabled executive. Please refer to the section titled “EXECUTIVE COMPENSATION—Potential Payments Upon Termination Or Change In Control—Payments Upon Retirement, Death or Disability-Performance Awards” on page 45 of this Proxy Statement for a more complete description of the benefit, which is payable for an indeterminate period.
(5)	Includes severance payments equal to 2 weeks of salary for every year of service up to a maximum of 26 weeks.
(6)	This includes the aggregate dollar amount of Mr. Peters’ annual salary in effect on the date of the termination, payable in bi-weekly installments for two years. This severance payment is provided for in Mr. Peters’ employment contract described more fully at “EXECUTIVE COMPENSATION—Executive Employment Agreement” on page 36.
(7)	In addition to the $200,000 one-time death benefit described in footnote 3 above, the executive would be entitled to the listed amount in pension benefit payments that would become payable to his or her spouse upon the date he or she would have turned 65, assuming his or her spouse survives to that date.
(8)	Represents the cash payment we are obligated to make, in addition to the disability insurance benefits indicated in footnote 4, equal to Mr. Peters’ full salary for the 180-day elimination period under the disability insurance policy. If we cease to provide long-term group disability insurance, we are only obligated to pay his full salary through the last day of the month after his receipt of a notice of termination.
(9)	Includes severance payments pursuant to Mr. Leto’s restrictive covenant agreement with the Bank equal to two years’ salary based on the rate in effect at the time of termination, as well as eighteen months of medical and dental coverage expense.

(10)	Represents the cash payment we are obligated to make pursuant to Mr. Leto’s employment agreement with the Bank, upon his voluntary termination for good reason. The payment equal to two years’ salary, based on the rate in effect at the time of termination, as well as eighteen months of medical and dental coverage expense.
(11)	Represents the maximum cash payment we are obligated to make equal to Mr. Leto’s full salary for the 180-day elimination period under the disability insurance policy. If we cease to provide long-term group disability insurance, we are obligated to pay his full salary through the last day of the 180 day period following the date of his termination.

Payments upon Disability

If a named executive officer becomes disabled, then in addition to the benefits listed in this “EXECUTIVE COMPENSATION—Potential Payments Upon Termination Or Change of Control” section under the headings “Payments upon Termination other than for Cause—Options,” “Payments Upon Retirement, Death or Disability—Performance Awards,” and “Payments Upon Retirement—2004 Plan and 2007 LTIP,” the named executive officer, other than Mr. Leto, will be entitled to a periodic benefit for an indeterminate period equal to 70% of the officer’s base monthly income. Pursuant to the terms of Mr. Peters’ and Mr. Leto’s employment agreements, if their employment had terminated on December 31, 2014, due to disability, they would have been entitled to the payment of his full salary for the 180-day elimination period under the disability insurance policy.

Payments Upon Change of Control—Performance Awards

Upon a change in control, a pro rata portion of all outstanding Performance Awards under the 2010 LTIP are payable ten days after the change in control. The amount payable is determined by assuming that one hundred percent of each Performance Award was earned at the target levels and then multiplying the earned amount by a fraction, the numerator of which is the number of months that have elapsed in the applicable performance period prior to the change in control and the denominator of which is the total number of months in the performance period. The pro rata portion of the Performance Awards that is not payable in accordance with the formula described in the preceding sentence is immediately forfeited.

Payments Upon Change of Control—Change of Control Agreements

We have entered into change in control agreements with each named executive officer. The agreements contain a double trigger for payments. A change of control must occur and the executive officer must be terminated either (a) without cause by us, or (b) by the executive officer for good reason at any time during the two years following the change of control. “Change of control” is defined under the agreements as (a) the acquisition by any person or group of twenty-five percent or more of our outstanding common stock, or (b) incumbent members of our Board cease to be at least a majority of the Board. Benefits under the change in control agreements are listed in the following table.

Change In Control Benefits(1)

Name	3x Salary(2)(7) ($)	Cash Payment for Options(3) ($)	Discretionary Bonus(7) ($)	Payment of accelerated vesting of Performance Stock Units/ Performance Share Awards(4) ($)	Present Value of Increased Pension Benefit(5) ($)	Welfare Benefits(6) for Three Years(7) ($)	Unused Paid Time Off (7) ($)	Career Counseling Services ($)
Frederick C. Peters II, Chief Executive Officer	1,200,000	1,207,490	210,000	664,812	—	58,617	7,762	15,000

Francis J. Leto, President & Chief Operating Officer	1,074,900	254,716	210,000	856,681	—	38,049	6,864	15,000

J. Duncan Smith, Chief Financial Officer	725,930	63,270	60,000	469,500	133,433	36,930	4,636	15,000

Alison E. Gers, Executive Vice President of the Bank	765,000	417,895	180,000	500,800	156,456	50,730	4,885	15,000

Joseph G. Keefer, Executive Vice President of the Bank	730,525	417,895	135,000	469,500	140,070	59,157	4,664	15,000

(1)	The table assumes that a change in control occurred and the named executive officer’s employment with the Corporation terminated as of December 31, 2014. The table further assumes that the Compensation Committee awarded the named executive officer the bonus for the named executive officer’s performance in 2014 listed in the “Summary Compensation Table” set forth on page 35 of this Proxy Statement. The table further assumes that the named executive officer does not obtain full-time employment within three years after his or her termination of employment and therefore welfare benefits and outplacement services are not reduced. Because the assumed termination date is December 31, 2014, the named executive officer is assumed to have received all salary through the date of termination and any 401(k) contribution.
(2)	Calculated based on the named executive officer’s base salary at December 31, 2014.
(3)	Based on the difference between the price of our common stock on December 31, 2014, of $31.30, the last business day prior to the assumed termination of employment, and the exercise price of the options listed in “Outstanding Equity Awards At Fiscal Year-End” beginning on page 39 of this Proxy Statement.
(4)	Based on the difference between the price of our common stock on December 31, 2014, of $31.30, the last business day prior to the assumed termination of employment
(5)	Represents the present value of a non-qualified pension benefit under our Supplemental Plans for three years of credited service. 2014 standard actuarial assumptions were used to calculate the present value of each individual’s increased pension benefit, including a discount rate of 3.70%, assumed retirement age of 65 and the RP-2014 Generational Mortality tables projected using Scale MP-2014.

(6)	Welfare benefits include the cost of continuation of medical, dental, life and disability insurance benefits for 36 whole months after the termination date, on the cost-sharing basis in effect immediately prior to the change of control.
(7)	Actual payments to Executives under the Change in Control Agreements that would constitute an excess parachute payment within the meaning of section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), can, at the election of the employee, be reduced to avoid or to lower the taxation of excess parachute payments under Section 4999 of the Code. These Change of Control Agreements do not provide gross up language that would provide for a higher payment to the employee to reduce the effect of the tax under 4999 of the Code.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers to file reports of their holdings of our common stock with the SEC and with the Nasdaq Stock Market on which our common stock is traded. Based on our records and other information available to us, we believe that no person who was a director, officer or beneficial owner of more than ten percent of any class of equity securities of the Corporation registered pursuant to Section 12 of the Exchange Act at any time during the fiscal year ended December 31, 2014, or prior fiscal years, failed to file on a timely basis any Forms 3, 4 or 5, or any amendments thereto, required to be filed pursuant to Section 16(a) of the Exchange Act.

TRANSACTIONS WITH RELATED PERSONS

Some of our directors and executive officers, members of their immediate families and the companies with which they are associated were our customers and had banking transactions with us in the ordinary course of our business during 2014. All loans and commitments to lend were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other non-affiliated customers. In our opinion, the loans and commitments did not involve more than a normal risk of collectability or present other unfavorable features.

Bruce G. Leto, a brother of our director, President and CEO Francis J. Leto, is a partner of and on the board of directors of Stradley Ronon Stevens & Young, LLP, a law firm headquartered in Philadelphia, Pennsylvania. The firm provides legal services to the Corporation and Bank for which the firm received approximately $599,797 in fees during 2014. Bruce Leto’s indirect interest in these fees was approximately $29,187, computed without regard to the amount of profit or loss.

Our Audit Committee Charter requires our Audit Committee to approve certain related party transactions. Our written Policy on Related Party Transactions establishes procedures for the Audit Committee’s review and approval of related party transactions other than excepted transactions and preapproved transactions. Transactions available to all employees generally and transactions involving less than $120,000 when aggregated with all similar transactions in any calendar year are excepted transactions. The following types of transactions are preapproved transactions:

•	compensation payable to directors or officers if reportable under Item 402 of the SEC’s Regulation S-K;

•	compensation payable to an immediate family member of another director or executive officer, if approved by the Compensation Committee;

•	transactions with another company (including charitable contributions, grants or endowments to a charitable organization) at which a related person’s only relationship is as an employee (other than executive officer), director or less than 10% owner, if the aggregate amount involved does not exceed $200,000 or 5% of that company’s total revenues; and

•	routine banking relationships that otherwise comply with banking laws and regulations.

The Audit Committee is to apply the following standards when it reviews related party transactions for approval:

•	whether the transaction is on terms no less favorable to the Corporation than terms generally available with an unaffiliated third party under similar circumstances;

•	the extent of the related person’s interest in the transaction; and

•	other factors the Committee deems appropriate.

For loan transactions, our written Regulation O Policy requires the Executive Committee to review and approve loan transactions with directors, executive officers and their related interests in accordance with the standards established by Federal Reserve Board Regulation O.

PROPOSAL 3—TO APPROVE AND ADOPT THE AMENDED AND RESTATED

BRYN MAWR BANK CORPORATION 2010 LONG-TERM INCENTIVE PLAN

At the Annual Meeting, shareholders will be presented with a proposal to amend and restate the 2010 Long-Term Incentive Plan (the “2010 Plan”). On April 28, 2010, our shareholders approved the adoption of the 2010 Plan.

On February 27, 2015, our Board adopted, subject to shareholder approval, an amendment and restatement of the 2010 Plan. The material amendments to the 2010 Plan reflected in this proposal are described below under “Material Amendments.” In the discussion of this proposal, we refer to the version of the 2010 Long-Term Incentive Plan in the event that the shareholders approve this proposal as the “Restated Plan.”

The 2010 Plan authorizes the Board to grant certain awards to employees, including our officers, officers of our subsidiaries, and our directors. Approximately sixty (60) employees (including fifty five (55) officers of the Corporation and the Bank), and eleven (11) directors will be eligible to participate in the Restated Plan. The purpose of the 2010 Plan is to promote our success and enhance our value by providing long-term incentives to our directors and employees linking their personal interest to that of our shareholders. The 2010 Plan also increases our ability to motivate, attract and retain the services of employees and directors upon whose judgment, interest and special effort the successful conduct of our operations are largely dependent. The 2010 Plan is designed to give the Board flexibility in structuring awards that will achieve these objectives. The proposed amendment to extend the term and increase the number of shares subject to the 2010 Plan will permit us to continue the plan and make further grants under the plan, thereby allowing us to continue to create incentives for our employees to enhance shareholder value. As of March 12, 2015, there were 139,843 shares available for issuance under the 2010 Plan and the 2010 Plan is scheduled to expire in approximately five years. The Board believes that the number of shares available is not sufficient given our incentive strategy, and the term should be extended to continue the purpose of the 2010 Plan. Accordingly, our Board believes it is in the best interests of the Corporation and the best interests of our shareholders to approve the Restated Plan as proposed.

Material Amendments

The material differences between the 2010 Plan and the Restated Plan are described below. For further information on the terms of the Restated Plan as proposed, we encourage you to refer to the text of the Restated Plan, a copy of which has been filed with this Proxy Statement as Appendix A.

Effect of a Change in Control. The Restated Plan provides that all outstanding performance awards are payable and all restrictions on each participant’s outstanding restricted stock and restricted stock units lapse after a change in control. The 2010 Plan provided that a pro rata portion of all outstanding performance awards under the 2010 Plan are payable and restrictions on a pro rata portion of each participant’s outstanding restricted stock and restricted stock units lapse after a change in control.

Restricted Period. The Restated Plan provides that the period of time restrictions will apply to an award of restricted stock or restricted stock units must be at least one year. The 2010 Plan provided that such period of time restrictions had to apply for at least three years.

Increase in Share Reserve. The number of shares of Common Stock authorized for issuance under the 2010 Plan since its inception is 445,002, and the proposal for the Restated Plan would increase the number authorized by 500,000 shares to 945,002 shares in total. As of March 12, 2015, there were 139,843 shares available for issuance under the 2010 Plan. If this Proposal is approved by shareholders, the 139,843 remaining shares of Common Stock available for grant under the Restated Plan plus the additional 500,000 shares will be used to make additional awards from time to time to eligible participants under the Restated Plan.

Under the 2010 Plan, in the event all or any portion of an award is forfeited or cancelled or expires, the number of shares not issued as a result of such forfeiture, cancellation or expiration become available again for awards under the 2010 Plan. The Restated Plan would provide that the following types of shares under forfeited, cancelled or expired awards would not become available again for awards: shares tendered in payment of a stock option, shares withheld by the Corporation to satisfy any tax withholding obligation, shares repurchased by the Corporation with stock option proceeds, and shares of Common Stock covered by a Stock Appreciation Right (“SAR”), to the extent that it is exercised and settled in shares of Common Stock, and whether or not shares of Common Stock are actually issued to upon exercise of the SAR.

Repricing Prohibited. The Restated Plan provides that it may not be amended to permit the repricing of stock options and SARs, unless the shareholders of the Corporation provide approval for such repricing, and defines the term “repricing” to mean lowering the exercise price of a stock option or the floor value of a SAR, canceling any stock option or SAR in exchange for cash or another award, any action with respect to a stock option or SAR that has the same effect, or any other action that is treated as a repricing under generally accepted accounting principles in the United States. The 2010 Plan prohibited repricing of stock options and SARS, but did not specifically require shareholder approval to amend the 2010 Plan to permit the repricing of stock options and SARs and it did not define the term “repricing.”

Term. The term of the 2010 Plan is set to expire on April 29, 2020 or, if earlier, when all of the shares of common stock subject to the 2010 Plan are distributed or the 2010 Plan is terminated by the Board. The term of the Restated Plan would expire on April 30, 2025 or, if earlier, when all of the shares of common stock subject to the Restated Plan are distributed or the Restated Plan is terminated by the Board.

Maximum Participant Award. The Restated Plan provides that during any consecutive 36-month period, a participant may not receive awards that would result in the participant acquiring stock options or SARs for more than 100,000 shares of common stock, and eliminates from the 2010 Plan limits on the number of other types of awards which could be granted to a participant during any consecutive 36-month period. The 2010 Plan provided that the during any consecutive 36-month period, a participant may not receive awards that would result in the participant acquiring: (a) stock options or SARs for more than 100,000 shares of common stock; (b) more than 100,000 performance shares, shares of restricted stock or restricted stock units; (c) dividend equivalents greater than the number of shares of common stock the participant could receive in connection with the related stock based awards; or (d) performance units with a value exceeding $500,000. In addition, the 2010 Plan provided that during any consecutive 36-month period, a participant who was a non-employee director could not receive awards that, in total, could result in the participant acquiring more than 50,000 shares of common stock.

Clawback. The Restated Plan adds a provision whereby any award shall be subject to the Corporation’s ability to recoup or recover (i.e., clawback) any such award, Common Stock or other consideration previously granted pursuant to (i) any compensation recovery or recoupment policy to be adopted by us from time to time in the future, or (ii) any other applicable law, regulation or stock exchange rule. The 2010 Plan did not contain a clawback provision.

Eligible Directors and Executive Officers’ Interest

Because the directors and executive officers are eligible to receive awards under the Restated Plan, each of them has a personal interest in approval of this proposal. Following the Annual Meeting, and assuming shareholder approval is received, there will be eleven (11) directors on the Board and five (5) non-director executive officers who will be eligible to participate in the Restated Plan.

Summary Of The Restated Plan

The following is a summary of the key provisions of the Restated Plan, which is after giving effect to the amendments to the 2010 Plan proposed in this Proxy Statement. This summary does not purport to be a complete description of all of the provisions of the Restated Plan. The full text of the proposed Restated Plan is set forth in Appendix A to this Proxy Statement. The description below of the Restated Plan is qualified in its entirety by reference to the text of Appendix A.

Administration Of The Restated Plan

The Restated Plan is administered by our Compensation Committee, which is composed of four or more independent directors who are eligible to receive awards under the Restated Plan. Subject to the terms of the Restated Plan, and to such approvals and other authority as the Board may reserve to itself from time to time, the Committee may adopt, amend, or rescind rules and regulations, and make other determinations for carrying out the Restated Plan that the Committee deems necessary or appropriate.

Eligibility

All employees and directors and those of our subsidiaries at the time of the grant of an award are eligible to receive awards under the Restated Plan.

Awards

Awards under the Restated Plan may be in any of the following forms: (a) incentive stock options; (b) non-qualified stock options (incentive stock options and non-qualified stock options are collectively called “options”); (c) SARs; (d) dividend equivalents; (e) performance awards which may be either a number of shares of common stock (“performance shares”) or a cash amount (“performance units”); (f) restricted stock, or (g) restricted stock units. Each award will be evidenced by an award agreement between us and the participant. The award agreement will set forth terms and conditions of the awards as determined by the Compensation Committee consistent with the terms of the Restated Plan.

Performance Awards

General. Performance awards may be a right to receive a number of shares of common stock or a cash amount. The performance shares are of no value to a participant unless and until earned in accordance with the Restated Plan.

Performance Goals. The Committee determines the objective performance goals that must be met for performance awards. Performance goals may include or be based upon any of the following criteria:

•	pretax operating profit;

•	economic value added;

•	consolidated profits expressed as a percent improvement from year to year or as a percentage of total revenue;

•	earnings per share;

•	return on capital;

•	return on investment;

•	return on shareholders’ equity;

•	internal rate of return;

•	efficiency ratio;

•	revenue;

•	working capital;

•	pre-tax segment profit;

•	net profit;

•	net interest margin;

•	earnings before interest and taxes;

•	earnings before interest, taxes, depreciation and amortization;

•	return on assets;

•	growth of loans and/or deposits;

•	market share;

•	business expansions;

•	cash flow;

•	stock price or performance; and

•	total shareholder return.

Performance goals may be absolute in their terms or be measured against other comparable or similar companies. The Committee, in its sole discretion, may modify the performance goals if it determines that circumstances have changed and modification is required to reflect the original intent of the performance goals. However, no change or modification may be made if it increases the amount of compensation payable to any participant who is a “covered employee” within the meaning of Code Section 162(m).

Other Terms and Conditions. The Committee also determines the terms and conditions for any performance award which may include restrictions on the delivery of common stock payable in connection with the performance award and restrictions that could result in the future forfeiture of all or any part of common stock earned.

Non-Transferability. Participants may not sell, transfer, pledge or otherwise dispose of all or any portion of their performance awards during the performance period.

Stock Options And Stock Appreciation Rights

Types of Options. The Committee may grant non-qualified options under the Restated Plan. These options are not intended to be incentive stock options under the provisions of Section 422 of the Code. The Committee also may grant incentive stock options. Incentive stock options will not be granted to any employee who owns, or is deemed under Section 422(d) of the Code to own, stock giving the employee more than ten percent of the total combined voting power of our stock. The fair market value of the shares for incentive stock options which become exercisable for the first time by any participant during any calendar year will not exceed $100,000.

Option Period. The option period will not exceed ten years after the date of grant unless the Committee sets an earlier date.

Exercise Price. The exercise price of the stock option will not be less than the fair market value of a share of common stock on the day preceding the date the option is granted. A participant may pay the exercise price in cash, by delivery of other shares of our common stock owned by the participant or by a broker assisted cashless exercise.

Conditions of Exercise. The Committee will determine the conditions of exercise and the vesting period. The Committee may accelerate the vesting of any options.

Non-Transferability. A participant cannot transfer an option. Options can be transferred by will or the law of descent and distribution. During the participant’s lifetime, the participant or his or her legal representative can exercise an option.

Termination of Employment. When a participant takes normal or late retirement, the participant’s stock options may be exercised for a period of up to five years after the date of termination of his or her employment, but not later than ten years after the date of grant of the stock option. When a participant elects early retirement, is transferred in a spinoff or suffers a total and permanent disability, his or her stock options become null and void unless the Compensation Committee extends the exercise period of the stock options for up to five years after the date of the participant’s termination of employment, not to exceed ten years from the date of grant of the stock option. When a participant dies, the participant’s outstanding stock options will become immediately exercisable and may be exercised within five years after the date of death or the life of the option, whichever is less. If the options are non-qualified options, they must be exercised within one year after the date of death, unless the Committee provides otherwise.

If a participant’s employment terminates for any reason other than death, disability, retirement or cause, then, for options that are vested at the date of termination, the participant’s stock options may be exercised within ninety days after the date of the termination of employment. If a participant’s employment is terminated for cause, the participant’s unexercised vested and unvested stock options become null and void immediately upon termination of employment and may not be exercised.

Repricing Prohibited. The Restated Plan prohibits the repricing of stock options and SARs, and defines “repricing” to mean lowering the exercise price of a stock option or the floor value of a SAR, canceling any stock option or SAR in exchange for cash or another award, any action with respect to a stock option or SAR that has the same effect, or any other action that is treated as a repricing under generally accepted accounting principles in the United States. The Restated Plan also prohibits any amendment of the Restated Plan to permit the repricing of stock options and SARs, unless the shareholders of the Corporation approve such amendment.

Terms and Conditions of Stock Appreciation Rights. A SAR is the right to receive, upon exercise of that right, an amount equal to the difference between the fair market value of one share of common stock on the date of exercise and the exercise price for that right set by the Committee on the date of grant. The Committee establishes the terms and conditions of any SARs. SARs may be paid for in cash, shares of common stock or a combination of the two in the discretion of the Committee. SARs may be granted to participants either alone or in tandem with other awards, including performance awards, stock options and restricted stock. SARs granted in tandem with incentive stock options must be granted at the same time as the incentive stock options are granted. SARs granted in tandem with stock options will terminate when the related stock option terminates or is exercised. Freestanding SARs generally are subject to terms and conditions similar to those for stock options, including the requirements of the maximum period and minimum price.

Restricted Stock And Restricted Stock Units

Restricted stock is common stock granted to a participant subject to terms and conditions, including a risk of forfeiture, established by the Committee. A restricted stock unit is the right to receive one share of common stock at a future date subject to terms and conditions established by the Committee, including a risk of forfeiture.

Terms and Conditions. The Committee establishes the terms and conditions applicable to the award, including the period of time the restrictions will apply to the award. The period of time the restrictions will apply to an award is at least one year. Restricted stock will be represented by a stock certificate registered in the name of the participant. The participant will have the right to enjoy all shareholder rights during the restriction period, except that the participant will not be entitled to receive the stock certificate until the restriction period ends.

Non-Transferability. A participant may not sell, transfer or pledge the common stock during the restriction period unless a transfer by assignment is permitted by the restricted stock award agreement with the participant.

Forfeiture. A breach of any of the terms and conditions established by the Committee for restricted stock will cause a forfeiture of the restricted stock and any dividends withheld.

Termination of Employment. If a participant terminates employment during the restriction period for the participant’s restricted stock or restricted stock units, the awards are forfeited. The Committee may provide for proration or full payout of awards in the event of a termination of employment because of normal or late retirement, early retirement with the consent of the Committee, death, or total and permanent disability.

Dividend Equivalents

The Committee may grant dividend equivalent rights, which are rights to receive an amount equal to the regular cash dividend paid on one share of common stock. Dividend equivalent rights may only be granted in connection with the grant of an award that is based on, but does not consist of, shares of common stock. The number of dividend equivalent rights cannot exceed the number of related stock based units. Dividend equivalents are subject to terms and conditions established by the Committee. Dividend equivalents are payable in cash or shares of common stock, as determined by the Committee, and may be paid currently or deferred.

Change In Control

Definition. The Restated Plan defines “change in control” as (a) the acquisition by any person or group of direct or indirect beneficial ownership of fifty percent of the voting power of our outstanding common stock, (b) incumbent members of the Corporation’s Board cease, for any reason, to constitute a majority of the Board during any two year period, (c) the sale or disposition of all or substantially all of our assets, (d) a merger or consolidation which does not result in the Corporation’s securities outstanding immediately prior to the merger, continuing to represent at least fifty percent of the combined voting power of the surviving entity, or (e) our shareholders approve a plan of complete liquidation. For participants with a change in control agreement with us, a “change in control” for purposes of the Plan is determined by reference to the change in control definition in that agreement. Under our change in control agreements, a change in control means (a) the acquisition by any person or group of 25% or more of our outstanding common stock, or (b) incumbent members of the Corporation’s Board cease to be at least the majority of the Board during any twenty-four month period.

Effect of a Change in Control. Upon a change in control, all outstanding performance awards under the Restated Plan are payable ten days after the change in control. The amount payable is determined by assuming that one hundred percent of each performance award was earned at the target levels.

Upon a change in control, restrictions on each participant’s outstanding restricted stock and restricted stock units lapse and shares not previously distributed are distributed within ten days after the change in control.

Upon a change in control, if the surviving entity does not assume our obligations under this Restated Plan or replace the participant’s outstanding stock options and SARs with stock options and SARs of equal or greater value, then each outstanding stock option and SAR granted under the Plan that has not been exercised or lapsed will become immediately exercisable in full.

In the event of a merger, consolidation, sale of our assets or liquidation, the Committee, or the Committee of any surviving entity, must either (a) make appropriate provisions for the protection of any outstanding stock based awards permitted under this Restated Plan, or (b) declare that all performance awards are deemed earned, that the restriction period of all restricted stock and restricted stock units has been eliminated and that all outstanding stock options and SARs will accelerate and become exercisable in full (subject to certain conditions specified in the Restated Plan).

If a participant’s employment is terminated without cause or the participant terminates employment for “good reason” within two years after a change in control, then outstanding stock options and SARs that have not been exercised or lapsed will become immediately exercisable in full. “Good reason” means a material diminution in a participant’s position, authority, duties or responsibilities, a reduction in salary, a material reduction in the participant’s employee benefits or a relocation to a principal worksite more than forty miles further from the participant’s primary residence than the participant’s principal worksite immediately prior to the change in control.

Adjustment Provisions

The Committee will make appropriate adjustments in the number of shares available for grant and in any outstanding awards, including the size of the award and the exercise price per share of stock options and SARs, to give effect to adjustments made in the number of shares of common stock through a merger, consolidation, recapitalization, reclassification, combination, spin-off, common stock dividend, common stock split or other relevant change.

Shares Again Available

If any award is forfeited or cancelled or expires for any reason, including, but not limited to, the failure to achieve any performance goals, the number of shares not issued under that award that were deducted from the common stock available under the Restated Plan will be restored and may be again used for awards under the Restated Plan. In addition, the following shares shall not be added back to the number of shares available for awards: shares tendered in payment of a stock option, shares withheld by the Corporation to satisfy any tax withholding obligation, shares repurchased by the Corporation with stock option proceeds, and shares of Common Stock covered by a SAR, to the extent that it is exercised and settled in shares of Common Stock, and whether or not shares of Common Stock are actually issued to upon exercise of the SAR.

Maximum Participant Award

During any consecutive 36-month period, a participant may not receive awards that would result in the participant acquiring stock options or SARs for more than 100,000 shares of common stock.

Reduction Of Awards

The Restated Plan provides for a reduction in awards if the excise tax imposed under Section 4999 of the Code on excess parachute payments results in the participant receiving less than the participant would otherwise receive. The reduction is to the amount which maximizes the present value of payments and distributions under the Restated Plan which can be made without causing the payments to be subject to the excise tax.

Amendment And Termination

The Corporation’s Board may amend or terminate the Restated Plan at any time. No amendment will, without further approval of our shareholders, increase the total number of shares of common stock subject to the Restated Plan or make any other change for which shareholder approval is required by law or under the Nasdaq Stock Market rules.

Clawbacks

The Restated Plan provides that any award shall be subject to the Corporation’s ability to recoup or recover (i.e., clawback) any such award, Common Stock or other consideration previously granted pursuant to (i) any compensation recovery or recoupment policy to be adopted by us from time to time in the future, or (ii) any other applicable law, regulation or stock exchange rule.

Federal Income Tax Consequences

The federal income tax consequences for awards granted under the Restated Plan will depend on the type of award. The following discussion provides only a general description of the application of federal income tax laws to certain awards under the Restated Plan based on U.S. federal income tax laws in effect on the date of this proxy statement. The discussion is not intended as tax guidance to participants in the Restated Plan. The summary does not address the effects of other federal taxes (including possible golden parachute or excise taxes) or taxes imposed under state, local or foreign tax laws.

Generally, we will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income that a participant recognizes pursuant to awards, unless we are limited by Section 162(m) of the Code. Generally, ordinary income recognized by a participant who is an employee will be subject to tax withholding by us.

Incentive Stock Options. A participant who receives an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise. The exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option in a transaction where a loss, if sustained, would be recognized, the participant will recognize long-term capital gain or loss equal to the difference between the sales price and the exercise price. If the holding periods are not satisfied, then if the sales price exceeds the exercise price, the participant will recognize capital gain equal to the excess, if any, of the sale price over the fair market value of the shares on the date of exercise and will recognize ordinary income equal to the difference, if any, between the lesser of the sales price or the fair market value of the shares on the exercise date and the exercise price. If the holding periods are not satisfied and if the sales price is less than the exercise price, the optionee will recognize a capital loss equal to the difference between the exercise price and the sales price.

Non-Statutory Stock Options. A participant does not recognize any taxable income at the time a non-statutory stock option is granted. Upon exercise, the participant recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Upon a disposition of the shares by the participant, any difference between the sales price and the exercise price, to the extent not already recognized as taxable income is treated as long-term or short term capital gain or loss depending on the holding period.

Stock Appreciation Rights. A participant who receives a SAR will not recognize income at the time of grant of the SAR. Upon exercise of a SAR, the participant must recognize ordinary income in an amount equal to the value of any cash or shares that the participant receives.

Restricted Shares; Restricted Share Units; Performance Units; Performance Shares; Dividend Equivalents. In general, a participant will not recognize income at the time of grant of restricted shares (i.e., shares which have not “vested”), restricted share units, performance units, performance shares or dividend equivalents unless the participant elects with respect to restricted shares to accelerate income taxation to the date of the award. In this event, a participant would recognize as ordinary income, an amount equal to the excess of the market value of the restricted shares over any amount the participant pays for them (in which case subsequent gain or loss would be capital gains or losses). In the absence of an election to accelerate income taxation with respect to restricted shares to the date of an award, a participant must recognize ordinary income equal to the market value of any “vested” restricted shares in excess of the amount paid for them valued at the date they “vest.” Any cash or unrestricted shares that the participant receives would also be treated as ordinary income.

Section 409A of the Code. If an award constitutes “deferred compensation” under Section 409A of the Code, and the requirements of Section 409A of the Code are not satisfied, an award may be taxable to the participant at 20% above ordinary income tax rates at the time it becomes vested, together with interest at the federal underpayment rate plus 1%.

Payment Of Withholding

The Restated Plan provides that we have the right to require a participant of any award under the Restated Plan to pay us the amount necessary to satisfy our federal, state or local tax withholding obligations for the awards. In the discretion of the Committee, we may withhold the number of shares necessary to satisfy our tax withholding obligation or the participant may deliver to us, owned and unencumbered shares of our common stock having a fair market value equal to or less than the required tax withholding with cash for any remainder.

Term Of The Restated Plan

The Restated Plan will remain in effect for ten years or until all of the shares of common stock subject to the Plan are distributed or the Restated Plan is terminated by the Board as provided in the Restated Plan.

New Plan Benefits

It is not possible at this time to determine the amounts of the awards that may be granted under the Restated Plan in the future, assuming shareholder approval is obtained. The table below shows the awards which would have been granted to each of the listed people and groups of people during 2014 if the Restated Plan had been in effect, based upon the awards granted to such people during 2014 under the 2010 Plan.

Person or Group of People	Type of Award	Number of Shares Underlying Award
Frederick C. Peters II Chief Executive Officer	Performance Awards	1,500

J. Duncan Smith Executive Vice President and Chief Financial Officer	Performance Awards	5,000

Alison E. Gers Executive Vice President	Performance Awards	6,000

Joseph G. Keefer Executive Vice President	Performance Awards	5,000

Francis J. Leto President and COO	Performance Awards Restricted Stock Units	9,870 7,500

All current executive officers as a group	Performance Awards Restricted Stock Units	31,370 10,500

All current directors who are not executive officers as a group	Performance Awards	12,664

All employees, including all current officers who are not executive officers, as a group	Performance Awards	27,150

Equity Compensation Plan Information

Below is information regarding shares authorized under our equity compensation plans as of December 31, 2014.

Plan Category	A. Number of securities to be issued upon exercise of outstanding options, warrants and rights		B. Weighted- average exercise price of outstanding options		C. Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A)
Equity compensation plans approved by shareholders	703,687	(1)	20.94	(3)	270,440	(4)
Equity compensation plans not approved by shareholders	3,000	(2)	—		3,000	(2)
Total	706,687		20.94	(3)	182,843

(1)	Includes shares of our common stock that may be issued upon the exercise of awards granted or rights accrued under the 2004 Plan, 2007 LTIP and 2010 LTIP. See “COMPENSATION DISCUSSION AND ANALYSIS—Compensation Elements We Use to Achieve Our Goal—Emphasis on Long-Term Incentives—Equity Grants and Deferred Bonus Plans” and “EXECUTIVE COMPENSATION—Equity Based Compensation” beginning at pages 31 and 36, respectively.
(2)	Represents shares of common stock underlying Restricted Stock Units granted as an inducement award to Harry R. Madeira in accordance with Nasdaq Listing Rule 5635(c)(4).
(3)	Calculation does not include restricted stock units and stock awards for which, by definition, there exists no exercise price.
(4)	179,843 shares remained available for issuance under the 2010 LTIP, and 90,957 shares remained available for issuance under the Retainer Plan. See “DIRECTOR COMPENSATION—Directors’ Fees” and “EXECUTIVE COMPENSATION—Equity Based Compensation” at pages 19 and 36, respectively, for additional information regarding these plans.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION OF THE AMENDED AND RESTATED BRYN MAWR BANK CORPORATION 2010 LONG-TERM INCENTIVE PLAN .

AUDIT COMMITTEE REPORT

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of our consolidated financial statements in accordance with generally accepted accounting principles. Our independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes, acting in an oversight capacity relying on the information provided to it and on the representations made by management and the independent registered accounting firm.

In connection with the preparation and filing of our Annual Report on Form 10-K for the year ended December 31, 2014, the Audit Committee (a) reviewed and discussed the audited financial statements with our management, (b) discussed with KPMG LLP (“KPMG”), our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 16 (as modified or supplemented), and (c) has received and reviewed the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 (as modified or supplemented) regarding KPMG’s communications with the Audit Committee concerning independence and has discussed with KPMG its independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014 to be filed with the SEC.

Respectfully submitted:

Scott M. Jenkins, Chair

Britton H. Murdoch

Jerry L. Johnson

Wendell F. Holland

PROPOSAL 4—TO RATIFY THE APPOINTMENT OF KPMG AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE CORPORATION

A proposal will be presented at the Annual Meeting to ratify the January  23, 2015 appointment of KPMG as the Corporation’s independent registered public accounting firm for 2015.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed KPMG as the independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2015. KPMG audited our financial statements for the fiscal year ended December 31, 2014. A representative of KPMG is expected to be present at the Annual Meeting to answer questions and will have the opportunity to make a statement, if he or she so desires.

AUDIT AND NON-AUDIT FEES

The aggregate fees billed for professional services by KPMG in 2014 and 2013:

	2014	2013
Audit Fees	$527,500	$486,000
Audit Related Fees	170,000	39,000
Tax Fees	6,950	25,225

Total Fees	$704,450	$550,225

Services Provided by KPMG

Audit Fees. These are fees for professional services performed by KPMG in 2014 and 2013 for the integrated audit, including an audit of our financial statements and internal controls over financial reporting, and review of financial statements included in our Form 10-Q and Form 10-K filings.

Audit Related Fees. These are fees for services performed by KPMG in 2014 and 2013 that are reasonably related to the performance of the audit or review of our financial statements. This includes attestations by the independent registered public accounting firm, and consulting on financial accounting/reporting standards.

Tax Fees. These are fees for professional services performed by the independent registered public accounting firm with respect to tax compliance, tax advice and tax planning. Our Audit Committee has considered whether the provision of the non-audit services is compatible with maintaining the independence of KPMG and determined that to be the case.

Preapproval of Audit and Non-Audit Services

Under our Audit Committee charter, the Audit Committee is required to preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by the independent registered public accounting firm, subject to the de minimus exception for non-audit services under SEC regulations which are approved by the Audit Committee prior to completion. The Audit Committee may also delegate the ability to preapprove audit and permitted non-audited services to a subcommittee consisting of one or more members, provided that any pre-approvals are reported to the full committee at its next scheduled meeting. All services performed by KPMG for us during 2014 were preapproved by the Audit Committee.

In the event the selection of KPMG as our auditor for 2015 is not ratified by the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting, the appointment of the Corporation’s independent registered public accounting firm will be reconsidered by the Audit Committee and the Board.

Proxies solicited by the Board will be voted FOR the ratification of KPMG as the independent registered public accounting firm of the Corporation, unless the shareholders specify a contrary choice in their proxies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE CORPORATION.

SHAREHOLDER PROPOSALS FOR 2015

Shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Corporation’s proxy statement for its 2016 annual meeting of Shareholders must be received by the Corporation no later than November 20, 2015, which is 120 days prior to the anniversary of the date this Proxy Statement was released to shareholders. However, if the date of the 2016 annual meeting shall be changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before the Corporation begins to print and send its proxy materials. Any such proposal and our obligation, if applicable, to include it in our proxy statement will be subject to Rule 14a-8 of the rules and regulations of the SEC. Shareholder proposals for nominees for directors must be submitted to the Chair, Nominating and Corporate Governance Committee, Board of Directors, Bryn Mawr Bank Corporation, P.O. Box 351, Bryn Mawr, PA 19010-3396. Any other proposals should be submitted by certified mail-return receipt requested to the attention of our Corporate Secretary, at our executive office at 801 Lancaster Avenue, Bryn Mawr, PA 19010-3396.

If a shareholder wishes to present a proposal at the 2016 annual meeting but does not intend to have such proposal included in the Corporation’s proxy statement, and such proposal is properly brought before the 2016 annual meeting, then in accordance with Rule 14a-4 under the Exchange Act, if the shareholder has not provided notice of the proposal by February 4, 2016 (or if the date of the meeting has changed more than 30 days from the prior year, a reasonable time before the Company sends its proxy materials), we will have the right to exercise our discretionary voting authority on that proposal. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares with respect to any such shareholder proposal for which the Corporation does not receive timely notice.

OTHER BUSINESS

Management does not know at this time of any other matter which will be presented for action at the Annual Meeting. If any unanticipated business is properly brought before the Annual Meeting, the proxies will vote at their discretion in accordance with their best judgment.

ADDITIONAL INFORMATION

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, containing, among other things, financial statements examined by our independent registered public accounting firm, is being concurrently made available for distribution to our shareholders. The Notice and Access card contains instructions on how to access our proxy statement and our 2014 Annual Report on Form 10-K. The Notice and Access card also contains instructions as to how you can receive a paper or email copy of our proxy materials.

Upon written request of any shareholder, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, including the financial statements and schedules, required to be filed with the SEC may be obtained, without charge, from our Corporate Secretary, Geoffrey L. Halberstadt, 801 Lancaster Avenue, Bryn Mawr, PA 19010-3396. The Annual Report on Form 10-K can also be obtained by going to the Corporation’s website at www.bmtc.com on the Investor Relations—SEC Filings page and clicking on Latest 10-K.

By	Order of the Board of Directors of Bryn Mawr Bank Corporation

GEOFFREY L. HALBERSTADT
Corporate Secretary

APPENDIX A

BRYN MAWR BANK CORPORATION 2010 LONG-TERM INCENTIVE PLAN

(AS AMENDED AND RESTATED EFFECTIVE APRIL 30, 2015)

ARTICLE I

ESTABLISHMENT OF THE PLAN

1.1 PLAN NAME. The name of this plan shall be the “Bryn Mawr Bank Corporation (“Corporation”) 2010 Long-Term Incentive Plan” (hereinafter called the “Plan”).

1.2 EFFECTIVE DATE. This Plan, as hereby amended and restated, shall become effective on April 30, 2015 (the “Effective Date”), subject to its approval by the holders of a majority of the voting power of the shares deemed present and entitled to vote at the Corporation’s Annual Meeting of Shareholders to be held on that date.

1.3 PURPOSE. The purpose of the Plan is to promote the success and enhance the value of the Corporation by providing long-term incentives to directors and employees of the Corporation and its subsidiaries linking their personal interest to that of the Corporation’s shareholders. The Plan is further intended to provide flexibility to the Corporation by increasing its ability to motivate, attract and retain the services of employees and directors upon whose judgment, interest and special effort the successful conduct of the Corporation’s operations are largely dependent.

ARTICLE II

DEFINITIONS

2.1 AWARD. An “Award” is a grant of Stock Options, Stock Appreciation Rights, Dividend Equivalents, Performance Awards, Restricted Stock or Restricted Stock Units under the Plan.

2.2 BOARD. The “Board” is the Board of Directors of the Corporation.

2.3 CAUSE. “Cause” means, (i) the willful and continued failure to substantially perform the Participant’s duties (other than failure resulting from incapacity due to physical or mental illness) after receipt of a written demand for such performance specifically identifying such failure; (ii) the willful engaging by the Participant in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Corporation or its successor; (iii) breach of fiduciary duty, or (iv) breach of any confidentiality, non-compete, non-solicitation agreement, non-disparagement or any other stipulated agreement.

2.4 CHANGE IN CONTROL. A “Change in Control” with respect to any Award has the meaning assigned to the term in the change in control agreement, if any, between the Participant and the Corporation, provided, however, that if there is no such change in control agreement, it shall mean: (a) the acquisition by any Person (as the term “Person” is used for the purposes of Section 13 (d) or 15 (d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of direct or indirect beneficial ownership (within the meaning of Rule 13D promulgated under the Exchange Act) of fifty percent (50%) of the combined voting power of the then outstanding securities of the Corporation entitled to vote in the election of directors (the “Voting Securities”); or (b) during any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Corporation’s shareholders, was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (c) the consummation of (i) the sale or disposition of all or substantially all of the Corporations’ assets, or (ii) a merger or consolidation of the Corporation with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity)

at least fifty percent (50%) of the combined voting power of the Voting Securities of the Corporation (or such surviving entity) outstanding immediately after such merger or consolidation or (d) the shareholders of the Corporation approve a plan of complete liquidation of the Corporation.

However, in no event shall a Change in Control be deemed to have occurred with respect to a Participant, if the Participant is part of a purchasing group which consummates the Change in Control transaction.

2.5 CODE. The “Code” is the Internal Revenue Code of 1986, as amended, and rules and regulations thereunder, as now in force or as hereafter amended.

2.6 COMMITTEE. The “Committee” is the committee described in Section 8.1 hereof.

2.7 COMMON STOCK. “Common Stock” is the common stock, $1.00 par value per share (as such par value may be adjusted from time to time) of the Corporation.

2.8 CORPORATION. The “Corporation” is Bryn Mawr Bank Corporation, a Pennsylvania corporation, and any successor thereof.

2.9 DATE OF GRANT. The “Date of Grant” of an Award is the date designated in the resolution by the Committee as the date of an Award, which shall not be earlier than the date of the resolution and action thereon by the Committee. In the absence of a designated date or a fixed method of computing such date being specifically set forth in the Committee’s resolution, then the Date of Grant shall be the date of the Committee’s resolution or action. In no event shall the Date of Grant of any Award that is authorized by the Committee on or after the Effective Date be earlier than the Effective Date.

2.10 DIRECTOR. A member of the Board or the board of directors of a Subsidiary.

2.11 DIVIDEND EQUIVALENT. A “Dividend Equivalent” is a right to receive an amount equal to the regular cash dividend paid on one share of Common Stock. Dividend Equivalents may only be granted in connection with the grant of an Award that is based on but does not consist of shares of Common Stock (whether or not restricted). The number of Dividend Equivalents so granted shall not exceed the number of related stock-based rights. (For example, the number of Dividend Equivalents granted in connection with a grant of Stock Appreciation Rights may equal the number of such Stock Appreciation Rights, even though the number of shares actually paid upon exercise of those Stock Appreciation Rights necessarily will be less than the number of Stock Appreciation Rights and Dividend Equivalents granted.) Dividend Equivalents shall be subject to such terms and conditions as may be established by the Committee, but they shall expire no later than the date on which their related stock-based rights are either exercised, expire or are forfeited (whichever occurs first). The amounts payable due to a grant of Dividend Equivalents may be paid in cash, either currently or deferred, or converted into shares of Common Stock, as determined by the Committee.

2.12 EXCHANGE ACT. The “Exchange Act” is the Securities Exchange Act of 1934, as amended, and rules and regulations thereunder, as now in force or as hereafter amended.

2.13 FAIR MARKET VALUE. “Fair Market Value” of a share of Common Stock on any date is the last sale price as reported by the NASDAQ Stock Market on the preceding day, but if no sales are reported on that day, for the last preceding day on which a sale was reported.

2.14 GOOD REASON. “Good Reason” means any material diminution of the Participant’s position, authority, duties or responsibilities (including the assignment of duties materially inconsistent with the Participant’s position or a material increase in the time Participant is required by the Corporation or its successor to travel), any reduction in salary or in the Participant’s aggregate bonus and incentive opportunities, any material reduction in the aggregate value of the Participant’s employee benefits (including retirement, welfare and fringe benefits), or relocation to a principal work site that is more than 40 miles further from the Participant’s primary residence than the Participant’s principal work site immediately prior to the Change in Control.

2.15 INCENTIVE STOCK OPTIONS. An “Incentive Stock Option” means a Stock Option granted under the Plan which satisfies the requirements of Section 422 of the Code or such successor provision as may be in effect from time to time.

2.16 NON-QUALIFIED OPTIONS. A “Non-Qualified Option” is a Stock Option under the Plan which is not an Incentive Stock Option intended to satisfy the requirements of Section 422 of the Code or such successor provision as may be in effect from time to time.

2.17 PARTICIPANT. A “Participant” is a person who has been designated as such by the Committee and granted an Award under this Plan pursuant to Article III hereof.

2.18 PERFORMANCE AWARD. A “Performance Award” is a right to either a number of shares of Common Stock (“Performance Shares”) or a cash amount (“Performance Units”) determined (in either case) in accordance with Article IV of this Plan based on the extent to which the applicable Performance Goals are achieved. A Performance Share shall be of no value to a Participant unless and until earned in accordance with Article IV hereof.

2.19 PERFORMANCE GOALS. “Performance Goals” are the performance conditions, if any, established pursuant to Section 4.1 hereof by the Committee in connection with an Award.

2.20 PERFORMANCE PERIOD. The “Performance Period” with respect to a Performance Award is a period of not less than one calendar year or one fiscal year of the Corporation, beginning not earlier than the year in which such Performance Award is granted, which may be referred to herein and by the Committee by use of the calendar or fiscal year in which a particular Performance Period commences.

2.21 PLAN YEAR. The “Plan Year” shall be a fiscal year of the Corporation falling within the term of this Plan.

2.22 RESTRICTED PERIOD. The “Restricted Period” with respect to Restricted Stock is the period of time during which certain restrictions established by the Committee shall apply to the Award, as provided in Section 6.1 of this Plan.

2.23 RESTRICTED STOCK. “Restricted Stock” is Common Stock granted subject to terms and conditions, including a risk of forfeiture, established by the Committee pursuant to Article VI of this Plan.

2.24 RESTRICTED STOCK UNIT. A “Restricted Stock Unit” is a right to receive one share of Common Stock at a future date that has been granted subject to terms and conditions, including a risk of forfeiture, established by the Committee pursuant to Article VI of this Plan.

2.25 RETIREMENT. “Retirement” means, in the case of an employee, termination of employment at or after attainment of age 65, or at an earlier age with the consent of the Committee. In the case of a non-employee Director, “Retirement” means the Director’s cessation of service on the Board pursuant to the then current retirement policy for Directors.

2.26 STOCK APPRECIATION RIGHT. A “Stock Appreciation Right” is a right to receive, upon exercise of that right, an amount, which may be paid in cash, shares of Common Stock or a combination thereof in the discretion of the Committee, equal to the difference between the Fair Market Value of one share of

Common Stock as of the date of exercise and the exercise price for that right as determined by the Committee on the Date of Grant. Stock Appreciation Rights may be granted in tandem with Stock Options or other Awards or may be freestanding.

2.27 STOCK OPTION. A “Stock Option” is a right to purchase from the Corporation at any time not more than ten years following the Date of Grant, one share of Common Stock for an exercise price not less than the Fair Market Value of a share of Common Stock on the Date of Grant, subject to such terms and conditions established pursuant to Article V hereof. Stock Options may be either Non-Qualified Options or Incentive Stock Options.

2.28 SUBSIDIARY. The terms “Subsidiary” or “Subsidiary Corporation” mean any corporation, partnership, joint venture or other entity during any period in which at least fifty percent (50%) voting or profit interest is owned, directly or indirectly, by the Corporation, including all business entities that, at the time in question, are subsidiaries of the Corporation within the meaning of Section 424(f) of the Code.

ARTICLE III GRANTING OF AWARDS TO PARTICIPANTS

3.1 ELIGIBLE PARTICIPANTS. Awards may be granted by the Committee to any employee of the Corporation or a Subsidiary, including any employee who is also a director of the Corporation or a Subsidiary. Awards other than grants of Incentive Stock Options may also be granted to a director of the Corporation who is not an employee of the Corporation or a Subsidiary. References in this Plan to “employment” and similar terms (except “employee”) shall include the providing of services in the capacity of a director. A person who has been engaged by the Corporation for employment shall be eligible for Awards other than Incentive Stock Options, provided such person actually reports for and commences such employment within 90 days after the Date of Grant. Incentive Stock Options may be granted only to individuals who are employees on the Date of Grant.

3.2 DESIGNATION OF PARTICIPANTS. At any time and from time to time during the Plan Year, the Committee may designate the employees and directors of the Corporation and its Subsidiaries eligible for Awards.

3.3 ALLOCATION OF AWARDS. Contemporaneously with the designation of a Participant pursuant to Section 3.2 hereof, the Committee shall determine the size, type and Date of Grant for each Award, taking into consideration such factors as it deems relevant, which may include the following: (a) the total number of shares of Common Stock available for Awards under the Plan; (b) the work assignment or the position of the Participant and its sensitivity and/or impact in relationship to the profitability and growth of the Corporation and its Subsidiaries; and (c) the Participant’s performance in reference to such factors.

The Committee may grant a Participant only one type of Award or it may grant any combination of Awards in whatever relationship one to the other, if any, as the Committee in its discretion so determines.

3.4 NOTIFICATION TO PARTICIPANTS AND DELIVERY OF DOCUMENTS. As soon as practicable after such determinations have been made, each Participant shall be notified of (a) his/her designation as a Participant, (b) the Date of Grant, (c) the number and type of Awards granted to the Participant, (d) in the case of Performance Awards, the Performance Period and Performance Goals, and (e) in the case of Restricted Stock or Restricted Stock Units, the Restriction Period. The Participant shall thereafter be supplied with written evidence of any such Awards.

3.5 AWARD AGREEMENTS. Each Award shall be evidenced by an agreement (an “Award Agreement”), which will be provided to the Participant. Each Award Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE IV PERFORMANCE AWARDS

4.1 ESTABLISHMENT OF PERFORMANCE GOALS. Performance Goals applicable to a Performance Award shall be established by the Committee in its sole discretion on or before the Date of Grant and not more than a reasonable period of time after the beginning of the relevant Performance Period. Such Performance Goals may include or be based upon any of the following criteria: pretax operating contribution; economic value added; consolidated profits of the Corporation expressed as a percent improvement, from year to year, or as a percentage of total revenue; earnings per share; return on capital; return on investment; return on shareholders’ equity; internal rate of return; efficiency ratio; revenue; working capital; pre-tax segment profit; net profit; net interest margin; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; return on assets; growth of loans and/or deposits; market share; business expansions; cash flow; stock price or performance; and total shareholder return. Performance Goals may be absolute in their terms or be measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee, in its sole discretion, may modify the Performance Goals if it determines that circumstances have changed and modification is required to reflect the original intent of the Performance Goals; provided, however, that no such change or modification may be made to the extent it increases the amount of compensation payable to any Participant who is a “covered employee” within the meaning of Code Section 162(m). The Committee may in its sole discretion classify Participants into as many groups as it determines, and as to any Participant relate his/her Performance Goals partially, or entirely, to the measured performance, either absolutely or relatively, of an identified Subsidiary, operating company or test strategy or new venture of the Corporation.

4.2 LEVELS OF PERFORMANCE REQUIRED TO EARN PERFORMANCE AWARDS. At or about the same time that Performance Goals are established for a specific period, the Committee shall in its absolute discretion establish the percentage of the Performance Awards granted for such Performance Period which shall be earned by the Participant for various levels of performance measured in relation to achievement of Performance Goals for such Performance Period.

4.3 OTHER RESTRICTIONS. The Committee shall determine the terms and conditions applicable to any Performance Award, which may include restrictions on the delivery of Common Stock payable in connection with the Performance Award and restrictions that could result in the future forfeiture of all or part of any Common Stock earned. The Committee may provide that shares of Common Stock issued in connection with a Performance Award be held in escrow and/or legended.

4.4 NOTIFICATION TO PARTICIPANTS. Promptly after the Committee has established or modified the Performance Goals with respect to a Performance Award, the Participant shall be provided with written notice of the Performance Goals so established or modified. Performance Awards shall be evidenced by written agreements in such form and not inconsistent with the Plan as the Committee shall in its sole discretion approve from time to time.

4.5 MEASUREMENT OF PERFORMANCE AGAINST PERFORMANCE GOALS. The Committee shall, as soon as practicable after the close of a Performance Period, determine: (a) the extent to which the Performance Goals for such Performance Period have been achieved; and (b) the percentage of the Performance Awards earned as a result.

These determinations shall be absolute and final as to the facts and conclusions therein made and be binding on all parties. Promptly after the Committee has made the foregoing determination, each Participant who has earned Performance Awards shall be notified, in writing thereof. For all purposes of this Plan, notice shall be deemed to have been given the date action is taken by the Committee making the determination. Participants may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of all or any portion of their Performance Awards during the Performance Period, except that Performance Awards may be transferable by assignment by a Participant to the extent provided in the applicable Performance Award agreement.

4.6 TREATMENT OF PERFORMANCE AWARDS EARNED. Upon the Committee’s determination that a percentage of any Performance Awards has been earned for a Performance Period, Participants to whom such earned Performance Awards have been granted and who have been (or were) in the employ of the Corporation or a Subsidiary thereof continuously from the Date of Grant, subject to the exceptions set forth at Section 4.9 and Section 4.10 hereof, shall be entitled, subject to the other conditions of this Plan, to payment in accordance with the terms and conditions of their Performance Awards. Such terms and conditions may permit or require that any applicable tax withholding be deducted from the amount payable. Performance Awards shall under no circumstances become earned or have any value whatsoever for any Participant who is not in the employ of the Corporation or its Subsidiaries continuously during the entire Performance Period for which such Performance Award was granted, except as provided at Section 4.9 or Section 4.10 hereof.

4.7 DISTRIBUTION. Distributions payable pursuant to Section 4.6 above shall be made as soon as practicable after the Committee determines the Performance Awards have been earned unless the provisions of Section 4.8 hereof are applicable to a Participant.

4.8 DEFERRAL OF RECEIPT OF PERFORMANCE AWARD DISTRIBUTIONS. With the consent of the Committee, a Participant who has been granted a Performance Award may by compliance with the then applicable procedures under the Plan irrevocably elect in writing to defer receipt of all or any part of any distribution associated with that Performance Award. The terms of any deferral and the election to defer under this Plan must comply with Section 409A of the Code. The terms and conditions of any such deferral, including but not limited to, the period of time for, and form of, election; the manner and method of payout; the plan and form in which the deferred amount shall be held; the interest equivalent or other payment that shall accrue pending its payout; and the use and form of Dividend Equivalents in respect of stock-based units resulting from such deferral, shall be as determined by the Committee. The Committee may, at any time and from time to time, but prospectively only except as hereinafter provided, amend, modify, change, suspend or cancel any and all of the rights, procedures, mechanics and timing parameters relating to such deferrals. In addition, the Committee may, in its sole discretion, accelerate the payout of such deferrals (and any earnings thereon), or any portion thereof, either in a lump sum or in a series of payments, but under the following conditions only: (a) the Federal tax statutes, regulations or interpretations are amended, modified, or otherwise changed or affected in such a manner as to adversely alter or modify the tax effect of such deferrals; or (b) the Participant suffers or incurs an event that would qualify for a “withdrawal” of contributions that have not been accumulated for two years without adverse consequences on the tax status of a qualified profit-sharing or stock bonus plan under the Federal tax laws applicable from time to time to such types of plans.

4.9 NON-DISQUALIFYING TERMINATION OF EMPLOYMENT. Except for Section 4.10 hereof, the only exceptions to the requirement of continuous employment during a Performance Period for Performance Award distribution are termination of a Participant’s employment by reason of death (in which event the Performance Award may be transferable by will or the laws of descent and distribution only to such Participant’s beneficiary designated to receive the Performance Award or to the Participant’s applicable legal representatives, heirs or legatees), total and permanent disability, with the consent of the Committee, Retirement, or transfer of an executive in a spin-off, with the consent of the Committee, occurring during the Performance Period applicable to the subject Performance Award. In such instance a distribution of the Performance Award shall be made, upon the end of the Performance Period (subject to the Committees determination of the percentage of the Performance Award earned), and 100% of the total Performance Award that would have been earned during the Performance Period, if the Participant had met the requirement of continuous employment during a Performance Period, shall be earned and paid out; provided, however, in a spin-off situation the Committee may set additional conditions, such as, without limiting the generality of the foregoing, continuous employment with the spin-off entity.

4.10 CHANGE IN CONTROL. In the event of a Change in Control, all outstanding Performance Awards under the Plan shall be payable ten days after the Change in Control. The amount payable shall be determined by assuming that 100% of each Performance Award was earned at target levels.

ARTICLE V STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

5.1 NON-QUALIFIED OPTION. Non-Qualified Options granted under the Plan are Stock Options that are not intended to be Incentive Stock Options under the provisions of Section 422 of the Code. Non-Qualified Options shall be evidenced by written agreements in such form and not inconsistent with the Plan as the Committee shall in its sole discretion approve from time to time, which agreements shall specify the number of shares to which they pertain and the purchase price of such shares.

5.2 INCENTIVE STOCK OPTION. Incentive Stock Options granted under the Plan are Stock Options that are intended to be “incentive stock options” under Section 422 of the Code, and the Plan shall be administered, except with respect to the right to exercise options after termination of employment, to qualify Incentive Stock Options issued hereunder as incentive stock options under Section 422 of the Code. An Incentive Stock Option shall not be granted to an employee who owns, or is deemed under Section 424(d) of the Code to own, stock of the Corporation (or of any parent or Subsidiary of the Corporation) possessing more than 10% of the total combined voting power of all classes of stock therein. The aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all incentive stock option plans of the Corporation or any parent or Subsidiary of the Corporation) shall not exceed $100,000. Incentive Stock Options shall be evidenced by written agreements in such form and not inconsistent with the Plan as the Committee shall in its sole discretion approve from time to time, which agreements shall specify the number of shares to which they pertain and the purchase price of such shares.

5.3 OPTION TERMS. Stock Options granted under this Plan shall be subject to the following terms and conditions:

(a) Option Period. Each Stock Option shall expire and all rights to purchase shares thereunder shall cease not more than ten years after its Date of Grant or on such date prior thereto as may be fixed by the Committee, or on such other date as is provided by this Plan in the event of termination of employment, death or reorganization. No Stock Option shall permit the purchase of any shares thereunder during the first year after its Date of Grant, except as provided in Section 5.5 hereof or as otherwise determined by the Committee.

(b) Exercise Price. The purchase price per share payable upon exercise of a Stock Option shall not be less than the Fair Market Value of a share of Common Stock on the Date of Grant of the Stock Option.

(c) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be vested and exercised in whole or in part. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. The Committee may waive any exercise provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exercisable at an earlier date.

(d) Transferability and Termination of Options. During the lifetime of an individual to whom a Stock Option is granted, the Stock Option may be exercised only by such individual and only while such individual is an employee of the Corporation or a Subsidiary and only if the Participant has been continuously so employed by any one or combination thereof since the Date of Grant of the Stock Option, provided, however, that if the employment of such Participant by the Corporation or a Subsidiary Corporation terminates, the Stock Option may additionally be exercised as follows, or in any other manner provided by the Committee, but in no event later than ten years after the Date of Grant of the Stock Option:

(i) if a Participant’s termination of employment occurs by reason of Retirement, such Participant’s Stock Options may be exercised within five years after the date of such termination of employment. If a Participant’s termination of employment occurs by reason of the transfer of a Participant in a spin-off, or by reason of total and permanent disability, as determined by the Committee, without Retirement, then such Participant’s Stock Options shall be exercisable for a period of up to five years after the date of such termination of employment if the Committee consents to such an extension. During the extension period, the right to exercise Stock Options, if any, accruing in installments, shall continue unless the Committee provides otherwise; provided, however, that if the Stock Options are Incentive Stock Options all installments shall be immediately exercisable; and provided further, that the Committee may set additional conditions, such as, without limiting the generality of the foregoing, an agreement to not provide services to a competitor of the Corporation and its Subsidiaries and/or continuous employment with a spin-off entity;

(ii) if a Participant’s termination of employment occurs by reason of death, then such Participant’s outstanding Stock Options shall all become immediately exercisable and may be exercised within five years after the date of death or the life of the option, whichever is less, but in the case of Non-Qualified Options in no event less than one year after the date of death, unless the Committee provides otherwise;

(iii) if a Participant’s termination of employment occurs for any reason other than as specified in Section 5.3(d)(i) or (ii) hereof, the Committee has not approved an extension and Participant’s termination of employment is not for Cause, then, but only with respect to Options that are as of the date of termination vested, such Participant’s Stock Options may be exercised within ninety days after the date of such termination of employment;

(iv) rights accruing to a Participant under Sections 5.3(d)(i) and 5.3(d)(iii) may, upon the death of a Participant subsequent to his/her termination of employment, be exercised by his/her duly designated beneficiary or otherwise by his/her applicable legal representatives, heirs or legatees to the extent vested in and unexercised or perfected by the Participant at the date of his/her death. In the case of Non-Qualified Options, the period for such exercise shall not expire less than one year after the date of the Participant’s death;

(v) if a Participant’s termination of employment occurs for Cause, such Participant’s unexercised vested and unvested Stock Options shall be null and void immediately upon termination of the Participant’s service and may not be exercised; and

(vi) absence on an approved leave of absence communicated to the Committee shall not be deemed a termination or interruption of continuous employment for the purposes of the Plan.

No Stock Option shall be assignable or transferable by the individual to whom it is granted, except that it may be transferable (x) by assignment by the Participant to the extent provided in the applicable option agreement, or (y) by will or the laws of descent and distribution in accordance with the provisions of this Plan. An option transferred after the death of the Participant to whom it is granted may only be exercised by such individual’s beneficiary designated to exercise the option or otherwise by his/her applicable legal representatives, heirs or legatees, and only within the specific time period set forth above and only to the extent vested in and unexercised by the Participant at the date of his/her death, except as provided in Section 5.3(d)(ii).

In no event, whether by the Participant directly or by his/her proper assignee or beneficiary or other representative, shall any option be exercisable at any time after its expiration date as stated in the option agreement, except as provided in Section 5.3(d)(ii) and (iv). When an option is no longer exercisable it shall be deemed for all purposes and without further act to have lapsed and terminated. The Committee may, in its sole discretion, determine solely for the purposes of the Plan that a Participant is permanently and totally disabled, and the acts and decisions of the Committee made in good faith in relation to any such determination shall be conclusive upon all persons and interests affected thereby.

(e) Exercise of Options. An individual entitled to exercise Stock Options may, subject to their terms and conditions and the terms and conditions of the Plan, exercise them in whole or in part by delivery of written notice of exercise to the Corporation at its principal office, specifying the number of whole shares of Common Stock with respect to which the Stock Options are being exercised. Before shares may be issued, payment must be made in full, in legal United States tender, in the amount of the purchase price of the shares to be purchased at the time and any amounts for withholding as provided in Section 10.8 hereof; provided, however, in lieu of paying for the exercise price in cash as described above, the individual may pay (subject to such conditions and procedures as the Committee may establish) all or part of such exercise price by tendering (either actually or by attestation) owned and unencumbered shares of Common Stock acceptable to the Committee and having a Fair Market Value on the date of exercise of the Stock Options equal to or less than the exercise price of the Stock Options exercised, with cash, as set forth above, for the remainder, if any, of the purchase price; provided, further, that the Committee may permit a Participant to elect to pay the exercise price by authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Options and remit to the Corporation a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise. Subject to rules established by the Committee, the withholdings required by Section 10.8 hereof may be satisfied by the Corporation withholding shares of Common Stock issued on exercise that have a Fair Market Value on the date of exercise of the Stock Options equal to or less than the withholding required by Section 10.8 hereof.

(f) Repricing Prohibited. Subject to Sections 5.5, 7.3 and 10.7, outstanding Stock Options granted under this Plan shall not be repriced, and the Plan shall not be amended to permit the repricing of Stock Options, unless the shareholders of the Corporation provide approval for such repricing. The term “repricing” shall mean any of the following or any other action that has the same effect: lowering the exercise price of a Stock Option after it is granted; canceling any Stock Option in exchange for cash or another award; and any other action that is treated as a repricing under generally accepting accounting principles.

5.4 STOCK APPRECIATION RIGHTS. Stock Appreciation Rights may be granted to Participants either alone (“freestanding”) or in tandem with other Awards, including Performance Awards, Stock Options and Restricted Stock. Stock Appreciation Rights granted in tandem with Incentive Stock Options must be granted at the same time as the Incentive Stock Options are granted. Stock Appreciation Rights granted in tandem with any other Award may be granted at any time prior to the earlier of the exercise or expiration of such Award. Stock Appreciation Rights granted in tandem with Stock Options shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Options. The Committee shall establish the terms and conditions applicable to any Stock Appreciation Rights, which terms and conditions need not be uniform but may not be inconsistent with the terms of the Plan. Freestanding Stock Appreciation Rights shall generally be subject to terms and conditions substantially similar to those described in Section 5.3 for Stock Options, including the requirements of 5.3(a), (b) (c) and (f) regarding the maximum period, minimum price and prohibition on repricing.

5.5 CHANGE IN CONTROL. In the event of a Change in Control:

(a) If the Corporation is the surviving entity and any adjustments necessary to preserve the value of the Participant’s outstanding Stock Options and Stock Appreciation Rights have been made, or the Corporation’s successor at the time of the Change in Control irrevocably assumes the Corporation’s obligations under this Plan or replaces the Participant’s outstanding Stock Options and Stock Appreciation Rights with stock options and stock appreciation rights of equal or greater value and having terms and conditions no less favorable to the Participant than those applicable to the Participant’s Stock Options and Stock Appreciation Rights immediately prior to the Change in Control, then such Awards or their replacement awards shall become immediately exercisable in full only if within two years after the Change in Control:

(i) the Participant’s employment is terminated without Cause;

(ii) the Participant terminates employment with Good Reason;

(iii) the Participant’s employment terminates under circumstances that entitle the Participant to benefit under Participant’s change of control agreement or any income continuation benefits under any plan of the Corporation, a Subsidiary, or an entity that is a successor to the Corporation or a Subsidiary as a result of the Change in Control, or that would have entitled the Participant to such benefits if the Participant participated in such plan (for this purpose only, any such plan terminated in connection with the Change in Control shall be taken into account); or

(iv) the Participant’s employment terminates under circumstances that entitle the Participant to income continuation benefits under any change of control agreement or employment agreement between the Participant and the Corporation, a Subsidiary, or any successor thereof.

(b) If 5.5(a) does not apply, then without any action by the Committee or the Board, each outstanding Stock Option and Stock Appreciation Right granted under the Plan that has not been previously exercised or otherwise lapsed and terminated shall become immediately exercisable in full; provided, however, that the Committee, in its sole discretion, and without the consent of any Participant affected thereby, may determine that a cash payment shall be made promptly following the Change in Control in lieu of all or any portion of the outstanding Stock Options and Stock Appreciation Rights granted under this Plan. The amount payable with respect to each share of Common Stock subject to an affected Stock Option and each affected Stock Appreciation Right shall equal the excess of the Fair Market Value of a share of Common Stock immediately prior to such Change in Control over the exercise price of such Stock Option or Stock Appreciation Right. After such a determination by the Committee, each Stock Option and Stock Appreciation Right, with respect to which a cash payment is to be made shall terminate, and the Participant shall have no further rights thereunder except the right to receive such cash payment.

ARTICLE VI RESTRICTED STOCK AND RESTRICTED STOCK UNITS

6.1 RESTRICTION PERIOD. At the time an Award of Restricted Stock or Restricted Stock Units is made, the Committee shall establish the terms and conditions applicable to such Award, including the period of time (the “Restriction Period”) during which certain restrictions established by the Committee shall apply to the Award. The Restriction Period shall be not less than one year. Subject to the foregoing sentence, each such Award, and designated portions of the same Award, may have a different Restriction Period, at the discretion of the Committee. Except as permitted or pursuant to Sections 6.4, 6.5 or 10.7 hereof, the Restriction Period applicable to a particular Award shall not be changed.

6.2 RESTRICTED STOCK TERMS AND CONDITIONS. Restricted Stock shall be represented by a stock certificate registered in the name of the Participant granted such Restricted Stock. Such Participant shall have the right to enjoy all shareholder rights during the Restriction Period except that: (a) the Participant shall not be entitled to delivery of the stock certificate until the Restriction Period shall have expired; (b) the Corporation may either issue shares subject to such restrictive legends and/ or stop-transfer instructions as it deems appropriate or provide for retention of custody of the Common Stock during the Restriction Period; (c) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Common Stock during the Restriction Period, except that it may be transferable by assignment by the Participant to the extent provided in the applicable Restricted Stock Award agreement; (d) a breach of the terms and conditions established by the Committee with respect to the Restricted Stock shall cause a forfeiture of the Restricted Stock, and any dividends withheld thereon, and (e) dividends payable in cash or in shares of stock or otherwise may be either currently paid or withheld by the Corporation for the Participant’s account. At the discretion of the Committee, interest may be paid on the amount of cash dividends withheld, including cash dividends on stock dividends, at a rate and subject to such terms as determined by the Committee.

Provided, however, and the provisions of Section 6.4 to the contrary notwithstanding, in lieu of the foregoing, the Committee may provide that no shares of Common Stock be issued until the Restriction Period is over and further provide that the shares of Common Stock issued after the Restriction Period has been completed, be issued in escrow and/or be legended and that the Common Stock be subject to restrictions including the forfeiture of all or a part of the shares.

6.3 PAYMENT FOR RESTRICTED STOCK. A Participant shall not be required to make any payment for Restricted Stock unless the Committee so requires.

6.4 FORFEITURE PROVISIONS. Subject to Section 6.5, in the event a Participant terminates employment during a Restriction Period for the Participant’s Restricted Stock or Restricted Stock Units, such Awards will be forfeited; provided, however, that the Committee may provide for proration or full payout in the event of (a) Retirement, (b) with the consent of the Committee, a spin-off, (c) death, or (d) total and permanent disability, as determined by the Committee, all subject to any other conditions the Committee may determine.

6.5 CHANGE IN CONTROL. In the event of a Change in Control, restrictions on each Participant’s outstanding Restricted Stock and Restricted Stock Units granted under the Plan will lapse, and any shares not previously distributed shall be distributed within ten days after the Change in Control.

ARTICLE VII

SHARES OF STOCK SUBJECT TO THE PLAN; MAXIMUM AWARDS

7.1 SHARES AVAILABLE. Subject to the other provisions of this Article VII, the maximum total number of shares of Common Stock available for grant as Awards pursuant to the Plan as of and after the Effective Date shall be equal to the sum of (a) 639,843, and (b) 255,691, which is the number of shares subject to outstanding Awards under the Plan immediately prior to the record date for the Corporation’s Annual Meeting which were then subject to forfeiture or not yet exercised should any or all of such shares again be available for Awards under the Plan pursuant to Section 7.2 below. Solely for the purpose of applying the limitation in the preceding sentence and subject to the replenishment and adjustment provisions of Sections 7.2 and 7.3 below, each Award granted under this Plan shall reduce the number of shares available for grant by one share for every one share granted, or, in the case of a Stock Option or Stock Appreciation Right, by the number of shares underlying such Stock Option or Stock Appreciation Right.

Shares available for grant under the Plan may be authorized and unissued shares, treasury shares held by the Corporation or shares purchased or held by the Corporation or a Subsidiary for purposes of the Plan, or any combination thereof. Shares issued upon assumption or conversion of outstanding stock-based awards granted by an acquired company shall be disregarded in applying the limitation set forth in this Section 7.1.

7.2 SHARES AGAIN AVAILABLE. In the event all or any portion of an Award is forfeited or cancelled or expires for any reason, including, but not limited to, the failure to achieve any Performance Goals, the number of shares not issued that were deducted for such Award pursuant to Section 7.1 above shall be restored and may again be used for Awards under the Plan. Notwithstanding the foregoing, (a) shares tendered in payment of a Stock Option, (b) shares withheld by the Corporation to satisfy any tax withholding obligation, or (c) shares repurchased by the Corporation with Stock Option proceeds shall not be added back to the number of shares available for Awards. Further, shares of Common Stock covered by a Stock Appreciation Right, to the extent that it is exercised and settled in shares of Common Stock, and whether or not shares of Common Stock are actually issued to the Participant upon exercise of the Stock Appreciation Right, shall be considered issued or transferred pursuant to the Plan.

Notwithstanding anything in this Section 7.2 to the contrary and solely for purposes of determining whether shares are available for the issuance of Incentive Stock Options, the maximum aggregate number of shares that may be granted under this Plan shall be determined without regard to any shares restored pursuant to this Section 7.2 that, if taken into account, would cause the Plan to fail the requirement under Code Section 422 that the Plan designate the maximum aggregate number of shares that may be issued.

7.3 RELEVANT CHANGE ADJUSTMENTS. Appropriate adjustments in the number of shares available for grant and in any outstanding Awards, including adjustments in the size of the Award and in the exercise price per share of Stock Options and Stock Appreciation Rights, as authorized herein shall be made by the Committee (except as provided in Section 10.7 hereof), to give effect to adjustments made in the number of shares of Common Stock through a merger, consolidation, recapitalization, reclassification, combination, spin-off, common stock dividend, stock split or other relevant change.

7.4 MAXIMUM PER PARTICIPANT AWARD. During any consecutive thirty-six month period, no Participant may receive Stock Options and Stock Appreciation Rights for, in the aggregate, more than 100,000 shares of Common Stock, subject to the adjustments described in Section 7.3.

ARTICLE VIII

ADMINISTRATION

8.1 COMMITTEE. The Plan will be administered by the Compensation Committee of the Board who are appointed from time to time by the Board and who are outside, independent Board members who, in the judgment of the Board, are qualified to administer the Plan as contemplated by (a) Rule 16b-3 of the Securities and Exchange Act of 1934 (or any successor rule), (b) Section 162(m) of the Code, as amended, and the regulations thereunder (or any successor Section and regulations), and (c) any rules and regulations of a stock exchange on which Common Stock is traded. Any member of the Committee administering the Plan who does not satisfy or ceases to satisfy the qualifications set out in the preceding sentence may recuse himself or herself from any vote or other action taken by such Committee.

8.2 POWERS. The Committee shall have and exercise all of the powers and responsibilities granted expressly or by implication to it by the provisions of the Plan. Subject to and as limited by such provisions, the Committee may from time to time enact, amend and rescind such rules, regulations and procedures with respect to the administration of the Plan as it deems appropriate or convenient.

8.3 INTERPRETATION. All questions arising under the Plan, any Award agreement, or any rule, regulation or procedure adopted by the Committee shall be determined by the Committee, and its determination thereof shall be conclusive and binding upon all parties.

8.4 COMMITTEE PROCEDURE. Any action required or permitted to be taken by the Committee under the Plan shall require the affirmative vote of a majority of a quorum of the members of the Committee. A majority of all members of the Committee shall constitute a “quorum” for Committee business. The Committee may act by written determination instead of by affirmative vote at a meeting, provided that any written determination shall be signed by all members of the Committee, and any such written determination shall be as fully effective as a majority vote of a quorum at a meeting.

8.5 DELEGATION. The Committee may delegate all or any part of its authority under the Plan to a subcommittee of directors and/or officers of the Corporation for purposes of determining and administering Awards granted to persons who are not then subject to the reporting requirements of Section 16 of the Exchange Act.

ARTICLE IX

REDUCTION IN AWARDS

9.1 WHEN APPLICABLE. Anything in this Plan to the contrary notwithstanding, the provisions of this Article IX shall apply to a Participant if an independent auditor selected by the Committee (the “Auditor”) determines that each of (a) and (b) below are applicable.

(a) Payments or distributions hereunder, determined without application of this Article IX, either alone or together with other payments in the nature of compensation to the Participant which are contingent on a change in the ownership or effective control of the Corporation, or in the ownership of a substantial portion of the assets of the Corporation, or otherwise (but after any elimination or reduction of such payments under the terms of the Corporation’s income continuance policy, if any), would result in any portion of the payments hereunder being subject to an excise tax on excess parachute payments imposed under Section 4999 of the Code.

(b) The excise tax imposed on the Participant under Section 4999 of the Code on excess parachute payments, from whatever source, would result in a lesser net aggregate present value of payments and distributions to the Participant (after subtraction of the excise tax) than if payments and distributions to the Participant were reduced to the maximum amount that could be made without incurring the excise tax.

9.2 REDUCED AMOUNT. Under this Article IX the payments and distributions under this Plan shall be reduced (but not below zero) so that the present value of such payments and distributions shall equal the Reduced Amount. The “Reduced Amount” (which may be zero) shall be an amount expressed in present value which maximizes the aggregate present value of payments and distributions under this Plan which can be made without causing any such payment to be subject to the excise tax under Section 4999 of the Code. The determinations and reductions under this Section 9.2 shall be made after eliminations or reductions, if any, have been made under the Corporation’s income continuance policy, if any.

9.3 PROCEDURE. If the Auditor determines that this Article IX is applicable to a Participant, the Auditor shall so advise the Committee in writing. The Committee shall then promptly give the Participant notice to that effect together with a copy of the detailed calculation supporting such determination which shall include a statement of the Reduced Amount. The Participant may then elect, in his/her sole discretion, which and how much of the Awards otherwise awarded under this Plan shall be eliminated or reduced (as long as after such election the aggregate present value of the remaining Awards under this Plan equals the Reduced Amount), and shall advise the Committee in writing of his/her election within ten days of his/her receipt of notice. If no such election is made by the Participant within such ten-day period, the Committee may elect which and how much of the Awards shall be eliminated or reduced (as long as after such election their aggregate present value equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Article IX, present value shall be determined in accordance with Section 280G of the Code. All the foregoing determinations made by the Auditor under this Article IX shall be made as promptly as practicable after it is determined that excess parachute payments (as defined in Section 280G of the Code) will be made to the Participant if an elimination or reduction is not made. As promptly as practicable following the election hereunder, the Corporation shall provide to or for the benefit of the Participant such amounts and shares as are then due to the Participant under this Plan and shall promptly provide to or for the benefit of the Participant in the future such amounts and shares as become due to the Participant under this Plan.

9.4 CORRECTIONS. As a result of the uncertainty in the application of Section 280G of the Code at the time of the initial determination by the Auditor hereunder, it is possible that payments or distributions under this Plan will have been made which should not have been made (“Overpayment”), or that additional payments or distributions which will have not been made could have been made (“Underpayment”), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Auditor, based upon the assertion of a deficiency by the Internal Revenue Service against the Corporation or the Participant which the Auditor believes has a high probability of success, determines that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to the Participant which the Participant shall repay together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant if and to the extent such payment would not reduce the amount which is subject to the excise tax under Section 4999 of the Code. In the event that the Auditor, based upon controlling precedent, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid to or for the benefit of the Participant together with interest at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code.

9.5 NON-CASH BENEFITS. In making its determination under this Article IX, the value of any non-cash benefit shall be determined by the Auditor in accordance with the principles of Section 280G(d)(3) of the Code.

9.6 DETERMINATIONS BINDING. All determinations made by the Auditor under this Article IX shall be binding upon the Corporation, the Committee and the Participant.

ARTICLE X

GENERAL PROVISIONS

10.1 AMENDMENT OR TERMINATION OF PLAN. The Board may at any time amend, suspend, discontinue or terminate the Plan (including the making of any necessary enabling, conforming and procedural amendments to the Plan to authorize and implement the granting of Incentive Stock Options or other income tax preferred stock options which may be authorized by federal law subsequent to the effective date of this Plan); provided, however, that no amendment by the Board shall, without further approval of the shareholders of the Corporation, increase the total number of shares of Common Stock which may be made subject to the Plan, except as provided at Section 7.3 hereof, or make any other change for which shareholder approval is required by law or under the applicable rules of the NASDAQ Stock Market. No action taken pursuant to this Section 10.1 of the Plan shall, without the consent of the Participant, alter or impair any Awards which have been previously granted to a Participant except pursuant to Section 10.5 of the Plan.

10.2 NON-ALIENATION OF RIGHTS AND BENEFITS. Except as expressly provided herein, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such right or benefit. If any Participant or beneficiary hereunder should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit hereunder (other than as expressly provided herein), then such right or benefit shall, in the sole discretion of the Committee, cease and in such event the Corporation may hold or apply the same or any or no part thereof for the benefit of the Participant or beneficiary, his/her spouse, children or other dependents or any of them in any such manner and in such proportion as the Committee in its sole discretion may deem proper.

10.3 NO RIGHTS AS SHAREHOLDER. The granting of Awards under the Plan shall not entitle a Participant or any other person succeeding to his/her rights, to any dividend, voting or other right as a shareholder of the Corporation unless and until the issuance of a stock certificate to the Participant or such other person pursuant to the provisions of the Plan and then only subsequent to the date of issuance thereof.

10.4 LIMITATION OF LIABILITY OR OBLIGATION OF THE CORPORATION. As illustrative only of the limitations of liability or obligation of the Corporation and not intended to be exhaustive thereof, nothing in the Plan shall be construed: (a) to give any employee of the Corporation any right to be granted any Award other than at the sole discretion of the Committee; (b) to give any Participant any rights whatsoever with respect to shares of Common Stock except as specifically provided in the Plan; (c) to limit in any way the right of the Corporation or any Subsidiary to terminate, change or modify, with or without Cause, the employment of any Participant at any time; or (d) to be evidence of any agreement or understanding, express or implied, that the Corporation or any Subsidiary will employ any Participant in any particular position at any particular rate of compensation or for any particular period of time.

Payments and other benefits received by a Participant under an Award shall not be deemed part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Corporation or any Subsidiary, unless expressly so provided by such other plan, contract or arrangement or the Committee determines that an Award or portion of an Award should be included to reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

10.5 GOVERNMENT REGULATIONS. Notwithstanding any other provisions of the Plan seemingly to the contrary, the obligation of the Corporation with respect to Awards granted under the Plan shall at all times be subject to any and all applicable laws, rules and regulations and such approvals by any government agencies as may be required or deemed by the Board or Committee as reasonably necessary or appropriate for the protection of the Corporation. In connection with any sale, issuance or transfer hereunder, the Participant acquiring the shares shall, if requested by the Corporation, give assurances satisfactory to counsel of the Corporation that the shares are being acquired for investment and not with a view to resale or distribution thereof and assurances in respect of such other matters as the Corporation may deem desirable to assure compliance with all applicable legal requirements.

10.6 NON-EXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor the submission of the Plan to shareholders of the Corporation for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Corporation or any Subsidiary now has lawfully put into effect, including, without limitation, any retirement, pension, savings, profit sharing or stock purchase plan, insurance, death and disability benefits, and executive short term incentive plans.

10.7 REORGANIZATION. In case the Corporation is merged or consolidated with another corporation, or in case the property or stock of the Corporation is acquired by another corporation, or in case of a separation, reorganization or liquidation of the Corporation (for purposes hereof any such occurrence being referred to as an “Event”), the Committee or a comparable committee of any corporation assuming the obligations of the Corporation hereunder, shall either:

(a) make appropriate provision for the protection of any outstanding stock-based Awards granted thereunder by the substitution on an equitable basis of appropriate stock, stock units, stock options or stock appreciation rights of the Corporation, or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect to the Awards. Stock to be issued pursuant to such substitute awards shall be limited so that the excess of the aggregate fair market value of the shares subject to such substitute awards immediately after such substitution over the purchase price thereof (if any) is not more than the excess of the aggregate fair market value of the shares subject to such substitute awards immediately before such substitution over the purchase price thereof (if any); or

(b) upon written notice to the Participant, declare that all Performance Awards granted to the Participant are deemed earned, that the Restriction Period of all Restricted Stock and Restricted Stock Units has been eliminated and that all outstanding Stock Options and Stock Appreciation Rights shall accelerate and become exercisable in full but that all outstanding Stock Options and Stock Appreciation Rights, whether or not exercisable prior to such acceleration, must be exercised within the period of time set forth in such notice or they will terminate. In connection with any declaration pursuant to this Section 10.7(b), the Committee may, but shall not be obligated to, cause a cash payment to be made to each Participant who holds a Stock Option or Stock Appreciation Right that is terminated in an amount equal to the product obtained by multiplying (x) the amount (if any) by which the Event Proceeds Per Share (as hereinafter defined) exceeds the exercise price per share covered by such Stock Option times (y) the number of shares of Common Stock covered by such Stock Option or Stock Appreciation Right. For purposes of this Section 10.7(b), “Event Proceeds Per Share” shall mean the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per share by the shareholders of the Corporation upon the occurrence of the Event.

10.8 WITHHOLDING TAXES, ETC. All distributions under the Plan shall be subject to any required withholding taxes and other withholdings and, in case of distributions in Common Stock, the Participant or other recipient may, as a condition precedent to the delivery of Common Stock, be required to pay to his/her participating employer the excess, if any, of the amount of required withholding over the withholdings, if any, from any distributions in cash under the Plan. All or a portion of such payment may, in the discretion of the Committee and upon the election of the Participant, be made (a) by withholding from shares that would otherwise be delivered to the Participant a number of shares sufficient to satisfy the remaining required tax withholding or (b) by tendering (either actually or by attestation) owned and unencumbered shares of Common Stock acceptable to the Committee and having a Fair Market Value on the date of tender equal to or less than the remaining required tax withholding. No distribution under the Plan shall be made in fractional shares of Common Stock, but the proportional market value thereof shall be paid in cash.

10.9 GENERAL RESTRICTION. Each Award shall be subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such option and/or right upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with the granting of such Award or the issue or purchase of shares respectively thereunder, such Award may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

10.10 USE OF PROCEEDS. The proceeds derived by the Corporation from the sale of the stock pursuant to Awards granted under the Plan shall constitute general funds of the Corporation.

10.11 DURATION OF PLAN. This Plan shall remain in effect until the earliest of the following events occurs: (a) distribution of all shares of Common Stock subject to the Plan, (b) termination of this Plan pursuant to Section 10.1 hereof, or (c) the tenth anniversary of the Effective Date.

10.12 SEVERABILITY. In the event any provision of this Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

10.13 GOVERNING LAW. To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of the Commonwealth of Pennsylvania and construed accordingly.

10.14 HEADINGS. The headings of the Articles and their subparts in this Plan are for convenience of reading only and are not meant to be of substantive significance and shall not add to or detract from the meaning of such Article or subpart to which it refers.

10.15 STOCK CERTIFICATES. Notwithstanding anything in the Plan to the contrary, to the extent the Plan provides for the issuance of stock certificates to reflect the issuance of shares of Common Stock or Restricted Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange on which the Common Stock is traded.

10.16 CLAWBACKS. Notwithstanding anything to the contrary under the Plan, any Award and any Common Stock or other consideration granted pursuant to any Award under the Plan shall be subject to the Corporation’s ability to recoup or recover any such Award, Common Stock or other consideration previously granted pursuant to (a) any compensation recovery or recoupment policy (i.e., clawback policy) to be adopted by the Corporation from time to time in the future (regardless of whether adopted pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act or otherwise), or (b) any other applicable law, regulation or stock exchange rule, including without limitation, Section 304 of the Sarbanes-Oxley Act of 2002.

10.17 FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

ARTICLE XI

COMPLIANCE WITH SECTION 409A OF THE CODE

11.1 To the extent the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Agreement evidencing such Award will incorporate the terms and conditions required by Section 409A. To the extent applicable, the Plan and Agreement will be interpreted in accordance with Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidelines that may be issued after the Effective Date. Notwithstanding any provisions of the Plan, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A, the Committee may adopt such amendment to the Plan and/or the applicable Agreement or adopt policies and procedures or take any other action or actions, including an action or amendment with retroactive effect, that the Committee determines is necessary or appropriate to (i) exempt the Award from the application of Section 409A or (ii) comply with the requirements of Section 409A. The foregoing authority of the Committee with respect to determinations relating to compliance with Section 409A, shall include without limitation, where the Committee determines it to be appropriate, providing for a 6 month delay in payments to a Specified Employee as defined in Section 409A and the regulations thereunder; implementing adjustments pursuant to Sections 5.5, 7.3 and 10.7 so as not to constitute an impermissible modification under Section 409A and the regulations thereunder; including in any Award Agreement a definition of Separation from Service in lieu of the term termination of employment, or variation thereof, as defined in Section 409A and the regulations thereunder; limiting the discretion of a Participant under Section 9.3, and limiting the use of Dividend Equivalents.

Bryn Mawr Bank Corporation
Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on April 29, 2015.

Vote by Internet
• Go to www.investorvote.com/BMTC
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed in proposal 1 and FOR Proposals 2, 3 and 4.

1.	Election of Directors:								+
NOMINEE CLASS I - TERM TO EXPIRE IN 2019:
		For	Withhold	2.	SAY-ON-PAY:	For	Against	Abstain
	01 - Michael J. Clement	☐	☐		To approve a non-binding advisory vote on executive officer compensation.	☐	☐	☐
	02 - Scott M. Jenkins	☐	☐
	03 - Jerry L. Johnson	☐	☐	3.	AMENDMENT AND RESTATEMENT OF 2010 LONG-TERM INCENTIVE PLAN:
	04 - A. John May, III	☐	☐		To approve and adopt the Amended and Restated Bryn Mawr Bank Corporation 2010 Long-Term Incentive Plan.	☐	☐	☐

				4.	RATIFICATION OF AUDITORS:
					To ratify the appointment of KPMG LLP as the independent registered public accounting firm for Bryn Mawr Bank Corporation for the fiscal year ending December 31, 2015.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign partnership name by an authorized person. If a limited liability company, please sign company name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

                                             01ZTWD

Directions to St. David’s Golf Club:

From turnpike at Valley Forge Exit – Exit at Route 202 South to Swedesford Road exit. Make left onto Swedesford Road. Make a left on Old Eagle School then a left on Upper Gulph Road. Follow approximately a  1/4 mile to Radnor Road and make a right. Follow for about a  1/4 mile and the Club entrance is on the left just before the Valley Forge Military Academy Chapel.

From Schuykill Expressway (Route 76) – Take Blue Route (476) South then follow directions for Blue Route going South.

From Blue Route (Route 476) going South – Take the St. Davids/Villanova exit (13) make a right onto Route 30 and an immediate left onto King of Prussia Road. Follow King of Prussia Road to the third light (Eagle Road). Make a left and follow Eagle Road up to the next light (Radnor Street Road) and make a right. Follow for about an  1/8 mile and the Club entrance is on the right just past the Valley Forge Military Academy Chapel.

From Blue Route (Route 476) going North – Take the St. Davids/Villanova exit (13) and cross over Route 30 onto King of Prussia Road. Follow King of Prussia Road to the third light (Eagle Road). Make a left and follow Eagle Road up to the next light (Radnor Street Road) and make a right. Follow for about an  1/8 mile and the Club entrance is on the right just past the Valley Forge Military Academy Chapel.

From Lancaster Avenue (Route 30) – Traveling east, turn left in Strafford at Eagle Road (Eagle Village Shops, Lukoil Station). Follow through one flashing light to second traffic light (Radnor Street Road). Turn left (you will see sign for Valley Forge Military Academy). Club is approximately  1/8 mile on right side.

From Lancaster Avenue (Route 30) – Traveling west, turn right at King of Prussia Road (just past Blue Route overpass). Go to third traffic light, about one mile, turn left on Eagle Road. Go about  3/4 mile to first traffic light. Turn right past Valley Forge Military Academy to Club entrance  1/4 mile on right.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Bryn Mawr Bank Corporation

ANNUAL SHAREHOLDERS’ MEETING — APRIL 30, 2015

Proxy is Solicited on Behalf of the Board of Directors of Bryn Mawr Bank Corporation

The undersigned shareholder(s) of Bryn Mawr Bank Corporation (the “Corporation”) hereby appoints, Geoffrey L. Halberstadt and Marie D. Connolly as proxies, each with the power to appoint his or her substitute (such proxies together with any duly appointed substitute, “proxies”), and hereby authorizes each of them with the power to appoint his or her substitute, and hereby authorizes each of them to represent, and to vote all the shares of stock of the Corporation held of record by the undersigned on March 12, 2015, at the Corporation’s Annual Meeting of Shareholders to be held at 11:00 A.M. on April 30, 2015 at St. David’s Golf Club, 845 Radnor Street Road, Wayne, Pennsylvania, and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted on in accordance with the directions given by the undersigned shareholder. In the absence of other directions, this proxy will be voted “FOR” all of the nominees listed in proposal 1 and “FOR” proposals 2, 3 and 4. The Proxies are authorized to vote in their discretion as to all other matters that may come before the 2015 Annual Meeting or any adjournment or postponement thereof.

PLEASE PROMPTLY MARK, DATE AND RETURN THIS PROXY CARD USING THE ENCLOSED POSTAGE PAID ADDRESSED ENVELOPE OR VOTE YOUR PROXY BY INTERNET OR TELEPHONE USING THE INSTRUCTIONS ON THE REVERSE SIDE.

(OVER TO VOTE FOR THE PROPOSALS)